================================================================================

                                    INDENTURE


                          Dated as of November 27, 1996

                                      among

                      STATIA TERMINALS INTERNATIONAL N.V.,
                     STATIA TERMINALS CANADA, INCORPORATED,
                                   as Issuers,

                       STATIA TERMINALS CORPORATION N.V.,
                        STATIA TERMINALS DELAWARE, INC.,
                             STATIA TERMINALS, INC.,
                             STATIA TERMINALS N.V.,
                        STATIA DELAWARE HOLDCO II, INC.,
                             SABA TRUSTCOMPANY N.V.,
                       BICEN DEVELOPMENT CORPORATION N.V.,
                        STATIA TERMINALS SOUTHWEST, INC.,
                               W.P. COMPANY, INC.,
                       SEVEN SEAS STEAMSHIP COMPANY, INC.,
               SEVEN SEAS STEAMSHIP COMPANY (SINT EUSTATIUS) N.V.,
                      POINT TUPPER MARINE SERVICES LIMITED,
                        STATIA LABORATORY SERVICES N.V.,
                                STATIA TUGS N.V.
                            as Subsidiary Guarantors,

                                       and

                              MARINE MIDLAND BANK,
                                   as Trustee

                                   ----------

                                  $135,000,000

                 11 3/4% First Mortgage Notes due 2003, Series A

                 11 3/4% First Mortgage Notes due 2003, Series B

================================================================================

                              CROSS-REFERENCE TABLE

 TIA                                                     Indenture
Section                                                   Section
-------                                                  ---------
    310(a)(1).....................................          7.10
       (a)(2).....................................          7.10
       (a)(3).....................................          N.A.
       (a)(4).....................................          N.A.
       (a)(5).....................................          7.10
       (b)........................................          7.10
       (c)........................................          N.A.
    311(a)........................................          7.11
       (b)........................................          7.11
       (c)........................................          N.A.
    312(a)........................................          2.05
       (b)........................................          13.03
       (c)........................................          13.03
    313(a)........................................          7.06
       (b)(1).....................................          7.06
       (b)(2).....................................          7.06
       (c)........................................          7.06; 13.02
       (d)........................................          7.06
    314(a)........................................          4.08; 4.10
       (b)........................................          11.02
       (c)(1).....................................          4.08; 13.04
       (c)(2).....................................          13.04
       (c)(3).....................................          4.08
       (d)........................................          11.04; 11.08
       (e)........................................          13.05
       (f)........................................          N.A.
    315(a)........................................          7.01(b)
       (b)........................................          7.05; 13.02
       (c)........................................          7.01(a)
       (d)........................................          6.05; 7.01(c)
       (e)........................................          6.11
    316(a)(last sentence).........................          2.09
       (a)(1)(A)..................................          6.05
       (a)(1)(B)..................................          6.04
       (a)(2).....................................          N.A.
       (b)........................................          6.07
    317(a)(1).....................................          6.08
       (a)(2).....................................          6.09
       (b)........................................          2.04
    318(a)........................................          13.01
       (c)........................................          13.01

----------
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
                                   ARTICLE ONE

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01      Definitions.......................................
Section 1.02      Incorporation by Reference of TIA.................
Section 1.03      Rules of Construction.............................

                                   ARTICLE TWO

                                 THE SECURITIES

Section 2.01      Form and Dating...................................
Section 2.02      Execution and Authentication......................
Section 2.03      Registrar and Paying Agent........................
Section 2.04      Paying Agent to Hold Assets in Trust..............
Section 2.05      Securityholder Lists..............................
Section 2.06      Transfer and Exchange.............................
Section 2.07      Replacement Securities............................
Section 2.08      Outstanding Securities............................
Section 2.09      Treasury Securities...............................
Section 2.10      Temporary Securities..............................
Section 2.11      Cancellation......................................
Section 2.12      Defaulted Interest................................
Section 2.13      CUSIP Number......................................
Section 2.14      Deposit of Moneys.................................
Section 2.15      Book-Entry Provisions for Global
                    Securities......................................
Section 2.16      Registration of Transfers and
                    Exchanges.......................................
Section 2.17      Designation.......................................

                                  ARTICLE THREE

                                   REDEMPTION

Section 3.01      Notices to Trustee................................
Section 3.02      Selection of Securities to Be
                    Redeemed........................................
Section 3.03      Notice of Redemption..............................
Section 3.04      Effect of Notice of Redemption....................
Section 3.05      Deposit of Redemption Price;
                    Unclaimed Moneys................................
Section 3.06      Securities Redeemed in Part.......................

                                  ARTICLE FOUR

                                    COVENANTS

Section 4.01      Payment of Securities.............................
Section 4.02      Maintenance of Office or Agency...................
Section 4.03      Limitation on Restricted Payments.................
Section 4.04      Limitation on Additional Indebtedness.............
Section 4.05      Corporate Existence...............................
Section 4.06      Payment of Taxes and Other Claims.................
Section 4.07      Maintenance of Properties;
                    Insurance, Books and Records....................
Section 4.08      Compliance Certificate;
                    Notice of Default...............................
Section 4.09      Compliance with Laws..............................
Section 4.10      Reports...........................................
Section 4.11      Waiver of Stay, Extension
                    or Usury Laws...................................
Section 4.12      Limitation on Transactions
                    with Affiliates.................................
Section 4.13      Limitation on Restrictions on
                    Distributions from Subsidiaries.................
Section 4.14      Limitation on Liens...............................
Section 4.15      Limitations on Asset Sales;
                    Offers to Purchase..............................
Section 4.16      Restrictions on Sale of Stock
                    of Subsidiaries.................................
Section 4.17      Restrictions on Sale and
                    Leaseback Transactions..........................
Section 4.18      Limitations on Subsidiary Debt....................
Section 4.19      Impairment of Security Interest...................
Section 4.20      Amendment to Security Documents...................
Section 4.21      Additional Subsidiary Guarantees..................
Section 4.22      Change of Business................................
Section 4.23      Payment of Additional Amounts.....................

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

Section 5.01      Mergers, Consolidations and
                    Sale of Assets..................................
Section 5.02      Successor Corporation Substituted.................

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

Section 6.01      Events of Default.................................
Section 6.02      Acceleration......................................
Section 6.03      Other Remedies....................................

Section 6.04      Waiver of Past Defaults...........................

Section 6.05      Control by Majority...............................
Section 6.06      Limitation on Suits...............................
Section 6.07      Rights of Holders to Receive Payment..............
Section 6.08      Collection Suit by Trustee........................
Section 6.09      Trustee May File Proofs of Claim..................
Section 6.10      Priorities........................................
Section 6.11      Undertaking for Costs.............................
Section 6.12      Rights and Remedies Cumulative....................
Section 6.13      Delay or Omission Not Waiver......................
Section 6.14      Change of Control.................................

                                  ARTICLE SEVEN

                                     TRUSTEE

Section 7.01      Duties of Trustee.................................
Section 7.02      Rights of Trustee.................................
Section 7.03      Individual Rights of Trustee......................
Section 7.04      Trustee's Disclaimer..............................
Section 7.05      Notice of Default.................................
Section 7.06      Reports by Trustee to Holders.....................
Section 7.07      Compensation and Indemnity........................
Section 7.08      Replacement of Trustee............................
Section 7.09      Successor Trustee by Merger, Etc..................
Section 7.10      Eligibility; Disqualification.....................
Section 7.11      Preferential Collection of Claims
                    Against Issuers.................................

                                  ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.01      Termination of Issuers' Obligations...............
Section 8.02      Application of Trust Money........................
Section 8.03      Repayment to the Issuers..........................
Section 8.04      Reinstatement.....................................

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01      Without Consent of Holders........................
Section 9.02      With Consent of Holders...........................
Section 9.03      Compliance with TIA...............................
Section 9.04      Revocation and Effect of Consents.................
Section 9.05      Notation on or Exchange of Securities.............
Section 9.06      Trustee to Sign Amendments, Etc...................

                                   ARTICLE TEN

                                   GUARANTEES

Section 10.01     Unconditional Guarantee...........................
Section 10.02     Severability......................................
Section 10.03     Limitation of Subsidiary
                    Guarantor's Liability...........................
Section 10.04     Contribution......................................
Section 10.05     Waiver of Subrogation.............................
Section 10.06     Execution of Guarantee............................
Section 10.07     Waiver of Stay, Extension
                    or Usury Laws...................................

                                 ARTICLE ELEVEN

                               SECURITY DOCUMENTS

Section 11.01     Collateral and Security Documents.................
Section 11.02     Recording, Etc....................................
Section 11.03     Certain Dispositions of
                    Collateral Without Release......................
Section 11.04     Release of Collateral.............................
Section 11.05     Eminent Domain and Other
                    Governmental Takings............................
Section 11.06     Trust Indenture Act Requirements..................
Section 11.07     Suits to Protect the Collateral...................
Section 11.08     Purchaser Protected...............................
Section 11.09     Powers Exercisable by Receiver
                    or Trustee......................................
Section 11.10     Disposition of Obligations Received...............
Section 11.11     Determinations Relating to Collateral.............
Section 11.12     Renewal and Refunding.............................
Section 11.13     Release upon Termination of
                    the Issuers' Obligations........................
Section 11.14     Certain Actions by Trustee........................

                                 ARTICLE TWELVE

                           APPLICATION OF TRUST MONEYS

Section 12.01     "Trust Moneys" Defined............................
Section 12.02     Retirement of Securities..........................
Section 12.03     Withdrawals of Insurance Proceeds
                    and Condemnation Awards.........................
Section 12.04     Withdrawal of Trust Moneys for
                    Reinvestment....................................
Section 12.05     Powers Exercisable Notwithstanding

                  Event of Default..................................
Section 12.06     Powers Exercisable by Trustee
                    or Receiver.....................................
Section 12.07     Disposition of Securities Retired.................

Section 12.08     Investment of Trust Moneys........................

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

Section 13.01     TIA Controls......................................
Section 13.02     Notices...........................................
Section 13.03     Communications by Holders with
                    Other Holders...................................
Section 13.04     Certificate and Opinion as to
                    Conditions Precedent............................
Section 13.05     Statements Required in Certificate
                    or Opinion......................................
Section 13.06     Rules by Trustee, Paying Agent,
                    Registrar.......................................
Section 13.07     Legal Holidays....................................
Section 13.08     Governing Law.....................................
Section 13.09     No Adverse Interpretation of
                    Other Agreements................................
Section 13.10     No Recourse Against Others........................
Section 13.11     Successors........................................
Section 13.12     Duplicate Originals...............................
Section 13.13     Severability......................................


Signatures .........................................................


Exhibit A         -       Form of Series A Security
Exhibit B         -       Form of Series B Security
Exhibit C         -       Form of Legend for Global Securities
Exhibit D         -       Transfer Certificate
Exhibit E         -       Transferee Certificate for Institutional
                            Accredited Investors
Exhibit F         -       Transferee Certificate for Regulation S
                            Transfers
Exhibit G         -       Form of Netherlands Antilles Mortgage
Exhibit H         -       Form of Canadian Mortgage and Security
                            Agreement (Fixed and Floating Charge
                            Debenture, together with Debenture
                            Delivery Agreement relating thereto)
Exhibit I-1       -       Form of Netherlands Antilles Securities
                            Pledge Agreement

Exhibit I-2       -       Form of Canadian Securities Pledge Agreement
Exhibit J         -       Form of United States Securities Pledge and
                            Security Agreement
Exhibit K-1       -       Form of Netherlands Antilles Security
                            Agreement (Fiduciary Transfer of Tangible
                            Assets)

Exhibit K-2       -       Form of Netherlands Antilles Security
                            Agreement (Fiduciary Assignment of
                            Intangible Assets)
Exhibit L         -       Form of Additional Lender Intercreditor
                            Agreement


Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

            INDENTURE dated as of November 27, 1996, among Statia Terminals International N.V., a Netherlands Antilles corporation ("Statia"), Statia Terminals Canada, Incorporated, a corporation organized under the laws of Nova Scotia ("Statia Canada"; and together with Statia, the "Issuers"), as Issuers, Statia Terminals, N.V., a Netherlands Antilles corporation, Statia Delaware HoldCo II, Inc., a Delaware corporation, Saba Trustcompany N.V., a Netherlands Antilles corporation, Bicen Development Corporation N.V., a Netherlands Antilles corporation, Point Tupper Marine Services Limited, a corporation organized under the laws of Nova Scotia, Statia Terminals Delaware, Inc., a Delaware corporation, Statia Terminals, Inc., a Delaware corporation, Statia Terminals Corporation N.V., a Netherlands Antilles corporation, Statia Terminals Southwest, Inc., a Texas corporation, W.P. Company, Inc., a Delaware corporation, Seven Seas Steamship Company, Inc., a Florida corporation, Seven Seas Steamship Company (Sint Eustatius) N.V., a Netherlands Antilles corporation, Statia Laboratory Services N.V., a Netherlands Antilles corporation, Statia Tugs N.V. as Subsidiary Guarantors, and Marine Midland Bank, as Trustee (the "Trustee").

            The Issuers have duly authorized the creation of an issue of 11 3/4% First Mortgage Notes due 2003, Series A, and 11 3/4% First Mortgage Notes due 2003, Series B, to be issued in exchange for the 11 3/4% First Mortgage Notes due 2003, Series A, pursuant to the Registration Rights Agreement and, to provide therefor, the Issuers and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities, when duly issued and executed by the Issuers and authenticated and delivered hereunder, and the Guarantees the valid joint and several obligations of the Issuers and the Subsidiary Guarantors, respectively, and to make this Indenture a valid and binding agreement of the Issuers and each of the Subsidiary Guarantors, have been done.

            The Trustee is entering into this Indenture acting for the benefit of itself as well as for the benefit of the Holders of the Securities. Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

            "Access Intercreditor Agreements" means, collectively, (i) the Access, Use and Intercreditor Agreement, dated November 27, 1996, by and between the Trustee and Congress Financial Corporation (Florida) and (ii) the Access, Use and Intercreditor Agreement, dated November 27, 1996, by and between the Trustee and Congress Financial Corporation (Canada), in each case, as such agreements may be amended, supplemented, modified or replaced from time to time.

            "Accounts Receivable" shall have the meaning ascribed to the term "Accounts" in the Access Intercreditor Agreements.

            "Acquired Indebtedness" of any Person means (a) with respect to any other Person that becomes a direct or indirect Subsidiary of the referent Person after the date of this Indenture, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Subsidiary of the referent Person that was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the referent Person and (b) with respect to the referent Person or any of its Subsidiaries, any Indebtedness assumed by the referent Person or any of its Subsidiaries in connection with the acquisition of an asset from another Person that was not incurred by such other Person in connection with, or in contemplation of, such acquisition.

            "Additional Amounts" has the meaning ascribed to such term in
Section 4.23(a).

            "Additional Lender Intercreditor Agreement" means an Intercreditor Agreement substantially in the form of Exhibit L to this Indenture, as such agreement may be amended, supplemented, modified or replaced from time to time.

            "Additional Secured Indebtedness" means Indebtedness of the Issuers and their Restricted Subsidiaries incurred pursuant to the first paragraph of
Section 4.04, the principal amount of which shall not exceed an amount equal to the liquidation preference of Parent's then outstanding Series C Preferred Stock, plus accrued and unpaid dividends, if any, thereon.

            "Affiliate" of any Person means any Person (i) which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person, (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of the referent Person or (iii) of which 10% or more of the Voting Stock (or, in the case of a Person which is not a corporation, 10%

or more of the equity interest) is beneficially owned or held by the referent Person. For purposes of this definition, control of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

            "Affiliate Transaction" has the meaning ascribed to such term in
Section 4.12.

            "Asset Sale" for any Person means the sale, transfer or other disposition or series of sales, transfers or other dispositions (including without limitation by merger or consolidation (other than a merger or consolidation subject to the covenant described in Section 5.01 of this Indenture) and whether by operation of law or otherwise) of any of that Person's assets (including without limitation the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or by such Subsidiary), whether owned on the date of this Indenture or subsequently acquired, outside of the ordinary course of business, excluding, however, (i) any sale, transfer or other disposition between Statia and any of its Wholly-Owned Restricted Subsidiaries, provided that in the event any assets which constitute a portion of the Collateral are so sold, transferred or disposed of, Statia or the appropriate Wholly-Owned Restricted Subsidiary, as the case may be, shall acquire such Collateral subject to the Lien of this Indenture and the Security Documents and shall take or cause to be taken all action necessary or appropriate to maintain, preserve and protect the Security Interest in such Collateral granted by the Security Documents, (ii) any sale, transfer or other disposition, or series of sales, transfers or other dispositions, of assets not constituting Collateral having a purchase price or transaction value, as the case may be, of $100,000 or less, provided that no Default or Event of Default exists at the time of such sale, transfer or disposition, (iii) any sale, transfer or disposition by Statia or any Wholly-Owned Restricted Subsidiary of its Accounts Receivable, (iv) the destruction of all or any portion of the Collateral or the taking of all or any portion of the Collateral by eminent domain and (v) any sale, transfer or other disposition of the ship called the M/V Megan D. Gambarella, the assets comprising the Brownsville Facility or the Capital Stock of Statia Terminals Southwest, Inc. or HoldCo II.

            "Attributable Indebtedness" of any Person, when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, property subject to such Sale and Leaseback Transaction and the present value (discounted at a rate equivalent to Statia's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

            "Bankruptcy Law" means Title 11, U.S. Code, the Netherlands Antilles

Bankruptcy Decree (het Faillissementsbesluit) and the Bankruptcy and Insolvency Act, Canada, or any similar federal, provincial, state or foreign law for the relief of debtors.

            "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

            "Board Resolution" of any Person means a duly adopted resolution of the Board of Directors of such Person and certified to be in full force and effect in an Officers' Certificate of such Person delivered to the Trustee.

            "Brownsville Facility" means the facilities located in Brownsville, Texas, at which Statia and its Restricted Subsidiaries conduct their business.

            "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

            "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (including without limitation common stock, preferred stock and partnership, membership and other equity interests) of such Person.

            "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

            "Cash" means United States dollars, Canadian dollars or Netherlands Antilles guilders.

            "Castle Harlan Agreement" means the management agreement between Castle Harlan, Inc. and Parent dated as of the Issue Date.

            "Change of Control" means the occurrence of any of the following:
(i) the consummation of any transaction the result of which is (x) if such transaction occurs prior to the first sale of Common Equity of Statia or Parent pursuant to a registration statement under the Securities Act that results in at least 25% of the then outstanding Common Equity of Statia or Parent having been sold to the public, that the Principals and their Related Parties beneficially own less than, directly or indirectly, 51% of the Common Equity of Statia or Parent, and (y) if such transaction occurs thereafter, that any Person or group (as such term is used in Section 13(d)(3) of the Exchange
Act) (other than the Principals and their Related Parties) owns, directly or indirectly, a majority of the Common Equity of Statia or Parent, or (ii) the first date on which any Person or Group (as defined above) other than the Principals and their Related Parties shall have elected, or caused to be elected, a sufficient number of its or their nominees to the Board of Directors of Statia or Parent such that the nominees so elected (regardless of when elected) shall collectively constitute a majority of the Board of Directors of Statia or Parent or (iii) Statia or Parent consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Statia or Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of Statia or Parent, as the case may be, is converted into or exchanged for Cash, securities or other property, other than any such transaction where the outstanding Voting Stock of Statia or Parent, as the case may be, is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and the beneficial owners of the Voting Stock of Parent immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction.

            "Change of Control Offer" has the meaning ascribed to that term in
Section 6.14(a).

            "Change of Control Purchase Date" has the meaning ascribed to that term in Section 6.14(a).

            "Change of Control Purchase Notice" has the meaning ascribed to that term in Section 6.14(b).

            "Change of Control Purchase Price" has the meaning ascribed to that term in Section 6.14(a).

            "Collateral" means, collectively, all of the property and assets that from time to time are subject to the Lien of the Security Documents.

            "Collateral Account" means the collateral account to be established pursuant to Section 12.01 of this Indenture.

            "Collateral Asset Sale" has the meaning ascribed to that term in
Section 4.15(a).

            "Collateral Asset Sale Offer" has the meaning ascribed to that term in Section 4.15(a).

            "Commission" means the Securities and Exchange Commission.

            "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors or managing directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, members, managers or others that will control the management and policies of such Person.

            "Consolidated Amortization Expense" of any Person for any period means the amortization expense of such Person and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

            "Consolidated Depreciation Expense" of any Person for any period means the depreciation expense of such Person and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

            "Consolidated Fixed Charge Coverage Ratio" of any Person means, with respect to any determination date, the ratio of (i) EBITDA for such Person's prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date, to (ii) the aggregate Fixed Charges of such Person for such four fiscal quarters; provided, however, that if any calculation of Statia's Consolidated Fixed Charge Coverage Ratio requires the use of any quarter beginning prior to the date of this Indenture, such calculation shall be made on a pro forma basis, giving effect to the issuance of the Securities and the use of the net proceeds therefrom as if the same had occurred at the beginning of the four-quarter period used to make such calculation; and provided, further, that if any such calculation requires the use of any quarter prior to the date that any Asset Sale was consummated, or that any Indebtedness was incurred, or that any acquisition was effected, by Statia or any of its Restricted Subsidiaries, such calculation shall be made on a pro forma basis, giving effect to each such Asset Sale, incurrence of Indebtedness or acquisition, as the case may be, and the use of any proceeds therefrom, as if the same had occurred at the beginning of the four-quarter period used to make such calculation.

            "Consolidated Income Tax Expense" means, for any Person for any period, the provision for taxes based on income and profits of such Person and its Restricted Subsidiaries to the extent such income or profits were included in computing Consolidated Net Income of such Person for such period.

            "Consolidated Interest Expense" means, without duplication, with respect to any Person for any period, the sum of the interest expense on all Indebtedness of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without limitation (i) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness, (ii) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, (iii) the net costs associated with Hedging

Obligations, (iv) amortization of other financing fees and expenses, (v) the interest portion of any deferred payment obligations, (vi) amortization of debt discount or premium, if any, (vii) all other non-cash interest expense, (viii) capitalized interest, (ix) all interest payable with respect to discontinued operations, and (x) all interest on any Indebtedness of any other Person guaranteed by the referent Person or any of its Restricted Subsidiaries.

            "Consolidated Net Income" of any Person for any period means the net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication: (i) the net income (or loss) of any Person (other than a Restricted Subsidiary of the referent Person) in which any Person other than the referent Person has an ownership interest, except to the extent that any such income has actually been received by the referent Person or any of its Wholly-Owned Restricted Subsidiaries in the form of cash dividends during such period; (ii) except to the extent includible in the consolidated net income of the referent Person pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary of the referent Person or is merged into or consolidated with the referent Person or any of its Restricted Subsidiaries or (b) the assets of such Person are acquired by the referent Person or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary of the referent Person during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income
(a) is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period or (b) would be payable as Taxes as a result of such dividend or distribution; (iv) any gain (but not loss), together with any related provisions for taxes on any such gain, realized during such period by the referent Person or any of its Restricted Subsidiaries upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the referent Person or any of its Restricted Subsidiaries or (b) any Asset Sale by the referent Person or any of its Restricted Subsidiaries, (v) any extraordinary gain (but not extraordinary loss), together with any related provision for Taxes on any such extraordinary gain, realized by the referent Person or any of its Restricted Subsidiaries during such period; and (vi) in the case of a successor to such Person by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; and provided, further, that (y) any gain referred to in clauses (iv) and (v) above that is received in Cash by the referent Person or one of its Restricted Subsidiaries during such period shall be included in the consolidated net income of the referent Person for computations made pursuant to Section 4.03, and (z) any extraordinary loss incurred by the referent Person and its Restricted Subsidiaries as a result of the premium paid to repurchase Securities in connection with a Collateral Asset Sale Offer during such period shall be excluded from any computation of consolidated net income of such referent Person to the extent of any extraordinary gain realized by the referent Person and its Restricted Subsidiaries resulting from such Collateral Asset Sale during such period.

            "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common shareholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Restricted Subsidiary of such Person.

            "Consolidated Tangible Assets" of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries (excluding any assets that would be classified as "intangible assets" under GAAP) on a consolidated basis at such date, determined in accordance with GAAP, less all write-ups subsequent to the Issue Date in the book value of any asset owned by such Person or any of its Restricted Subsidiaries.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Statia or any of its Restricted Subsidiaries against fluctuations in currency values.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, curator (in the case of bankruptcy in the Netherlands Antilles), bewindvoerder (in the case of suspension of payments in the Netherlands Antilles) or similar official under any Bankruptcy Law.

            "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

            "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Issuers, which must be a clearing agency registered under the Exchange Act.

            "Destruction" has the meaning ascribed to that term in Section 4.15(c).

            "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person or any of its Subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by such

Person or any of its Subsidiaries, whether or not at the option of the Holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the Final Maturity Date of the Securities; provided, however, that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock that is not Disqualified Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock, shall not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Stock.

            "EBITDA" means, with respect to any Person for any period, without duplication, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Income Tax Expense, (iii) Consolidated Amortization Expense (but only to the extent not included in Fixed Charges), (iv) Consolidated Depreciation Expense, (v) Fixed Charges and (vi) all other non-cash items reducing the Consolidated Net Income (excluding any such non-cash charge that results in an accrual of a reserve for cash charges in any future period) of such Person and its Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP (provided, however, that the amounts set forth in clauses (ii) through (vi) shall be included only to the extent such amounts reduce Consolidated Net Income), less the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increase Consolidated Net Income.

            "Equity Offerings" means (i) an offering or sale of Capital Stock (other than Disqualified Stock) of Statia pursuant to a registration statement filed with the Commission in accordance with the Securities Act or pursuant to an exemption from the registration requirements thereof or (ii) a contribution to the capital of Statia by Parent of the net cash proceeds received by Parent from a substantially concurrent offering or sale of Capital Stock of Parent (other than to Statia or a Subsidiary of Statia) pursuant to a registration statement filed with the Commission in accordance with the Securities Act or pursuant to an exemption from the registration requirements thereof.

            "Events of Default" has the meaning ascribed to that term in Section 6.01.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Excluded Holder" shall have the meaning ascribed to such term in
Section 4.23(a).

            "Facilities" means, collectively, the Brownsville Facility, the Point Tupper Facility and the St. Eustatius Facility.


            "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of Statia acting in good faith and shall be evidenced by a Board Resolution of Statia delivered to the Trustee except (a) any determination of fair market value made with respect to any parcel of Real Property and related fixtures shall be made by an Independent Financial Advisor and (b) as otherwise indicated in this Indenture or the Security Documents.

            "Fifth Anniversary" means the fifth anniversary of the later of (i) the Issue Date and (ii) if an Exchange Offer is consummated within six months of the Issue Date, the consummation of the Exchange Offer.

            "Final Maturity Date" means November 15, 2003.

            "Financial Instruments" means (i) securities issued or directly and fully guaranteed or insured by the United States or the Canadian Government or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition and rated at least "A" or the equivalent by either Moody's Investors Service, Inc. or Standard & Poor's Ratings Services,
(ii) certificates of deposit and Eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $250 million and a Keefe Bank Watch Rating of B or better, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and in each case maturing within 12 months after the date of acquisition, (v) securities with maturities of 12 months or less from the date of acquisition backed by standby or direct pay letters of credit issued by any bank satisfying the requirement of clause
(ii) above, and (vi) any money-market fund sponsored by any registered broker dealer or mutual fund distributor that invests solely in instruments of the type set forth above.

            "Fixed Charges" means, with respect to any Person for any period, the sum of (a) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, and (b) the product of (i) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person or a Restricted Subsidiary of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, local or equivalent foreign statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date of this Indenture.

            "Global Security" means a security evidencing all or a part of the Securities issued to the Depository in accordance with Section 2.01 and bearing the legend prescribed in Exhibit C.

            "Guarantee" has the meaning ascribed to that term in Section 10.01.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement relating to interest rates.

            "Holder" or "Securityholder" means the Person in whose name a Security in the register of the Securities maintained by the Registrar pursuant to Section 2.03.

            "Indebtedness" of any Person at any date means, without duplication:
(i) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (iv) all obligations of such Person with respect to any Currency Agreement, Oil and Petroleum Hedging Contracts or Hedging Obligations; (v) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services, which payable is not overdue by more than 60 days according to the original terms of sale unless such payable is being contested in good faith;
(vi) the maximum fixed repurchase price of all Disqualified Stock of such Person; (vii) all Capitalized Lease Obligations of such Person; (viii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (ix) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; and (x) all Attributable Indebtedness of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (viii), the lesser of (A) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and

(B) the amount of the Indebtedness secured. For purposes of the preceding sentence, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution.

            "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing in the United States that is, in the reasonable judgment of Statia's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to Statia and its Affiliates.

            "Initial Purchaser" means Dillon, Read & Co. Inc.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Intercreditor Agreements" means, collectively, (i) the Access Intercreditor Agreements and (ii) any Additional Lender Intercreditor Agreement.

            "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

            "Inventory" shall have the meaning ascribed to such term in the Access Intercreditor Agreements.

            "Investments" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) or similar credit extensions constituting Indebtedness of such Person, and any guarantee of Indebtedness of any other Person, (ii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iii) all other items that would be classified as investments (including without limitation purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

            "Issue Date" means the date the Securities are initially issued.

            "Issuers" means the parties named as such in this Indenture until a successor or successors replace either or both of them pursuant to this Indenture and thereafter means such successor or successors.

            "Land Swap" means (i) the conveyance by Statia Terminals Canada, Incorporated to the Province of Nova Scotia of a portion (consisting of approximately 1,296 acres comprising Lake Landrie, certain adjacent watershed lands and certain road rights-of-way) of the Mortgaged Property located in Canada described as the "Land Swap-Sale Parcel" in the Survey delivered to the Trustee on the date hereof relating to such Mortgaged Property, and (ii) the acquisition by Statia Terminals Canada, Incorporated from the Province of Nova Scotia of certain unused road rights-of-way on the Mortgaged Property located in Canada described as the "Land Swap-Acquisition Parcel" in the Survey delivered to the Trustee on the date hereof relating to such Mortgaged Property.

            "Lender Collateral" means the Accounts Receivable, Inventory and Intangibles (as defined in the Access Intercreditor Agreements).

            "Lien" means, with respect to any asset or property, any mortgage, deed of trust, debenture, fiduciary transfer, fiduciary assignment, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law (including without limitation any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction). For the avoidance of doubt, any escrow arrangement referred to in the definition of Megan Escrow Amount shall not be deemed to be or to create a Lien.

            "Liquidated Damages" has the meaning ascribed to such term in the Registration Rights Agreement.

            "Management" means the Directors, Managing Directors and executive officers of the Issuers and their Affiliates.

            "Megan Escrow Amount" shall mean the amount of any net proceeds from any sale of the M/V Megan D. Gambarella that shall have been deposited into an escrow arrangement, together with earnings thereon.

            "Mortgage" means each mortgage instrument or debenture (and each debenture delivery agreement, if any, relating thereto), substantially in the form of Exhibit G hereto in the case of Real Property located in the Netherlands Antilles, or Exhibit H hereto (to the extent Exhibit H encumbers Real Property) in the case of Real Property located in Canada or either such Exhibit, as appropriate in the case of other Real Property intended to be encumbered by a Mortgage hereby (including such changes to such form as may be necessary or desirable to conform to applicable laws or customs regarding property in the jurisdiction where such instrument is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

            "Mortgaged Property" means any Real Property that is subject to a Mortgage.

            "Net Proceeds" with respect to any Asset Sale by any Person means the proceeds in the form of Financial Instruments (including Cash which is immediately exchanged into Financial Instruments) received by such Person from such Asset Sale, including payments in respect of deferred payment obligations when received in the form of Cash or Financial Instruments after (a) provision for all income or other taxes measured by or resulting from such Asset Sale or the transfer of the proceeds of such Asset Sale to such Person, (b) payment of all reasonable out-of-pocket fees and expenses related to such Asset Sale (including without limitation brokerage, legal, accounting and investment banking fees and commissions) and (c) in the case of any Non-Collateral Asset Sale, repayment of Indebtedness that is required by the terms thereof to be repaid in connection with such Asset Sale.

            "New Bank Borrowers" means, collectively, Statia Canada, Point Tupper Marine Services Limited, Statia Terminals N.V. and Seven Seas Steamship Company, Inc.

            "New Bank Credit Facility" means, collectively, (i) the Loan and Security Agreement dated as of November 27, 1996 by and among Congress Financial Corporation (Florida), as lender, and Statia Terminals N.V., as borrower, and
(ii) the Loan Agreement dated as of November 27, 1996 by and between Congress Financial Corporation (Canada), as lender, and Statia Canada and Point Tupper Marine Services Limited, as borrowers, in each case, as such agreement may be amended, supplemented, modified or replaced from time to time.

            "New Bank Lenders" means, collectively, Congress Financial Corporation (Florida) and Congress Financial Corporation (Canada).

            "Non-Collateral Asset Sale" has the meaning ascribed to that term in
Section 4.15(b).

            "Non-Collateral Asset Sale Offer" has the meaning ascribed to that term in Section 4.15(b).

            "Non-Recourse Purchase Money Indebtedness" means Indebtedness of

Statia or any of its Restricted Subsidiaries incurred to finance the purchase of any assets of Statia or any of its Restricted Subsidiaries within 90 days of such purchase so long as (a) the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets, (b) the purchase cost of such assets is or should be included in "additions to property, plant and equipment" in accordance with GAAP, (c) such Indebtedness is non-recourse to Statia or any of its Restricted Subsidiaries or any of their respective assets other than the assets so purchased and (d) the purchase of such assets is not part of an acquisition of any Person.

            "Obligations" means all obligations of the Issuers, the Subsidiary Guarantors and the Pledgors for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities and amounts payable under this Indenture, the Securities, the Guarantees and the Security Documents.

            "Offers to Purchase" means one or more Collateral Asset Sale Offer, Non-Collateral Asset Sale Offer and Proceeds Offer, as the case may be.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Managing Director, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, or the Secretary of such Person.

            "Officers' Certificate" means a certificate signed by two Officers of Statia, Statia Canada, a Subsidiary Guarantor or a Pledgor, as the case may be.

            "Offshore Physical Securities" has the meaning ascribed to that term in Section 2.01.

            "Oil and Petroleum Hedging Contracts" of any Person means any oil or petroleum products hedging agreement or other similar agreement or arrangement designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in the market price of oil or petroleum products.

            "Opinion of Counsel" means a written opinion from legal counsel (who may be an employee of the Issuers) which and who are acceptable to the Trustee.

            "Option Agreement" means the Option Agreement dated as of October 20, 1993, by and between Statia Canada (as successor to Point Tupper Terminals Company), as optionor, and Scotia Synfuels Limited, as optionee.

            "Option Parcel" means a portion of the Mortgaged Property located in Canada designated in the Option Agreement as the "Future Synfuels Site" and described as such in the Survey delivered to the Trustee on the date hereof relating to such Mortgaged Property.


            "Parent" means Statia Terminals Group N.V. and its successors.

            "Paying Agent" has the meaning ascribed to that term in
Section 2.03.

            "Payment Restriction", with respect to a Restricted Subsidiary of any Person, means any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Restricted Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Restricted Subsidiary of such Person, (b) make loans or advances to such Person or any other Restricted Subsidiary of such Person or (c) transfer any of its properties or assets to such Person or any other Restricted Subsidiary of such Person or (ii) such Person or any other Restricted Subsidiary of such Person to receive or retain any such dividends, distributions or payments, loans or advances or transfer or properties or assets. For the avoidance of doubt, any escrow arrangement referred to in the definition of Megan Escrow Amount shall not be deemed to be or to create a Payment Restriction.

            "Permitted Equipment" means machinery (other than tanks, pipelines, docks and the SPM), furniture, apparatus, tools, implements or other similar property of Statia and its Restricted Subsidiaries.

            "Permitted Investments" means (i) Financial Instruments; (ii) certificates of deposit or Eurodollar deposits due within one year with a commercial bank having capital funds of at least $500 million; (iii) debt of any state or political subdivision that is rated A or better by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services; and (iv) mutual funds that invest solely in Permitted Investments described in clauses (i) through (iii) above.

            "Permitted Liens" means: (i) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other Liens imposed by law arising in the ordinary course of business and with respect to amounts that either (a) are not yet delinquent or
(b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP;
(iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case, incurred in the ordinary course of business; (v) attachment or judgment Liens not giving rise to a Default or an Event of Default and Liens created by deposits of Cash or Financial Instruments to permit Statia to appeal court judgments that are being contested in good faith by appropriate proceedings and do not give rise to a Default or an Event of Default; (vi) easements, rights-of-way, restrictions and other similar charges or encumbrances in respect of Real Property not interfering with the ordinary conduct of the business of Statia or any of its Subsidiaries and not materially affecting the value of the property subject thereto; (vii) leases or subleases granted to others not interfering with the ordinary conduct of the business of Statia or any of its Subsidiaries and not materially affecting the value of the property subject thereto; (viii) Liens on Accounts Receivable, Inventory and vessels (other than the marine vessel known as the M/V Megan D. Gambarella) owned by Statia or its Restricted Subsidiaries securing outstanding Indebtedness referred to in clause
(i) of Section 4.04 of this Indenture; (ix) Liens securing Acquired Indebtedness, provided that such Liens (y) are not incurred in connection with, or in contemplation of, the acquisition of the property or assets acquired and
(z) do not extend to or cover any property or assets of Statia or any of its Restricted Subsidiaries other than the property or assets so acquired; (x) Liens securing Refinancing Indebtedness to the extent incurred to repay, refinance or refund Indebtedness that is secured by Liens and outstanding as of the date hereof, provided that such Refinancing Indebtedness shall be secured solely by the assets securing the outstanding Indebtedness being repaid, refinanced or refunded; (xi) Liens on the Collateral securing Additional Secured Indebtedness incurred in accordance with the provisions of this Indenture, provided that (y) such Liens are pari passu with, and in no event senior to, the Liens on the Collateral created under the Security Documents and (z) the representatives of such Additional Secured Indebtedness shall have entered into an Additional Lender Intercreditor Agreement; (xii) Liens under the Security Documents and this Indenture;

(xiii) Liens that secure Sale and Leaseback Transactions that are permitted to be incurred under Sections 4.04 and 4.17 and relate only to Real Property that does not constitute a portion of the Collateral and is not used in connection with any manufacturing activity; (xiv) Liens securing Indebtedness between Statia and its Wholly Owned Restricted Subsidiaries or among such Wholly Owned Restricted Subsidiaries; and (xv) Liens existing on the date of this Indenture to the extent and in the manner such Liens are in effect on the Issue Date.

            "Permitted Related Acquisition" means the acquisition by Statia or its Restricted Subsidiaries of any assets used or useful in the business conducted by Statia or its Restricted Subsidiaries as such business is conducted on the Issue Date.

            "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.


            "Physical Securities" has the meaning ascribed to that term in
Section 2.01.

            "Plan of Liquidation", with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to Holders of Capital Stock of such Person.

            "Pledge Termination Notice" has the meaning ascribed to such term in the Access Intercreditor Agreements.

            "Pledged Shares" has the meaning ascribed to the terms "Pledged Shares", "Additional Shares" and "Distributions" in the Securities Pledge Agreements, collectively.

            "Pledgor" means each of the Issuers and the Restricted Subsidiaries party to any of the Security Documents executed on the date hereof and each other party that becomes a pledgor, mortgagor, transferor or assignor under any Security Document.

            "Point Tupper Facility" means, collectively, the facilities located in Point Tupper, Nova Scotia, Canada at which the Issuers and/or their respective Restricted Subsidiaries conduct their business.

            "Principals" means Castle Harlan, Inc., members of Management and their respective Affiliates (other than the Issuers and the Subsidiary Guarantors).

            "Prior Liens" has the meaning ascribed to that term in the applicable Security Document.

            "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth on Exhibit A.

            "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Issuers' Boards of Directors in consultation with their independent certified public accountants.

            "Proceeds Offer" shall have the meaning ascribed to such term in
Section 4.15(c).


            "Purchase Agreement" means the purchase agreement dated as of November 22, 1996 by and among the Issuers and the Initial Purchaser.

            "Purchase Date" shall have the meaning ascribed to such term in
Section 4.15(e).

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

            "Real Property" means any interest in any real property or any portion thereof whether owned in fee or leased or otherwise owned.

            "Record Date" means each of the Record Dates specified in the Securities; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

            "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

            "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

            "Refinancing Indebtedness" means Indebtedness of Statia or a Subsidiary of Statia issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, "repay"), or constituting an amendment, modification or supplement to or a deferral or renewal of (collectively, an "amendment"), any Indebtedness of Statia or any of its Subsidiaries existing immediately after the original issuance of the Securities or incurred pursuant to the provisions of Section
4.04 in a principal amount not in excess of the principal amount of the Indebtedness so repaid or amended; provided that: (i) the Refinancing Indebtedness is the obligation of the same Person, and is subordinated to the Securities, if at all, to the same extent, as the Indebtedness being repaid or amended; (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being repaid or amended or (b) after the maturity date of the Securities; (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Securities has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Securities; and (iv) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Indebtedness being repaid or amended is secured.


            "Registered Exchange Offer" means the offer to exchange the Series B Securities for all of the outstanding Series A Securities in accordance with the Registration Rights Agreement.

            "Registrar" has the meaning ascribed to that term in Section 2.03.

            "Registration Rights Agreement" means the Registration Rights Agreement dated as of November 27, 1996 by and among the Issuers, the Subsidiary Guarantors and the Initial Purchaser.

            "Regulation S" means Regulation S under the Securities Act.

            "Reimbursement Payments" has the meaning ascribed to such term in
Section 4.23(b).

            "Related Business Investment" means any Investment directly by Statia or its Restricted Subsidiaries in any business that is closely related to or complements the business of Statia or its Restricted Subsidiaries as such business exists on the Issue Date.

            "Related Party" with respect to any Principal means (i) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

            "Released Interests" has the meaning ascribed to such term in
Section 11.04.

            "Responsible Officer" shall mean, when used with respect to the Trustee, any officer in the Corporate Trust Department of the Trustee with direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Debt Payment" means any purchase, redemption, defeasance (including without limitation in substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by Statia or a Subsidiary of Statia, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Indebtedness of Statia that is subordinate in right of payment to the Securities.

            "Restricted Investment", with respect to any Person, means any

Investment by such Person (other than a Permitted Investment) in any of its Unrestricted Subsidiaries or in any Person that is not a Restricted Subsidiary.

            "Restricted Payment" means with respect to any Person: (i) the declaration of any dividend (other than a dividend declared by a Wholly Owned Restricted Subsidiary to Holders of its Common Equity) or the making of any other payment or distribution of Cash, securities or other property or assets in respect of such Person's Capital Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Stock) of such Person shall not constitute a Restricted Payment); (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of such Person's Capital Stock or any other payment or distribution made in respect thereof, either directly or indirectly (other than a payment solely in Capital Stock that is not Disqualified Stock); (iii) any Restricted Investment; or (iv) any Restricted Debt Payment.

            "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

            "Restricted Subsidiary" of any Person means each of the Subsidiaries of such Person which, as of the determination date, is not an Unrestricted Subsidiary of such Person.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person or any of its Subsidiaries of any property or asset of such Person or any of its Subsidiaries which has been or is being sold or transferred by such Person or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

            "Securities" means the Series A Securities and the Series B Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Pledge Agreement" means each pledge agreement substantially in the form of Exhibit I-1, Exhibit I-2 or Exhibit J (to the extent Exhibit J encumbers Pledged Shares) (as appropriate) hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.


            "Security Agreement" means each security agreement (and each debenture delivery agreement, if any, relating thereto) substantially in the form of (i) Exhibit K-1 and Exhibit K-2 hereto in the case of assets located at or used in connection with the Real Property located in the Netherlands Antilles or in the case of other assets to the extent Netherlands Antilles law would be applicable thereto or (ii) Exhibit H hereto (to the extent Exhibit H encumbers assets other than Real Property) in the case of assets located at or used in connection with the Real Property located in Canada or in the case of other assets to the extent the laws of Canada would be applicable thereto or (iii) Exhibit J hereto (to the extent Exhibit J encumbers assets other than Pledged Shares) in the case of assets with respect to which the laws of the United States would be applicable, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

            "Security Documents" means, collectively, the Security Agreements, the Mortgages, the Securities Pledge Agreements, the Intercreditor Agreements and all security agreements, fiduciary transfers, fiduciary assignments, pledges, debentures, mortgages, deeds of trust, collateral assignments or other instruments evidencing or creating any security interest in favor of the Trustee in all or any portion of the Collateral, in each case as amended, amended and restated, supplemented or otherwise modified from time to time.

            "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the Trustee and the Holders of Securities and for the benefit of the holders of Additional Secured Indebtedness, if any.

            "Series A Securities" means the 11 3/4% First Mortgage Notes due 2003, Series A, of the Issuers issued pursuant to this Indenture and sold pursuant to the Purchase Agreement.

            "Series B Preferred Stock" means the 8% Series B Preferred Stock of Parent issued on the Issue Date.

            "Series B Securities" means the 11 3/4% First Mortgage Notes due 2003, Series B, of the Issuers to be issued in exchange for the Series A Securities pursuant to the Registered Exchange Offer and the Registration Rights Agreement.

            "Series C Preferred Stock" means the 8% Series C Preferred Stock of Parent issued on the Issue Date.

            "Significant Subsidiary Guarantor" means any single Subsidiary Guarantor or group of Subsidiary Guarantors that as of the date of the most recently ended month for which an internal balance sheet is available would have constituted a Significant Subsidiary of Statia.


            "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date, except all references to "10 percent" in such definition shall be changed to "2 percent".

            "SPM" means a single point mooring buoy connected to the shore by undersea pipelines used for loading and unloading crude carriers.

            "St. Eustatius Facility" means the facilities located on the island of St. Eustatius in the Netherlands Antilles at which the Issuers and/or their respective Restricted Subsidiaries conduct their business.

            "Statia" means Statia Terminals International N.V., a Netherlands Antilles corporation, until a successor Person replaces it pursuant to this Indenture, and thereafter means such successor.

            "Statia Canada" means Statia Terminals Canada, Incorporated, a corporation organized under the laws of Nova Scotia, until a successor Person replaces it pursuant to this Indenture, and thereafter means such successor.

            "Storage Contracts" shall have the meaning ascribed to such term in the applicable Security Documents.

            "Subordinated Management Notes" means any Indebtedness of Statia issued to repurchase Capital Stock of Statia held by members of management of Statia or any of its Restricted Subsidiaries the terms of which provide that (i) no Cash payments (principal, interest or otherwise) will be due and payable until November 15, 2004 and (ii) such Indebtedness is subordinated in full in right of payment to the prior payment in full in cash of the Securities and any Indebtedness issued in exchange for or to refinance all or a portion of the Securities.

            "Subsidiary" of any Person means (i) any corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is owned by such Person directly or through one or more other Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the Common Equity of such entity.

            "Subsidiary Guarantors" means each of the parties named as such in this Indenture and any other Subsidiary of the Issuers or a Subsidiary thereof that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

            "Successor" has the meaning ascribed to that term in Section
5.01(a).


            "Survey" means in the case of any parcel of Real Property (and all improvements thereon) located in (i) the Netherlands Antilles, (a) a property and contour plan (1) prepared by an engineer or other professional qualified to prepare such plan, (2) dated as of a date not more than 12 months prior to the time of delivery thereof (unless, if dated as of a date more than 12 months prior to such time, such plan shall be accompanied by an Officers' Certificate of the Issuer or Subsidiary Guarantor that owns such Real Property certifying that there have been no material alterations to the Real Property shown on such plan after the date certified by such engineer or other professional) and (3) indicating in all material respects, the contours and boundaries of such Real Property (and all buildings, structures and improvements located thereon), together with (b) an Officers' Certificate of the Issuer or Subsidiary Guarantor that owns such Real Property to the effect that (1) such plan is, to his/her knowledge, a true and accurate depiction of all such Real Property other than portions thereof which are not material to the conduct of the Issuers' and the Subsidiary Guarantors' business and (2) such plan, to his/her knowledge, accurately depicts all material buildings, structures and improvements on such Real Property and (ii) Canada, (a) a plan (1) prepared by a surveyor licensed to practice in the province in which such Real Property is located pursuant to the Land Surveyors Act (Nova Scotia) as amended from time to time or any similar legislation in any other province in Canada, (2) dated as of a date not more than 12 months prior to the time of delivery thereof (unless, if dated as of a date more than 12 months prior to such time, such plan shall be accompanied by a Certificate of the Issuer or Subsidiary Guarantor that owns such Real Property certifying that there have been no material alterations to the Real Property shown on such plan after the date certified by such surveyor), (3) containing a visual illustration of all material portion(s) of such Real Property (and the location of all buildings, structures and improvements located on such material portion(s) of such Real Property) and (4) accompanied by a certificate of such surveyor to the effect that the Real Property depicted in such plan in all material respects illustrates the legal description attached to such certificate and (b) an Officers' Certificate of the appropriate Issuer or Subsidiary Guarantor stating that (1) the area represented in such plan is, to his/her knowledge, a true and accurate depiction of all such Real Property other than portions thereof which are not material to the conduct of the Issuers' and the Subsidiary Guarantors' business and (2) such plan, to his/her knowledge, accurately depicts all material buildings, structures and improvements on such Real Property.

            "Taking" has the meaning ascribed to such term in Section 4.15(c).

            "Taxes" means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest, expenses and any other liabilities related thereto) levied, imposed or assessed by or on behalf of any Taxing Authority.

            "Taxing Authority" means either (i) the Government of the

Netherlands Antilles or any authority or agency therein or thereof having power to tax or (ii) the Government of Canada, any province thereof or any other government or any political subdivision or territory or possession of the Government of Canada or any province thereof or any authority or agency therein or thereof having power to tax.

            "Taxing Jurisdiction" shall have the meaning ascribed to such term in Section 4.22.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03; provided, however, that in the event the Trust Indenture Act of 1939 is amended after either such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

            "Trust Moneys" shall have the meaning ascribed to that term in
Section 12.01.

            "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "Unrestricted Subsidiary" means each of the Subsidiaries of Statia so designated by a Board Resolution of Statia and whose creditors have no direct or indirect recourse (including without limitation recourse with respect to the payment of principal of or interest on Indebtedness of such Subsidiary) to Statia or a Restricted Subsidiary; provided, however, that the Board of Directors of Statia will be prohibited from designating as an Unrestricted Subsidiary any Subsidiary of Statia existing on the date of this Indenture. The Board of Directors of Statia may designate an Unrestricted Subsidiary to be a Restricted Subsidiary, provided that (i) any such redesignation shall be deemed to be an incurrence by Statia and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of Section
4.04 as of the date of such redesignation and (ii) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, Statia and its Restricted Subsidiaries could incur $1.00 of additional Indebtedness pursuant to Section 4.04. Any such designation or redesignation by the Board of Directors shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of Statia's Board of Directors giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations in such certificate.

            "U.S. Government Obligations" means U.S. Legal Tender or direct non-callable obligations of, or non-callable obligations guaranteed by, the

United States of America for payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

            "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "U.S. Person" means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of any state of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settlor of the trust if revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the U.S. (other than such an account held for the benefit or account of a non-U.S. Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated, and owned, by accredited investors within the meanings of rule 501(a) under the Securities Act who are not natural Persons, estates or trusts); provided, however, that the term "U.S. Person" shall not include (A) a branch or agency of a U.S. Person that is located and operating outside the U.S. for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, Affiliates and pension plans.

            "U.S. Physical Securities" has the meaning ascribed to that term in
Section 2.01.

            "Valuation Date" has the meaning ascribed to that term in Section 11.04(i)(a).

            "Voting Stock", with respect to any Person, means securities of any class of Capital Stock of such Person entitling the Holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

            "Weighted Average Life to Maturity", when applied to any Indebtedness at any date, means the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

            "Wholly-Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary, of which 100% of the Common Equity (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more Wholly-Owned Restricted Subsidiaries of such Person.

SECTION 1.02. Incorporation by Reference of TIA.

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Securities.

            "indenture security holder" means a Holder of a Security.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Issuers, any Subsidiary Guarantor or any other obligor on the Securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by reference in the TIA to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03. Rules of Construction.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5) provisions apply to successive events and transactions; and

            (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II.

                                 THE SECURITIES

SECTION 2.01. Form and Dating.

            The Series A Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A annexed hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Series B Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B annexed hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements (including notations relating to the Guarantees) required by law, stock exchange rule or usage. The Issuers and the Trustee shall approve any notation, legend or endorsement (including notations relating to the Guarantees) on the Securities. Each Security shall be dated the date of its authentication.

            Securities offered and sold in reliance on Rule 144A and to Institutional Accredited Investors shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth on Exhibit C. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

            Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of certificated Securities in registered form set forth in Exhibit A (the "Offshore Physical Securities"). Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Securities offered and sold in reliance on Rule 144A may be issued, in the form of certificated Securities in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Securities"). The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities."

SECTION 2.02. Execution and Authentication.

            Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for each of the Issuers by manual or facsimile signature.

            If an Officer or Assistant Secretary whose signature is on a Security was an Officer or Assistant Secretary at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless. Each Subsidiary Guarantor shall execute the Guarantee in the manner set forth in Section 10.06.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate (i) Series A Securities for original issue in the aggregate principal amount not to exceed $135,000,000 and (ii) Series B Securities from time to time for issue only in exchange for a like principal amount of Series A Securities, in each case upon a written order of each of the Issuers in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated, the series of Securities and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $135,000,000, except as provided in Section 2.07. Upon receipt of a written order of each of the Issuers in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution for Securities originally issued to reflect any name change of the Issuers.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as the Trustee to deal with the Issuers and Affiliates of the Issuers.

            The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof, except as other denominations may be necessary as a result of a pro rata redemption or purchase of Securities required by the provisions of this Indenture and the Securities.

            The Issuers, any Subsidiary Guarantor, the Trustee and any agent of the Issuers, any Subsidiary Guarantor or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to the provisions of this Indenture and the Securities with respect to record dates) interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Issuers, any Subsidiary Guarantor, the Trustee nor any agent of the Issuers, any Subsidiary Guarantor or the Trustee shall be affected by notice to the contrary.

SECTION 2.03. Registrar and Paying Agent.

            The Issuers shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers, upon written notice to the Trustee, may have one or more co-Registrars reasonably acceptable to the Trustee. The Issuers shall appoint the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. Notwithstanding anything to the contrary in this Indenture, the Paying Agent shall be, at all times, the Trustee.

            To the extent the Issuers make such payments directly to the Holders of the Securities, the Issuers shall simultaneously notify the Trustee thereof in writing.

            The Paying Agent shall comply with all applicable backup withholding tax and information reporting requirements under the U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder in respect of any payment on, or in respect of, a Note or under a Guarantee.

SECTION 2.04. Paying Agent To Hold Money in Trust.

            Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Issuers or any other obligor on the Securities), and the Issuers and the Paying Agent shall notify the Trustee of any default by the Issuers (or any other obligor on the Securities) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuers at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default, upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making any payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Securityholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Securities. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders of the Securities, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

            Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar or co-

Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges (without transfer to another Person) pursuant to Section 2.02, 2.10, 3.06, 4.15, 6.14 or 9.05, in which event the Issuers shall be responsible for payment of any such taxes or charges). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part and (iii) between a Record Date and the next succeeding Interest Payment Date.

            Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book-entry system.

SECTION 2.07. Replacement Securities.

            If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate upon written notice from the Issuers a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Issuers, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuers and the Trustee, to protect the Issuers and the Trustee from any loss which they may suffer if a Security is replaced. The Issuers may charge such Holder for their reasonable, out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

            Every replacement Security is an additional obligation of the Issuers and is entitled to the benefit of this Indenture.

SECTION 2.08. Outstanding Securities.

            Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because either of the Issuers or any of their Affiliates holds the Security.

            If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

            If on a Redemption Date or the Final Maturity Date the Paying Agent holds U.S. Legal Tender sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.


SECTION 2.09. Treasury Securities.

            In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by either of the Issuers, any of the Subsidiary Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

            The Trustee may require an Officers' Certificate listing Securities owned by either of the Issuers, a Subsidiary Guarantor or any of their respective Affiliates.

SECTION 2.10 Temporary Securities.

            Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Issuers in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate upon receipt of a written order of the Issuers pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11 Cancellation.

            The Issuers shall deliver to the Trustee for cancellation any Securities that the Issuers may have acquired in any matter whatever. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, unless otherwise directed in writing by the Issuers, shall dispose of all Securities surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.07, the Issuers may not issue new Securities to replace Securities that they had paid or delivered to the Trustee for cancellation. If any Subsidiary Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12 Defaulted Interest.

            If the Issuers default in a payment of interest on the Securities,

they shall pay interest on overdue principal and on overdue installments of interest (without grace periods) on a subsequent special record date, which date shall be at least ten Business Days prior to the payment date, at the rate of 2% per annum in excess of the rate shown on the Securities. The Issuers shall fix or cause to be fixed any such special record date and payment date. The Issuers shall notify the Trustee in writing of the amount of defaulted interest to be paid on each Security and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest. At least 15 days before any such special record date, the Issuers shall mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13 CUSIP Number.

            The Issuers in issuing the Securities will use a "CUSIP" number, and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders of the Securities; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.14 Deposit of Moneys.

            Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Final Maturity Date, the Issuers shall have either delivered by wire transfer or check such interest or principal and interest, as the case may be, to Holders of the Securities at such Holders' registered addresses or deposited with the Paying Agent in immediately available funds money sufficient to make cash payments due on such Interest Payment Date or the Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders of the Securities on such Interest Payment Date or the Final Maturity Date, as the case may be.

SECTION 2.15 Book-Entry Provisions for Global Securities.

            (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

            Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

            (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Securities shall be delivered to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for any Global Security and a successor depository is not appointed by the Issuers within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

            (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall upon written instructions from the Issuers authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

            (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

            (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder of Securities is entitled to take under this Indenture or the Securities.

SECTION 2.16 Registration of Transfers and Exchanges.

            (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar with a request:

            (i) to register the transfer of the Physical Securities; or


            (ii) to exchange such Physical Securities for an equal number of Physical Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for registration of transfer or exchange:

            (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

            (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities

      Act, such Physical Securities shall be accompanied by the following additional information and documents, as applicable:

                  (A) if such Physical Security is being delivered to the
            Registrar by the Holder thereof for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit D hereto); or

                  (B) if such Physical Security is being transferred to a
            Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto); or

                  (C) if such Physical Security is being transferred to an
            Institutional Accredited Investor, a certification to that effect (in substantially the form of Exhibit D hereto) and a Transferee Certificate for Institutional Accredited Investors in substantially the form of Exhibit E hereto; or

                  (D) if such Physical Security is being transferred in reliance on Regulation S, a certification to that effect (in substantially the form of Exhibit D hereto) and a Transferee Certificate for Regulation S Transfers in substantially the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Issuers and addressed to the Issuers and the Registrar to the effect that such transfer is in compliance with the Securities Act; or

                  (E) if such Physical Security is being transferred in reliance on Rule 144 under the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Issuers and addressed to the Issuers and the Registrar to the effect that such transfer is in compliance with the Securities Act; or


                  (F) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Issuers and addressed to the Issuers and the Registrar to the effect that such transfer is in compliance with the Securities Act.

            (b) Restrictions on Exchange of a Physical Security for a Beneficial Interest in a Global Security. A Physical

Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

                  (A) a certification, in substantially the form of Exhibit D hereto, that such Physical Security is being transferred to a Qualified Institutional Buyer or an Institutional Accredited Investor; and

                  (B) written instructions directing the Registrar to make, or to direct the Depository to make, an endorsement on the Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security,

then the Registrar shall cancel such Physical Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar, the number of Securities represented by the Global Security to be increased accordingly. If no Global Security is then outstanding, the Issuers shall issue and the Trustee shall upon written instructions from the Issuers authenticate a new Global Security in the appropriate amount.

            (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor.

            (d) Transfer of a Beneficial Interest in a Global Security for a Physical Security.

             (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Physical Security. Upon receipt by the Registrar of written instructions or such other form of instructions as is customary for the Depository from the

      Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such registration of transfer or exchange of a beneficial interest in a Global Security the offer and sale of which have not been registered under the

      Securities Act, the following additional information and documents:

                  (A) if such beneficial interest is being transferred to the
            Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit D hereto); or

                  (B) if such beneficial interest is being transferred to a
            Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto); or

                  (C) if such beneficial interest is being transferred to an
            Institutional Accredited Investor, a certification to that effect (in substantially the form of Exhibit D hereto) and a Transferee Certificate for Institutional Accredited Investors in substantially the form of Exhibit E hereto; or

                  (D) if such beneficial interest is being transferred in
            reliance on Regulation S, a certification to that effect (in substantially the form of Exhibit D hereto) and a Transferee Certificate for Regulation S Transfers in substantially the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Issuers and addressed to the Issuers and the Registrar to the effect that such transfer is in compliance with the Securities Act; or

                  (E) if such beneficial interest is being transferred in
            reliance on Rule 144 under the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Issuers and addressed to the Issuers and the Registrar to the effect that such transfer is in compliance with the Securities Act; or

                  (F) if such beneficial interest is being transferred in
            reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Issuers and addressed to the Issuers and the Registrar to the effect that such transfer is in compliance with the

            Securities Act,

then the Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar, the aggregate amount of the Global Security to be reduced and, following such reduction, the Issuers will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver to the transferee a Physical Security.

            (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar in writing. The Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

            (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

            (f) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if,
(i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

            (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16 in accordance with its usual procedures. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.17 Designation.

            The Indebtedness evidenced by the Securities and the Guarantees is hereby irrevocably designated as "senior indebtedness" or such other term denoting seniority for the purposes of any future Indebtedness of the Issuers and the Subsidiary Guarantors which the Issuers or any Subsidiary Guarantor makes subordinate to any senior indebtedness or such other term denoting seniority.

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Notices to Trustee.

            If the Issuers elect to redeem Securities pursuant to Paragraph 5 of the Securities, they shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Securities to be redeemed. The Issuers shall give notice of redemption to the Trustee at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02. Selection of Securities to Be Redeemed.

            If fewer than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. If the Securities are listed on any national securities exchange, the Issuers shall notify the Trustee in writing of the requirements of such exchange in respect of any redemption. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Issuers in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations equal to or less than $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.


SECTION 3.03. Notice of Redemption.

            At least 30 days but not more than 60 days before a Redemption Date, the Issuers shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed. At the Issuers' written request, the Trustee shall give the notice of redemption in the name of the Issuers and at the expense of the Issuers. Each notice for redemption shall identify the Securities to be redeemed and shall state:

            (1) the Redemption Date;

            (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

            (3) the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

            (5) that, unless the Issuers default in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

            (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

            (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

            (8) the Paragraph of the Securities pursuant to which the Securities are to be redeemed.

SECTION 3.04. Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (plus accrued and unpaid interest, if any, thereon to the

Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.05. Deposit of Redemption Price; Unclaimed Moneys.

            On or before the Redemption Date, the Issuers shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date.

            If the Issuers comply with the preceding paragraph, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

            If money on deposit with the Trustee or the Paying Agent, as the case may be, for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will, subject to any applicable law, pay the money to the Issuers at their request. Thereafter, Holders of Securities entitled to the money must look to the Issuers and the Subsidiary Guarantors for payment unless an abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease. All money earned on funds held in trust by the Trustee or the Paying Agent shall be remitted to the Issuers.

SECTION 3.06. Securities Redeemed in Part.

            Upon surrender of a Security that is to be redeemed in part, the Issuers shall issue and the Trustee shall authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01. Payment of Securities.

            The Issuers shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.

SECTION 4.02. Maintenance of Office or Agency.

            The Issuers shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02. The Issuers hereby initially designate the corporate trust office of the Trustee as its office or agency in the Borough of Manhattan, The City of New York.

SECTION 4.03. Limitation on Restricted Payments.

            Statia shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

            (i) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

            (ii) Statia would be unable to incur an additional $1.00 of Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.04(a); or

            (iii) the amount of such Restricted Payment, when added to the aggregate amount of all Restricted Payments made after the date of this Indenture, exceeds the sum of (A) 50% of Statia's Consolidated Net Income (taken as one accounting period) from the Issue Date to the end of Statia's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit) plus (B) the net Cash proceeds from the issuance and sale (other than to a Subsidiary of Statia) after the date of this Indenture of Statia's Capital Stock that is not Disqualified Stock, plus

      (C) to the extent that any Restricted Investment that was made after the Issue Date is sold for Cash or otherwise liquidated or repaid for Cash, the lesser of (x) the Cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment.

            The foregoing provisions (ii) and (iii) will not prohibit: (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Capital Stock of Statia in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Statia) of other Capital Stock of Statia (other than any Disqualified Stock);
(3) the defeasance, redemption, repurchase or other retirement of subordinated Indebtedness in exchange for, or out of the proceeds of, the substantially concurrent issue and sale of (I) subordinated Indebtedness of Statia so long as such subordinated Indebtedness has no stated maturity earlier than the 91st day after the stated maturity for the final scheduled principal payment of the Securities or (II) Capital Stock of Statia (other than (x) Disqualified Stock,
(y) Capital Stock sold to a Subsidiary of Statia and (z) Capital Stock purchased by members of Statia's or any of its Subsidiaries' management with the proceeds of loans from Statia or any of its Subsidiaries); (4) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of Statia or any Subsidiary of Statia held by any member of Statia's or any of its Subsidiaries' management pursuant to any management equity subscription agreement, employment agreement, stock option agreement or other compensation agreement for Cash or Subordinated Management Notes; provided that the aggregate Cash paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not in any fiscal year exceed the sum of (w) $350,000 (the "Management Basket"), (x) any unused portion of the Management Basket from any prior fiscal year beginning with fiscal 1997, (y) the aggregate Cash proceeds received by Statia from any key man life insurance policy and (z) the aggregate Cash proceeds received by Statia during such fiscal year from any reissuance of Capital Stock by Statia to members of management of Statia and its Subsidiaries (other than any such Capital Stock that was purchased with the proceeds of loans from Statia or any of its Subsidiaries); provided, further, that in no event may the aggregate principal amount of Subordinated Management Notes so issued exceed $5.0 million at any one time outstanding; (5) the making of loans to members of Statia's (or any of its Restricted Subsidiaries') management to enable such Persons to acquire Capital Stock in Statia pursuant to any management equity subscription agreement, employment agreement, stock option agreement or other compensation agreement entered into in the ordinary course of business to the extent the proceeds are actually used to acquire such Capital Stock; (6) the payment of a dividend to Parent to enable Parent to pay management fees to Castle Harlan, Inc. or its designated Affiliate in an amount not to exceed $1.35 million per annum plus out-of-pocket costs and expenses pursuant to the Castle Harlan Agreement as in effect on the Issue Date; (7) the making of Related Business

Investments in joint ventures or Unrestricted Subsidiaries so long as the aggregate amount of such Related Business Investments made or committed does not exceed at any time 2% of the Consolidated Tangible Assets of Statia at such time; (8) the making of a Related Business Investment in joint ventures or Unrestricted Subsidiaries out of the proceeds of the substantially concurrent issue and sale of Capital Stock of Statia (other than (x) Disqualified Stock,
(y) Capital Stock sold to a Subsidiary of Statia and (z) Capital Stock purchased by members of Statia's or its Subsidiaries' management with the proceeds of loans from Statia or any of its Subsidiaries); (9) the making of one or more Restricted Payments from the net proceeds from the sale of the marine vessel known as the M/V Megan D. Gambarella and/or one or more Restricted Payments from Megan Escrow Amounts, in an aggregate amount equal to the liquidation preference (initially $10 million) plus accrued and unpaid dividends of Parent's then outstanding Series B Preferred Stock so long as such Restricted Payments are used to effect the retirement of such Series B Preferred Stock; (10) the making of one or more Restricted

Payments with the net proceeds resulting from the sale of the Brownsville Facility or (11) the making of one or more Restricted Payments in an amount equal to the liquidation preference (initially $10 million) plus accrued and unpaid dividends of Parent's then outstanding Series C Preferred Stock in order to retire such Series C Preferred Stock, provided that after giving effect to such Restricted Payment and any Indebtedness incurred to finance such Restricted Payment, Statia would be able to incur at least $1.00 of Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.04(a).

            The amounts referred to in clauses (1), (2), (3)(II), (4), (5), (7),
(8) and (11) of the previous paragraph shall be included as Restricted Payments in any computation made pursuant to clause (iii) above.

            Not later than the date of making any Restricted Payment, Statia shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.03 were computed, which calculations shall be based upon Statia's latest available financial statements. The Trustee shall have no duty to recalculate or otherwise verify the accuracy of any such calculations.

SECTION 4.04. Limitation on Additional Indebtedness.

            Statia shall not, and shall not permit any of its Restricted Subsidiaries to: (a) directly or indirectly, create, incur, assume, guarantee or otherwise become liable with respect to (collectively, "incur") any Indebtedness (including without limitation Acquired Indebtedness), other than Indebtedness between the Issuers and their Wholly-Owned Restricted Subsidiaries or among such Wholly-Owned Restricted Subsidiaries and (b) issue (except to Statia or any of its Wholly-Owned Restricted Subsidiaries) any Capital Stock having a preference in liquidation or with respect to the payment of dividends, unless, after giving effect thereto, Statia's Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1, determined on a pro forma basis as if the incurrence of such additional Indebtedness or the issuance of such Capital Stock, as the case may be, and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate Statia's Consolidated Fixed Charge Coverage Ratio.

            Notwithstanding the foregoing, Statia and its Restricted Subsidiaries may: (i) incur Indebtedness in an amount not to exceed the greater of (A) $17.5 million or (B) the sum of 85% of Accounts Receivable, 60% of Inventory and 50% of the net book value of vessels (other than the M/V Megan D. Gambarella) owned by Statia and its Restricted Subsidiaries (including

Refinancing Indebtedness with respect thereto); (ii) incur Indebtedness represented by the Securities (including Refinancing Indebtedness with respect thereto); (iii) incur Indebtedness in respect of Capitalized Lease Obligations in an aggregate principal amount not to exceed $5.0 million at any time outstanding (including Refinancing Indebtedness with respect thereto); (iv) incur Indebtedness in respect of purchase money obligations in an aggregate amount not to exceed $2.0 million at any time outstanding (including Refinancing Indebtedness with respect thereto); (v) incur Indebtedness pursuant to the issuance of Subordinated Management Notes in an aggregate principal amount not to exceed $5.0 million at any time outstanding; (vi) incur Non-Recourse Purchase Money Indebtedness; (vii) incur Indebtedness pursuant to Hedging Obligations, provided that such Hedging Obligations are entered into to protect Statia or its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates; (viii) incur Indebtedness under Currency Agreements; provided that (x) such Currency Agreements relate to Indebtedness or the purchase price of goods purchased or sold by Statia or any of its Restricted Subsidiaries in the ordinary course of its business and (y) such Currency Agreements do not increase the Indebtedness or other obligations of Statia or any of its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates; and (ix) incur Indebtedness under Oil and Petroleum Hedging Contracts; provided that such contracts were entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of Statia or any of its Restricted Subsidiaries.

SECTION 4.05. Corporate Existence.

            Except as otherwise permitted by Article Five, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence and the corporate, partnership or other existence of each of Statia's Restricted Subsidiaries in accordance with the respective organizational documents of each Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Issuers and each of Statia's Restricted Subsidiaries; provided, however, that subject to Article

Eleven and the terms of any Security Document, Statia shall not be required to preserve any such right or franchise, or the existence of any such Restricted Subsidiary, if the Board of Directors of Statia shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and such Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 4.06. Payment of Taxes and Other Claims.

            The Issuers shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all Taxes levied or imposed upon them or any of the Restricted Subsidiaries or upon their or any of the Restricted Subsidiaries' income, profits or property and (ii) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a Lien upon the property of the Issuers or any of the Restricted Subsidiaries; provided, however, that, subject to the terms of the applicable Security Documents, the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been made in accordance with GAAP.

SECTION 4.07. Maintenance of Properties; Insurance, Books and Records.

            (a) Subject to, and in compliance with, the provisions of Sections
11.03 and 11.04 and to the provisions of the applicable Security Documents, each Issuer shall cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

            (b) The Issuers shall maintain, and shall cause their Restricted Subsidiaries to maintain, subject to the provisions of the applicable Security Documents, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including, but not limited to, property and casualty loss, workers' compensation and interruption of business insurance.

            (c) The Issuers shall, and shall cause each of their Restricted Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Issuers and each of their Restricted Subsidiaries, in accordance with GAAP.

SECTION 4.08. Compliance Certificate; Notice of Default.


            (a) The Issuers shall deliver to the Trustee, within 90 days after the close of each fiscal year and 45 days after the close of each fiscal quarter, an Officers' Certificate (one of which Officers shall be the principal executive officer, principal financial officer or principal accounting officer of each of the Issuers) stating that a review of the activities of the Issuers has been made under the supervision of the signing officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuers during such preceding fiscal year or fiscal quarter, as the case may be, have kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such period and at the date of such certificate no Default or Event of Default has occurred and is continuing or, if such signers do know of any Default or Event of Default, the certificate shall describe its status with particularity. The Officers' Certificate shall also notify the Trustee should an Issuer elect to change its fiscal year end. For purposes of this Section 4.08(a), performance by the Issuers of their obligations under this Indenture shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

            (b) The annual financial statements delivered pursuant to Section
4.10 shall be accompanied by a written report of Statia's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) The Issuers shall deliver to the Trustee, within ten days of becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying the Default or Event of Default and describing its status with particularity.

SECTION 4.09. Compliance with Laws.

            Subject to the provisions of the applicable Security Document, unless contested in good faith, the Issuers shall comply, and shall cause each of their Restricted Subsidiaries to comply, with all applicable statutes, laws, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its properties, except for such noncompliance as would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), properties, assets, results of operations or prospects of the Issuers and their Restricted Subsidiaries taken as a whole.

SECTION 4.10. Reports.

            (a) Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, Statia shall furnish to the Holders of Securities (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or, if applicable, Form 20-Q and 20-K) if Statia were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Statia and its Restricted Subsidiaries, and, with respect to the annual information only, a report thereon by Statia's certified independent accountants and (ii) all reports that would be filed with the Commission on Form 8-K if Statia were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, Statia will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors who request it in writing. Upon qualification of this Indenture under the TIA, the Issuers shall also comply with the provisions of TIA ss. 314(a).

            (b) For so long as any of the Securities remain outstanding, the Issuers shall furnish to the Holders and beneficial holders of Securities and to prospective purchasers of Securities designated by the Holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement) and to broker dealers, upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act.

SECTION 4.11. Waiver of Stay, Extension or Usury Laws.

            The Issuers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuers from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that they may lawfully do so) the Issuers hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.12. Limitation on Transactions with Affiliates.

            Statia shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to Statia or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Statia or such Restricted Subsidiary with an unrelated Person and (ii) Statia delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate payments in excess of $1.0 million, a Board Resolution approved by a majority of the disinterested members of the Board of Directors and an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and
(b) with respect to any Affiliate Transaction involving aggregate payments in excess of $5.0 million, an opinion as to the fairness to Statia or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor; provided, however that (x) any employment agreement entered into by Statia or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Statia or such Restricted Subsidiary, (y) transactions between or among Statia and/or its Restricted Subsidiaries and (z) transactions permitted by Section 4.03 of this Indenture, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.13. Limitation on Restrictions on Distributions from Subsidiaries.

            Statia shall not, and shall not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual Payment Restriction with respect to any of its Restricted Subsidiaries, except for any such Payment Restriction existing under or by reason of (a) applicable law, (b) customary non-assignment provisions in leases or other contracts entered into in the ordinary course of business and consistent with past practices, (c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) of the definition thereof on the property so acquired, (d) customary restrictions imposed on the transfer of copyrighted or patented materials, (e) the entering into of a contract for the sale or other disposition of assets, directly or indirectly, so long as such restrictions do not extend to assets that are not subject to such sale or other disposition, (f) provisions in Indebtedness of Restricted Subsidiaries that is permitted by this Indenture to be incurred that only restrict the transfer of the assets purchased with the proceeds of such Indebtedness, (g) the terms of the New Bank Credit Facility on the Issue Date and any similar Payment Restriction under any similar bank credit facility or any replacement thereof, provided that such similar Payment Restriction is no more restrictive than the Payment Restriction in effect on the Issue Date under the New Bank Credit Facility, (h) the terms of any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to this Indenture, provided that such Payment Restriction only applies to assets that were subject to such restriction and encumbrances prior to the acquisition of such assets by Statia or its Restricted Subsidiaries and (i) any such Payment Restriction arising in connection with Refinancing Indebtedness; provided that any such Payment Restrictions that arise under such Refinancing Indebtedness are not, taken as a whole, more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced.

SECTION 4.14. Limitation on Liens.

            Statia shall not, and shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except (i) in the case of any property or asset which does not constitute Collateral, Permitted Liens, unless the Securities are equally and ratably secured for as long as such secured Indebtedness is so secured, and (ii) in the case of any property or asset which constitutes Collateral, Liens specifically permitted by the applicable Security Documents.

SECTION 4.15. Limitation on Asset Sales; Offers to Purchase.

            (a) Collateral Asset Sales; Collateral Asset Sale Offer. Statia shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Sale involving any of the Collateral (other than the Lender Collateral) (a "Collateral Asset Sale") unless (i) Statia and its Restricted Subsidiaries receive consideration at the time of such Collateral Asset Sale at least equal to the fair market value of the assets included in such Collateral Asset Sale; (ii) the aggregate fair market value of the consideration from all such Collateral Asset Sales that is not in the form of Cash or Financial Instruments shall not, when aggregated with the fair market value of all other non-Cash or non-Financial Instrument consideration received by Statia and its Restricted Subsidiaries from all previous Collateral Asset Sales since the Issue Date that have not yet been converted into Cash or Financial Instruments, exceed 5% of the Consolidated Tangible Assets of Statia at the time of, and prior to giving effect to, such Collateral Asset Sale; (iii) the Net Proceeds thereof shall be paid directly by the purchaser thereof to the Trustee for deposit into the Collateral Account; and (iv) if any property other than Financial Instruments is included in the Net Proceeds of such Collateral Asset Sale, such property shall be made subject to the Lien of this Indenture and the Security Documents; provided that any Cash received shall be immediately exchanged for Financial Instruments; and provided further that the Land Swap shall be excluded from any computation made pursuant to clause (i) or (ii) above. Upon consummation of such

Collateral Asset Sale and deposit of the Net Proceeds thereof in the Collateral Account, such Net Proceeds shall, at the option of the Issuers, (a) be left in the Collateral Account as security for the Securities, or (b) be reinvested in a manner that would constitute a Related Business Investment or a Permitted Related Acquisition, provided that such property will be subject to a first priority Lien in favor of the Trustee and will constitute Collateral, or (c) subject to the limitations set forth in Section 4.15(d), be applied to purchase the maximum principal amount of Securities tendered to Statia that may be purchased out of the Net Proceeds of such sale pursuant to an Offer to Purchase made by Statia as set forth below (the "Collateral Asset Sale Offer") at a purchase price equal to 105% of the principal amount thereof (or if the then-applicable price at which the Securities may be optionally redeemed is less than 105%, at such lesser price), plus accrued and unpaid interest, if any, thereon to the date of purchase. Notwithstanding the preceding provisions of this Section 4.15(a), neither Statia nor any of its Restricted Subsidiaries shall cause all or substantially all of the Collateral located at or used in connection with the St. Eustatius Facility or the Point Tupper Facility to be sold or disposed of in a Collateral Asset Sale on or prior to the Fifth Anniversary and the occurrence of such sale or disposition shall constitute an Event of Default hereunder. If, subsequent to the Fifth Anniversary, Statia or any of its Restricted Subsidiaries causes all or substantially all of the Collateral located at or used in connection with the St. Eustatius Facility to be sold or disposed of in a Collateral Asset Sale, Statia or the applicable Restricted Subsidiary shall make a Collateral Asset Sale Offer to purchase all of the outstanding Securities within 30 days of such Collateral Asset Sale at a purchase price equal to the then-applicable price at which the Securities may be optionally redeemed, plus accrued and unpaid interest, if any, thereon to the date of purchase. To the extent a Collateral Asset Sale Offer is made and not fully subscribed to by Holders of the Securities, the unutilized Net Proceeds to which such Collateral Asset Sale Offer related may be retained by the Issuers free and clear of the Lien of this Indenture and the Security Documents.

            For purposes of this Section 4.15(a) regarding Collateral Asset Sales, there will be no limitation on the sale or other disposition of Lender Collateral until such time as all of the obligations of the New Bank Borrowers owed to the New Bank Lenders under the New Bank Credit Facility are paid in full, the sale of Lender Collateral shall be deemed to be a Non-Collateral Asset Sale and the consideration received in respect thereof shall be applied in the manner set forth in Section 4.15(b) of this Indenture.

            (b) Non-Collateral Asset Sales; Non-Collateral Asset Sale Offer. Statia shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Sale not involving any of the Collateral or any Asset Sale of Lender Collateral described in the last paragraph of Section 4.15(a) (a "Non-Collateral Asset Sale"), unless (i) Statia or its Restricted Subsidiaries receive consideration at the time of such Non-Collateral Asset Sale at least equal to the fair market value of the assets included in such Non-Collateral Asset Sale, (ii) the aggregate fair market value of the consideration from all such Non-Collateral Asset Sales that is not in the form of Cash or Financial

Instruments shall not, when aggregated with the fair market value of all other non-Cash or non-Financial Instruments consideration received by Statia and its Restricted Subsidiaries from all previous Non-Collateral Asset Sales since the Issue Date that have not yet been converted into Cash or Financial Instruments, exceed 5% of the Consolidated Tangible Assets of Statia at the time of, and prior to giving effect to, such Non-Collateral Asset Sale and (iii) in the case of a sale of Lender Collateral that is deemed to be a Non-Collateral Asset Sale, if any property other than Cash or Financial Instruments is included in the consideration received in respect of such Asset Sale, such property shall be made subject to the Lien of this Indenture and the Security Documents. Upon consummation of any such Non-Collateral Asset Sale, Statia shall, or shall cause the applicable Restricted Subsidiary to, within 360 days of the receipt of the proceeds therefrom, (a) reinvest the Net Proceeds of such Non-Collateral Asset Sale in a manner that would constitute a Related Business Investment or a Permitted Related Acquisition; provided that in the case of a sale of Lender Collateral that is deemed to be a Non-Collateral Asset Sale, the property or asset acquired or constructed in connection with such Related Business Investment or Permitted Related Acquisition shall be made subject to the Lien of this Indenture and the Security Documents; (b) use the Net Proceeds to repay outstanding Indebtedness ranking pari passu with the Securities; provided that any such repayment of Indebtedness under the New Bank Credit Facility, any other revolving credit facility or similar agreement shall result in a permanent reduction in the lending commitment relating thereto in an amount equal to the principal amount so repaid; or (c) subject to the limitations set forth in
Section 4.15(d), apply or cause to be applied the Net Proceeds of such Non-Collateral Asset Sale that are neither reinvested as provided in clause
(a) nor applied to the repayment of Indebtedness as provided in clause (b) to the purchase of the maximum principal amount of Securities tendered to Statia that may be purchased out of such Net Proceeds at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, pursuant to an Offer to Purchase made by Statia (a "Non-Collateral Asset Sale Offer"); provided that Statia may defer the Non-Collateral Asset Sale Offer until the amount subject thereto would be at least $5.0 million. All Net Proceeds from Non-Collateral Asset Sales shall be deposited into the Collateral Account pending application in accordance with the provisions of this Section 4.15(b). To the extent a Non-Collateral Asset Sale Offer is made and not fully subscribed to by Holders of the Securities, the unutilized Net Proceeds to which such offer related may be retained by the Issuers free and clear of the Lien of this Indenture and the Security Documents.

            (c) Destruction or Taking of Collateral; Proceeds Offer. In the event there shall occur any damage to, loss or destruction of all or any portion of the Collateral (each, a "Destruction") or any taking of all or any portion thereof by condemnation or other eminent domain proceedings, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of all or any portion of the Collateral by any governmental authority, civil or military, or any sale pursuant to the exercise by any such governmental authority of any right which it may then have to purchase or designate a purchaser or to order a sale of all or any portion of the Collateral (each, a "Taking") the proceeds of insurance relating to any such Destruction and the award or payment relating to any such Taking, net of all expenses reasonably incurred by the Issuers or any of their Restricted Subsidiaries in the collection thereof, shall be exchanged for Financial Instruments and deposited with the Trustee and held in the Collateral Account. The Issuers or the appropriate Subsidiary Guarantor may withdraw such proceeds or award from the Collateral Account to reimburse such Issuer or the appropriate Subsidiary Guarantor for expenditures made, or to pay costs incurred, by such Issuer or the appropriate Subsidiary Guarantor to repair, rebuild or replace the Collateral Destroyed or Taken, subject to compliance with the provisions of Section 12.03 of this Indenture. Proceeds of insurance relating to any Destruction of all or any portion of the Collateral or an award relating to any Taking of all or any portion of the Collateral that has not been applied in the manner set forth in the immediately preceding sentence (a) shall be left in the Collateral Account as security for the Securities, or (b) subject to the limitations set forth in
Section 4.15(d), shall be used by Statia and its Restricted Subsidiaries, to the extent not utilized to repair or replace the Collateral affected by such Destruction or Taking in accordance with the provisions of this Indenture and the applicable Security Document, to make an offer to purchase the maximum principal amount of Securities that may be purchased out of such proceeds or award (a "Proceeds Offer") at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase. Notwithstanding anything in this
Section 4.15 to the contrary, the proceeds of insurance relating to the Destruction of, or an award relating to the Taking of, all or substantially all of the Collateral located at or used in connection with the St. Eustatius Facility or the Point Tupper Facility following the Fifth Anniversary shall be used to make a Proceeds Offer within 30 days after receipt of such proceeds at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase. For purposes of this
Section 4.15(c), (i) "all or substantially all" shall mean the Taking or Destruction of such portion of the Collateral with respect to any Facility that will cause the Cost of Construction (as defined in the Mortgages) to rebuild or replace such Collateral to exceed the amount of insurance maintained by the Issuers and their Restricted Subsidiaries with respect to such Facility and (ii) until such time as all of the obligations of the New Bank Borrowers owed to the New Bank Lenders under the New Bank Credit Facility are paid in full, Lender Collateral shall be deemed not to constitute Collateral.

            To the extent a Proceeds Offer is made and not fully subscribed to by Holders of the Securities, the unutilized proceeds to which such Proceeds Offer related may be retained by the Issuers free and clear of the Lien of this Indenture and the Security Documents.

            (d) Certain Limitations on Offers to Purchase. Notwithstanding the foregoing, in no event shall the Issuers purchase pursuant to Offers to Purchase Securities having an original issue price of more than 25% of the aggregate original issue price of the Securities issued pursuant to this Indenture on or prior to the Fifth Anniversary. If the foregoing limitation applies, the Issuers shall use any excess net proceeds that, but for the application of such limitation, would have been required to be used to make an Offer to Purchase on or prior to the Fifth Anniversary to make an Offer to Purchase to all Holders of Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, promptly after the Fifth Anniversary; provided that the Issuers may defer such Offer to Purchase until the aggregate of such excess net proceeds and the aggregate unutilized amount of net proceeds realized after the Fifth Anniversary is equal to or exceeds $5.0 million (at which point the entire amount shall be applied to make such Offer to Purchase); provided further that the limitation on Offers to Purchase contained in this Section 4.15(d) does not apply where an Offer to Purchase is made in order to cure an Event of Default.

            (e) Certain Requirements Relating to Offers to Purchase. Notice of each Offer to Purchase: (A) with respect to Non-Collateral Asset Sales and Proceeds Offers only, shall be mailed to the record Holders of the Securities as shown on the register of Holders of Securities not more than 360 days after a Non-Collateral Asset Sale or 30 days after receipt of insurance proceeds or condemnation awards giving rise to a requirement to make an Offer to Purchase, with a copy to the Trustee; and (B) with respect to any Offer to Purchase, will specify the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed) (the "Purchase Date"). The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase, and shall state the following terms:

            (1) that the Offer to Purchase is being made pursuant to this
      Section 4.15 and that all Securities tendered will be accepted for payment; provided, however, that if the principal amount of Securities tendered in an Offer to Purchase plus accrued interest at the expiration of such offer exceeds the aggregate amount of proceeds available to satisfy such Offer to Purchase, the Issuers shall select the Securities to be purchased on a pro rata basis;

            (2) the purchase price (including the amount of accrued interest, if any);

            (3) that any Security not tendered will continue to accrue interest;

            (4) that, unless the Issuers default in making payment therefor, any Security accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

            (5) that Holders of Securities electing to have a Security purchased pursuant to an Offer to Purchase will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Purchase Date;

            (6) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than the Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such

      Holder is withdrawing his election to have such Securities purchased; and

            (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered.

            Upon receiving notice of the Offer to Purchase, Holders of Securities may elect to tender their Securities in whole or in part in integral multiples of $1,000 in exchange for U.S. Legal Tender. To the extent Holders properly tender Securities in an amount exceeding the amount of Net Proceeds or net insurance proceeds or condemnation awards, as applicable, used to make an Offer to Purchase, Securities of tendering Holders will be repurchased on a pro rata basis (based on amounts tendered).

            On or before the Purchase Date, the Issuers shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer to Purchase which are to be purchased in accordance with item (1) above, (ii) deposit with the Paying Agent in accordance with Section 2.14, U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Issuers. The Paying Agent shall promptly disburse to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holder new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed or caused to be mailed by the Issuers to the Holder thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

            Statia will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to any Offer to Purchase. Any such Offer to Purchase may provide that Statia's obligations thereunder to purchase Securities offered pursuant thereto shall be suspended if there shall be in effect a binding order of any court of competent jurisdiction prohibiting consummation of such Offer to Purchaser and shall be terminated if any such order shall become final and non-appealable; provided, however, that Statia shall use its reasonable best efforts to prevent the entry of any such order or to cause the lifting of any such order as soon as practicable.

SECTION 4.16. Restrictions on Sale of Stock of Subsidiaries.

            Except with respect to the Capital Stock of Statia Terminals Southwest, Inc., Statia shall not, and shall not permit any Restricted Subsidiary to, sell or otherwise dispose of any of the Capital Stock of any Restricted Subsidiary unless: (i) (a) Statia shall retain ownership of more than 50% of the Common Equity of such Restricted Subsidiary or (b) except with respect to Statia Canada, all of the Capital Stock of such Restricted Subsidiary shall be sold or otherwise disposed of; and (ii) the Net Proceeds and other proceeds from any such sale or disposition are applied or otherwise treated in a manner consistent with the provisions described in Section 4.15.

SECTION 4.17. Restrictions on Sale and Leaseback Transactions.

            Statia will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any Sale and Leaseback Transaction (other than a Sale and Leaseback Transaction between Statia and any of its Wholly-Owned Restricted Subsidiaries or between Wholly-Owned Restricted Subsidiaries of Statia, as the case may be) unless: (i) Statia or such Restricted Subsidiary would be entitled, under Section 4.04 and
Section 4.18 to incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale and Leaseback Transaction, (ii) such Sale and Leaseback Transaction would not result in a violation of Section 4.14; and
(iii) the Net Proceeds from any such Sale and Leaseback Transaction are applied in a manner consistent with the provisions described in Section 4.15.

SECTION 4.18. Limitations on Subsidiary Debt.

            Notwithstanding the provisions set forth in Section 4.04, Statia will not permit any of its Restricted Subsidiaries, directly or indirectly, to create, incur, assume, guarantee or otherwise become liable with respect to (collectively, "incur") any Indebtedness (which, with respect to any such Restricted Subsidiary, includes without limitation any Capital Stock of such Restricted Subsidiary having a preference in liquidation or with respect to the payment of dividends) except Indebtedness permitted to be incurred by Restricted Subsidiaries of Statia under clauses (i) through (iv) and (vi) through (ix) of
Section 4.04(b).

SECTION 4.19. Impairment of Security Interest.

            Statia shall not, and shall not permit any of its Restricted Subsidiaries to, (i) take or omit to take any action with respect to the Collateral that might or would have the result of affecting or impairing the security interest in the

Collateral in favor of the Trustee for its benefit and for the benefit of the Holders and the holders of Additional Secured Indebtedness, if any, or (ii) grant to any Person (other than the Trustee, for its benefit and for the benefit of the Holders and the holders of Additional Secured Indebtedness, if any) any interest whatsoever in the Collateral, in each case except as expressly provided for in this Indenture or the Security Documents.

SECTION 4.20. Amendment to Security Documents.

            Statia shall not, and shall not permit any of its Restricted Subsidiaries to, amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders.

SECTION 4.21. Additional Subsidiary Guarantees.

            If Statia or any of its Restricted Subsidiaries shall acquire or create another Subsidiary, then, unless such newly acquired or created Subsidiary has, pursuant to the definition thereof, been designated as an Unrestricted Subsidiary, (i) such Subsidiary shall execute a Guarantee in accordance with the terms of Section 10.06 of this Indenture and (ii) the appropriate Issuer and/or Restricted Subsidiary shall execute and deliver a Securities Pledge Agreement and take all other actions necessary, as set forth in an Opinion of Counsel delivered to the Trustee, to cause the Capital Stock issued by such newly acquired or created Subsidiary to be made subject to the Lien of this Indenture and the Security Documents.

SECTION 4.22. Change of Business.

            If an Issuer or any Subsidiary Guarantor conducts business in any jurisdiction (the "Taxing Jurisdiction") other than the Netherlands Antilles or Canada in a manner which causes Holders to be liable for Taxes on payments under the Securities which they would not have been so liable but for such conduct of business in the Taxing Jurisdiction, the provision of the Securities described under Section 4.23 shall be considered to apply to such Holders as if references in such provision to "Taxes" included taxes imposed by way of deduction or withholding by such Taxing Jurisdiction and references to "Taxing Authority" include the Taxing Jurisdiction.

SECTION 4.23. Payment of Additional Amounts.

            (a) All payments made by the Issuers or any Subsidiary Guarantor under or with respect to the Securities will be made free and clear of, and without withholding or deduction for or on account of, any present or future Taxes imposed or levied by or on behalf of any Taxing Authority, unless the Issuers or any such Subsidiary Guarantor are required to withhold or deduct such Taxes by law or by the interpretation or administration thereof. If the Issuers or any Subsidiary Guarantor are required to withhold or deduct any amount for or on account of Taxes imposed or levied by or on behalf of any Taxing Authority from any payment made under or with respect to the Securities, the Issuers and any such Subsidiary Guarantor, as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder of Securities (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder of Securities (an "Excluded Holder") (a) with which the Issuers or any such Subsidiary Guarantor do not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment; (b) with respect to any such Taxes which would not have been so imposed but for (i) the existence of any present or former connection (other than the mere holding of a Security or the receipt of payments under or with respect to the Securities) between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership or a corporation) and Canada or the Netherlands Antilles or any political subdivision or Taxing Authority thereof or therein, as the case may be, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, or (ii) the presentation by the Holder of any Security for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (c) with respect to any estate, inheritance, gift, sales, transfer or personal property tax or any similar Taxes imposed or levied by or on behalf of any Taxing Authority; or (d) with respect to any such Taxes that would not have been imposed, due or payable but for a failure by the Holder of Securities to comply with a request by the Issuers to satisfy any certification, identification or other reporting requirements whether imposed by statute, regulation, treaty or administrative practice concerning nationality, residence in or connection with the Netherlands Antilles or Canada; nor shall Additional Amounts be paid with respect to any payment on a Security to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Security. The Issuers or any such Subsidiary Guarantor will also, in accordance with applicable law, (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant Taxing Authority. The Issuers or any such Subsidiary Guarantor will furnish to the Holders of the Securities, within 30 days after the date the payment of any such Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Issuers or any such Subsidiary Guarantor.

            (b) The Issuers and each Subsidiary Guarantor will indemnify and hold harmless each Holder of Securities (other than an Excluded Holder in respect of the applicable payment) and will, upon written request of each Holder of Securities (other than an Excluded Holder in respect of the applicable payment), and provided that reasonable supporting documentation is provided, reimburse ("Reimbursement Payments") each such Holder for the amount of (i) any Taxes levied or imposed by the Netherlands Antilles or levied or imposed by way of deduction or withholding by Canada and paid by such Holder as a result of payments made under or with respect to the Securities, and (ii) any Taxes levied or imposed by the Netherlands Antilles or levied or imposed by way of deduction or withholding by Canada with respect to any reimbursement under the foregoing clause (i), so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been so imposed.

            (c) At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Issuers or any Subsidiary Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Issuers or such Subsidiary Guarantor, as the case may be, will deliver to the Trustee an Officers' Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders of Securities on the payment date. Whenever in this Indenture there is mentioned, the payment of amounts based upon principal, premium, if any, interest or any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts and Reimbursement Payments provided for in this Section 4.23, to the extent that, in such context, Additional Amounts and Reimbursements are, were or would be payable in respect thereof pursuant to the provisions of this Section 4.23.

            (d) The obligations of the Issuers under this Section 4.23 shall survive the termination of this Indenture and the payment of all other amounts under or with respect to the Securities.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01. Mergers, Consolidations and Sale of Assets.

            (a) Neither of the Issuers shall, in any transaction or series of related transactions, (i) consolidate or merge with or into (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the applicable Issuer's jurisdiction of incorporation to one of the States of the United States), or sell, lease, convey or otherwise dispose of or assign all or substantially all of the assets of Statia and its Restricted Subsidiaries (taken as a whole), or assign any of its obligations under the Securities, this Indenture or the Security Documents, to any Person or (ii) adopt a Plan of Liquidation unless, in either case: (a) the Person formed by or surviving such consolidation or merger (if other than an Issuer) or to which such sale, lease, conveyance or other disposition or assignment shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "Successor") is a corporation organized and existing under
(x) the laws of the Netherlands Antilles, (y) the laws of the United States or any State thereof or the District of Columbia or (z) the laws of Canada or any province thereof, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the applicable Issuer under the Securities, this Indenture and the Security Documents; (b) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; (c) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (1) the Consolidated Net Worth of the applicable Issuer or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of such Issuer immediately prior to such transaction and (2) Statia or the Successor, as the case may be, could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.04(a); (d) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by amendment to its Guarantee confirmed that its Guarantee of the Securities shall apply to the obligations of the Issuers or the Successor under the Securities and this Indenture; (e) the Trustee shall have been furnished an Opinion of Counsel to the effect that the transaction will not, in and of itself, result in the Issuers or the Successor being required to make any deduction or withholding for or on account of Taxes from any payments made under or with respect to the Securities referred to in Section 4.23(b); and
(f) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that (1) such transaction and supplemental indenture comply with this Article, (2) all conditions precedent herein provided for relating to such transaction have been complied with and (3) all instruments of further assurance and all actions as are necessary to maintain, preserve and protect the rights of the Holders and the Trustee hereunder and under each of the applicable Security Documents with respect to the Security Interests have been taken.

            (b) No Significant Subsidiary Guarantor (other than Statia Terminals Southwest, Inc.) may consolidate with or merge with or into (whether or not such Significant Subsidiary Guarantor is the surviving Person) another Person whether or not affiliated with such Significant Subsidiary Guarantor unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Significant Subsidiary Guarantor) assumes all of the obligations of such Significant Subsidiary Guarantor pursuant to a supplemental indenture, in form and substance satisfactory to the Trustee, under the Securities and this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) immediately after giving effect to such transaction Statia could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in
Section 4.04(a); and (iv) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that (1) such transaction and supplemental indenture comply with this Article, (2) all conditions precedent herein provided for relating to such transaction have been complied with and (3) all instruments of further assurance and all actions as are necessary to maintain, preserve and protect the rights of the Holders and the Trustee hereunder and under each of the applicable Security Documents with respect to the Security Interests have been taken.

SECTION 5.02. Successor Corporation Substituted.

            Upon any such consolidation, merger, conveyance, lease or transfer in accordance with the foregoing, the Successor formed by such consolidation or into which any Issuer is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer entering into or making such consolidation, merger, conveyance, lease or transfer under this Indenture with the same effect as if such Successor had been named as an Issuer herein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture, the Securities, the Security Documents and the Registration Rights Agreement. For all purposes of this Indenture and the Securities (including the provisions of this Article Five and Sections 4.03,
4.04 and 4.14), Subsidiaries of any Successor will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to definition of Unrestricted Subsidiary and all Indebtedness, and all Liens on property or assets, of the Issuers and the Restricted Subsidiaries immediately prior to such transaction or series of transactions will be deemed to have been incurred upon such transaction or series of transactions.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.

            The following are "Events of Default" under this Indenture:

            (i) failure by the Issuers to pay interest or any Additional Amounts or Reimbursement Payments related thereto on any of the Securities or any Liquidated Damages when they become due and payable and the continuance of any such failure for 30 days; or

            (ii) failure by the Issuers to pay the principal or premium, if any, on any of the Securities when it becomes due and payable, whether at stated maturity, upon redemption, upon acceleration or otherwise; or

            (iii) either Issuer shall fail to comply with any of its agreements or covenants in Section 5.01 or Section 4.15; or

            (iv) failure by either of the Issuers to comply with any other covenant in this Indenture or the Security Documents and continuance of such failure for 30 days after notice of such failure has been given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% of the aggregate principal amount of the Securities then outstanding; or

            (v) failure by either of the Issuers or any of their Subsidiaries to make any payment when due or during any applicable grace period in respect of any Indebtedness of the Issuers or any of such Subsidiaries that has an aggregate outstanding principal amount of $2.5 million or more; or


            (vi) a default under any Indebtedness of either of the Issuers or any Subsidiary of an Issuer, whether such Indebtedness now exists or hereafter shall be created, if (A) such default results in the Holder or Holders of such Indebtedness causing the Indebtedness to become due prior to its stated maturity and (B) the outstanding principal amount of such Indebtedness, together with the outstanding principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregate $2.5 million or more at any one time; or

            (vii) one or more final judgments or orders that exceed $2.5 million in the aggregate for the payment of money have been entered by a court or courts of competent jurisdiction against either of the Issuers or any Subsidiary of either of the Issuers and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered; or

            (viii) any of the Security Documents ceases to be in full force and effect or any of the Security Documents ceases to give the Trustee the Liens, rights, powers and privileges purported to be created thereby; or

            (ix) the occurrence of a Change of Control; or

            (x) on or prior to the Fifth Anniversary, (A) the sale, transfer or other disposition by the Issuers and their Restricted Subsidiaries of all or substantially all of the Collateral located at or used in connection with the St. Eustatius Facility or Point Tupper Facility, (B) all or substantially all of the Collateral located at the St. Eustatius Facility or Point Tupper Facility is Destroyed or is subject to a Taking or (C) the Issuers and their Restricted Subsidiaries consummate Asset Sales with a fair market value in excess of $100 million in the aggregate, provided that such Event of Default may be cured by the Issuers making an Offer to Purchase in respect of the maximum principal amount of Securities that may be purchased (less any such net proceeds previously applied to an Offer to Purchase) out of the net proceeds received from the events specified in clauses (A)-(C) above; provided further that such Offer to Purchase shall be made within 60 days of the event specified above at a price of 105% (100% with respect to clause (B) above) of the principal amount of the Securities, plus accrued and unpaid interest, if any, thereon, and otherwise in accordance with the procedures set forth in Section 4.15(e); or

            (xi) an Issuer or any Subsidiary Guarantor (a) admits in writing its inability to pay its debts generally as they become due, (b) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (c) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (d) consents to the appointment of a Custodian (as defined below) of it or for substantially all of its property, (e) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (f) makes a general assignment for the benefit of its creditors or (g) takes any partnership or corporate action, as the case may be, to authorize or effect any of the foregoing; or

            (xii) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of an Issuer or any Subsidiary Guarantor in an involuntary case or proceeding under any Bankruptcy Law, which shall (a) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of an Issuer or any Subsidiary Guarantor, (b) appoint a Custodian of an Issuer or a Subsidiary Guarantor or for substantially all of any of their property or (c) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

            (xiii) a court of competent jurisdiction in the Netherlands Antilles grants to an Issuer or any Subsidiary Guarantor a suspense of payment ("surs??ance van betaling") or declares an Issuer or any Subsidiary Guarantor bankrupt ("in staat van faillissement verklaard").

            For purposes of this Article Six: the term "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise.

SECTION 6.02. Acceleration.

            If an Event of Default (other than an Event of Default specified in clause (ix) or (x) above or an Event of Default specified in clause (xi), (xii) or (xiii) above involving either of the Issuers), shall have occurred and be continuing under this Indenture, or an Event of Default specified in clause (ix) above shall occur and be continuing and the Issuers (or a third party) shall fail to make a Change of Control Offer at the times and in the manner specified under Section 6.14, or an Event of Default specified in clause (x) above shall occur and be continuing and the Issuers shall fail to make an Offer to Purchase at the time and in the manner specified therein, the Trustee by written notice to Statia, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by written notice to Statia and the Trustee, may declare all amounts owing under the Securities to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal amount of, premium, if any, and interest on the outstanding Securities shall immediately become due and payable. If an Event of Default specified in clause (xi), (xii) or (xiii) above with respect to an Issuer occurs and is continuing, then the principal amount of, premium, if any, and accrued interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities.


SECTION 6.03. Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may (and, at the direction of the Holders of a majority of the aggregate principal amount of outstanding Securities, subject to Section 7.02(f), shall) (x) pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture, the Security Documents or the Guarantees and (y) pursue any available remedy by proceeding at law or in equity to enforce the performance of any provision of the Security Documents.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee, or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

            Each Holder, by accepting a Security, acknowledges that the exercise of remedies by the Trustee with respect to the Collateral is subject to the terms and conditions of the Security Documents and the proceeds received upon realization of the Collateral shall be applied by the Trustee in accordance with the Intercreditor Agreements and Section 6.10 of this Indenture.

SECTION 6.04. Waiver of Past Defaults.

            Subject to Sections 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities may on behalf of the Holders of all the Securities waive any past Defaults under this Indenture, except a Default in the payment of the principal of, premium, if any, or interest on any Security. The Issuers shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents upon which the Trustee may conclusively rely.

SECTION 6.05. Control by Majority.

            The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it hereunder or under the Security Documents. Subject to
Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law, this Indenture or the Security Documents, that the Trustee determines may be unduly prejudicial to the rights of another Holder of Securities, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by it which is not inconsistent with such direction.

            In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification from the Issuers satisfactory to it in its sole discretion against any loss, liability, cost or expense caused by taking such action or following such direction.

SECTION 6.06. Limitation on Suits.

            A Holder of Securities may not pursue any remedy with respect to this Indenture, the Security Documents, the Guarantees or the Securities unless:

            (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities (or, in the case of any remedy under the Security Documents only, a majority in principal amount of outstanding Securities) make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity or security; and

            (5) during such 60-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

            A Holder of Securities may not use this Indenture to prejudice the rights of another Holder of Securities or to obtain a preference or priority over such other Holder of Securities.

SECTION 6.07. Rights of Holders to Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of or premium, if any, and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08. Collection Suit by Trustee.


            If an Event of Default specified in clause (i) or (ii) of Section
6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Securities for the whole amount of principal, accrued interest and other amounts remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, legal fees, disbursements and advances of the Trustee, and its agents, nominees, custodians and counsel, and any other amounts due to the Trustee under Section 7.07) and the Holders of Securities allowed in any judicial proceedings relating to the Issuers and the Subsidiary Guarantors, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, legal fees, disbursements and advances of the Trustee and its agents, nominees, custodians and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Securities any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Securities in any such proceeding.

SECTION 6.10. Priorities.

            If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

            First: to the Trustee for amounts due under Section 7.07;

            Second: if the Holders of Securities are forced to proceed against the Issuers or a Subsidiary Guarantor or any other obligor on the Securities directly without the Trustee, to such Holders for their collection costs;


            Third: to Holders of Securities for amounts due and unpaid on the Securities for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

            Fourth: to Holders of Securities for amounts due and unpaid on the Securities for Additional Amounts, Reimbursement Payments and Liquidated Damages, in each case, ratably, without preference or priority of any kind, according to amounts due and payable on the Securities for Additional Amounts, Reimbursement Payments and Liquidated Damages;

            Fifth: to Holders of Securities for amounts due and unpaid on the Securities for principal, ratably, without preference or priority of any kind, according to amounts due and payable on the Securities for principal; and

            Sixth: to the Issuers or the Subsidiary Guarantors, as their respective interests may appear;

provided, however, that in the event any Additional Lender Intercreditor Agreement shall be in effect at the time of any payment contemplated under this Section, the Trustee shall effect such payment in the manner set forth in
Section 5 of each such Additional Lender Intercreditor Agreement.

            The Trustee, upon prior notice to the Issuers, may fix a record date and payment date for any payment to Holders of Securities pursuant to this
Section 6.10.

SECTION 6.11. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of Securities pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

SECTION 6.12. Rights and Remedies Cumulative.

            No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.13. Delay or Omission Not Waiver.

            No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.14. Change of Control.

            (a) The Securities may not be accelerated pursuant to Section 6.1 hereof following an Event of Default under Section 6.1(ix) hereof, and such Event of Default shall be cured, if the Issuers complies with the provisions of this Section 6.14. Such Event of Default may be cured if, within 30 days after the occurrence of the Change of Control, an offer to all Holders of Securities to purchase (a "Change of Control Offer") all outstanding Securities properly tendered pursuant to such offer is made and, within 60 days after the occurrence of the Change of Control, all Securities properly tendered pursuant to such offer are accepted for purchase for a cash price in U.S. Legal Tender (the "Change of Control Purchase Price") equal to 101% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. Failure to mail the notice on the date specified below or to have satisfied the foregoing condition precedent by the date that the notice is required to be mailed shall in any event constitute a covenant Default under Section 6.01(iv).

            (b) In order to effect a Change of Control Offer, the Issuers shall within 30 days after the occurrence of the Change of Control mail to each Holder of Securities (with a copy to the Trustee), a copy of the Change of Control Offer. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until the close of business on the third Business Day prior to the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

            (i) the date of such Change of Control and, briefly, the events causing such Change of Control;

            (ii) that the Change of Control Offer is being made pursuant to this
      Section 6.14 and that all Securities tendered in the Change of Control Offer will be accepted for payment;

            (iii) the Change of Control Purchase Price for each Security, the date on which the Securities shall be purchased (such purchase date being the "Change of Control Purchase Date"), the last date on which the Change of Control Purchase Notice must be given, the date on which the Change of Control Offer expires and the names and addresses of any Paying Agent and the offices or agencies maintained by the Issuers for such purpose in The City of New York;

            (iv) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

            (v) that, unless the Issuers shall default in the payment of the Change of Control Purchase Price, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

            (vi) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the third Business Day immediately preceding the Change of Control Purchase Date and, except in the case of a Global Security, must complete any form letter of transmittal (the "Change of Control Purchase Notice") proposed by the Issuers and acceptable to the Trustee and the Paying Agent;

            (vii) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day immediately preceding the Change of Control Purchase Date, a telex or facsimile transmission (confirmed by overnight delivery of the original thereof) or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

            (viii) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

            (ix) the instructions that Holders must follow in order to tender their Securities and the procedures for withdrawing a Change in Control Purchase Notice; and

            (x) information concerning the business of the Issuers, the most recent annual and quarterly reports of the Issuers filed with the Commission pursuant to the Exchange Act (or, if the Issuers are not required to file any such reports with the Commission, the comparable reports prepared pursuant to Section 4.10), a description of material developments in the Issuers' business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control and Change of Control Offer as would be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Change of Control Offer, including, but not limited to, the events causing such Change of Control and the date such Change of Control is deemed to have occurred.

            (c) On the Change of Control Purchase Date, the Issuers shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money in United States dollars, in immediately available funds, sufficient to pay the

Change of Control Purchase Price of all Securities or portions thereof so tendered and accepted (including any Additional Amounts or Reimbursement Payments payable in respect thereof) and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Issuers. The Paying Agent shall promptly disburse or deliver to the Holders of Securities so accepted payment in an amount equal to such Change of Control Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of each Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date. Notwithstanding the foregoing provisions of this Section 6.14, the Issuers shall not be required to make a Change of Control Offer in order to satisfy the requirements of this Section 6.14 if a third party makes the Change of Control Offer in the manner, at the times and otherwise in full compliance with the requirements applicable to a Change of Control Offer made by the Issuers and purchases all Securities properly tendered and not validly withdrawn pursuant to such Change of Control Offer; provided that any such third party shall be subject to Section 4.23 in respect of any amounts paid by such third party hereunder (for this purpose, Section 4.23 is modified by replacing "Issuers" with the name of the third party) and such Event of Default shall be cured only if such third party complies with Section 4.23 (as modified) or if the Issuers satisfies such third party's obligations under such Section.

            (d) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations, including applicable laws or regulations of Canada or any province thereof, in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 6.14, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 6.14 by virtue thereof.

            For purposes of this Section 6.14, the Trustee shall act as Paying

Agent.

            Prior to the commencement of a Change of Control Offer, the Issuers shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel (to the extent matters of law are involved) stating that all conditions precedent to such Change of Control Offer have been complied with.

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.

            (a) If an Event of Default actually known to the Trustee (except in the case of Sections 7.05 and 7.06, as used in this Article Seven, "Trustee" shall mean the Trustee in its capacity as Trustee under this Indenture and the Security Documents) has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture or the Security Documents at the request of any Holder of Securities, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it.

            (b) Except during the continuance of an Event of Default actually known to the Trustee:

            (1) The Trustee need perform only those duties as are specifically set forth herein and in the Security Documents and no others and no implied covenants or obligations shall be read into this Indenture or the Security Documents against the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents furnished to the Trustee and conforming to the requirements of this Indenture or the Security Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Security Documents.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the

      Trustee unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.


            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02 or 6.05.

            (d) No provision of this Indenture or the Security Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under the Security Documents or to take or omit to take any action under this Indenture or under the Security Documents or take any action at the request or direction of Holders of Securities if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

            (e) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.

            (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (c) The Trustee may act through its attorneys, agents, custodians and nominees and shall not be responsible for the misconduct or negligence of any attorney, agent, custodian or nominee (other than such a Person who is an employee of the Trustee) appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

            (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

            (g) The Trustee shall not be deemed to have notice or knowledge of any matter, including any Default or Event of Default, unless a Responsible Officer assigned to and working in the Trustee's Corporate Trust Department has actual knowledge thereof or unless written notice thereof is received by the Trustee at its Corporate Trust Department and such notice references the Securities generally, the Issuers or this Indenture.

SECTION 7.03. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may make loans to, accept deposits from or perform services for and may otherwise deal with either of the Issuers, any of their Subsidiaries or any of their respective Affiliates with the same rights it would have if it were not Trustee. However, the Trustee is subject to the provisions of Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities or the Security Documents or the Collateral covered thereby, it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers or the Subsidiary Guarantors in this Indenture, the Securities, the Security Documents or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to and shall not be responsible for the effectiveness or adequacy of this Indenture, any Security Document or any Security Interest. The Trustee shall not be responsible for independently ascertaining or maintaining such validity, if any, and shall be fully protected in relying upon certificates and opinions delivered to it in accordance with the terms of this Indenture or any Security Document.

SECTION 7.05. Notice of Default.

            If a Default or an Event of Default occurs and is continuing and the Trustee receives actual notice of such event, the Trustee shall mail to each Holder of Securities, as their names and addresses appear on the list of Holders of Securities described in Section 2.05, notice of the uncured Default or Event of Default within 30 days after the Trustee receives such notice. Except in the case of a Default or an Event of Default in payment of principal amount, premium, if any, or interest on, any Security, including the failure to make payment on (i) any Change of Control Purchase Date pursuant to a Change of Control Offer or (ii) any Purchase Date pursuant to an Offer to Purchase, the Trustee may withhold the notice if and so long as the board of directors, the executive committee, or a trust committee of directors, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders of Securities.

SECTION 7.06. Reports by Trustee to Holders.

            This Section 7.06 shall not be operative as a part of this Indenture until this Indenture is qualified under the TIA, and, until such qualification, this Indenture shall be construed as if this Section 7.06 were not contained herein.

            Within 60 days after each May 15 of each year beginning with 1997, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder of Securities a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b), 313(c) and 313(d).

            A copy of each report at the time of its mailing to Holders of Securities shall be mailed to the Issuers and filed with the Commission and each securities exchange, if any, on which the Securities are listed.

            The Issuers shall notify a Responsible Officer of the Trustee if the Securities become listed on any securities exchange or of any delisting thereof.

SECTION 7.07. Compensation and Indemnity.

            The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and its services hereunder or under the Security Documents. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence, bad faith or willful misconduct. Such expenses shall include the reasonable compensation, legal fees, disbursements and expenses of the Trustee's agents, accountants, experts, nominees, custodians and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.01 hereof.

            The Issuers shall, jointly and severally, indemnify the Trustee, its directors, officers and employees and each predecessor trustee for, and hold it harmless against, any loss, liability or expense incurred by the Trustee without negligence, bad faith or willful misconduct on its or their part arising out of or in connection with the administration of this trust and the Trustee's duties under this Indenture or the Security Documents, including the reasonable expenses and attorneys' fees of defending themselves against any claim of liability arising hereunder. The Trustee shall notify the Issuers promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Issuers shall not relieve the Issuers of its obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Issuers' expense. The Issuers need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld or delayed. The Issuers need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee if such violation arose from the negligence, bad faith or willful misconduct of the Trustee.

            To secure the Issuers' payment obligations in this Section 7.07, the Trustee shall have a senior Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, other than money held in trust to pay principal of and interest on particular Securities.

            When the Trustee incurs expenses or renders services after an Event of Default specified in clause (xi), (xii) or (xiii) of Section 6.01 occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Issuers' obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Issuers' obligations pursuant to Article Eight, any rejection or termination under any Bankruptcy Law and the termination of this Indenture.

SECTION 7.08. Replacement of Trustee.

            The Trustee may resign at any time (subject to the further provisions of this Section 7.08) by so notifying the Issuers in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Issuers and the Trustee in writing and may appoint a successor trustee with the Issuers' consent. The Issuers may remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged a bankrupt or an insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes legally incapable of acting with respect to its duties hereunder.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall notify each Holder of Securities of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture; provided, however, that no Trustee under this Indenture shall be liable for any act or omission of any successor Trustee. A successor Trustee shall mail notice of its succession to each Holder of Securities.

            If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Any resignation or removal of the Trustee pursuant to this Indenture shall be deemed to be a resignation or removal of the Trustee in its capacity as such under each of the Security Documents and any appointment of a successor Trustee pursuant to this Indenture shall, without any further act, deed or conveyance, be deemed to be an appointment of such successor in all capacities of the former Trustee under each of the Security Documents and such successor shall assume all of the obligations of the Trustee pursuant to the Security Documents; provided, however, that the former Trustee shall (i) execute and deliver all documents, agreements or other instruments as shall be necessary to transfer or assign all the claims, estates, properties, rights, powers, trusts, duties, authority and title of the former Trustee hereunder and under the Security Documents to the successor Trustee and (ii) deliver all Collateral held by it or its agents to such successor.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee and the Issuers shall pay to any such replaced or removed Trustee all amounts owed under Section 7.07 upon such replacement or removal.

SECTION 7.09. Successor Trustee by Merger, Etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee (and the successor to the Trustee under each of the Security Documents). In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 7.10. Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss. 310(a)(1) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers are outstanding, if the requirements for such exclusion set forth in TIA Secton 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Issuers.

            The Trustee, in its capacity as Trustee hereunder, shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                  ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01. Termination of Issuers' Obligations.

            This Indenture shall cease to be of further effect (except that the Issuers' obligations under Sections 7.07 and 4.23 and the Trustee's and Paying Agent's obligations under Section 8.03 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities that have been replaced or paid) to the Trustee for cancellation and the Issuers have paid all sums payable hereunder. In addition, the Issuers may terminate all of the obligations of the Issuers and the Subsidiary Guarantors under this Indenture and the Security Documents if:

            (1) the Issuers irrevocably deposit in trust with the Trustee or, at the option of the Trustee, with a trustee satisfactory to the Trustee and the Issuers under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient to pay principal of, premium, if any, and interest on the Securities to maturity and to pay all other sums payable by them hereunder; provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities;

            (2) the Issuers deliver to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect;

            (3) the Issuers have paid or caused to be paid all other sums payable hereunder and under the Securities and the Security Documents by the Issuers and the Subsidiary Guarantors;

            (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

            (5) each of the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or to the rights of any creditor of the Issuers or any Subsidiary Guarantor other than those continuing rights of the applicable Holders of Securities (or, if such opinion of counsel is conditioned upon the expiration of a fixed period of time, following such period);

            (6) the Issuers shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Trustee or a tax ruling to the effect that the Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of the Issuers' exercise of its option under this Section 8.01 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised; and

            (7) the Issuers shall have delivered to the Trustee an opinion of counsel in Canada and the Netherlands Antilles to the effect that Holders will not recognize income, gain or loss for Canadian federal or provincial tax or Netherlands Antilles tax, as the case may be, or other tax purposes as a result of the Issuers' exercise of such rights and will be subject to Canadian federal and provincial tax and Netherlands Antilles tax, as the case may be, and other tax on the same amounts, in the same manner and at the same time as would have been the case had the Issuers not exercised such rights.

Immediately after such event, or after the expiration of the period of time referred to in the opinion of counsel referred to in clause (v) above; this Indenture shall cease to be of further effect (except as provided in the next succeeding paragraph), and the Trustee, on demand of the Issuers, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture.


            However, the Issuers' obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.12, 2.13, 4.01, 4.02, 4.23, 6.07, Article Seven and the
Issuers', the Trustee's and Paying Agent's obligations in Section 8.03 shall survive until the Securities are no longer outstanding. Thereafter, only the Issuers's obligations in Sections 7.07 and 4.23 and the Trustee's and Paying Agent's obligations in Section 8.03 and 8.04 shall survive. For the purposes of applying Section 4.23, if the Trustee is required by law or by the interpretation or administration thereof to withhold or deduct any amount for or on account of any Taxes from any payment made from the trust fund described in
Section 8.01(l) under or with respect to the Securities, such payment shall be deemed to have been made by the Issuers and the Issuers shall be deemed to have been so required to withhold or deduct. Nothing contained in this Article Eight shall abrogate any of the rights, obligations or duties of the Trustee under this Indenture and the Security Documents.

            After such irrevocable deposit made pursuant to this Section 8.01 and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Issuers' obligations under this Indenture except for those surviving obligations specified above.

            In order to have money available on a payment date to pay principal amount of, premium, if any, or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

SECTION 8.02. Application of Trust Money.

            The Trustee or a trustee satisfactory to the Trustee and the Issuers shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal amount of, premium, if any, and interest on the Securities.

SECTION 8.03.  Repayment to the Issuers.

            The Trustee and the Paying Agent shall promptly pay to the Issuers upon written request any excess money or securities held by them or if deposited with the Trustee by any Subsidiary Guarantor, to such Subsidiary Guarantor at any time.

            The Trustee and the Paying Agent shall pay to the Issuers or any Subsidiary Guarantor, as the case may be, upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Issuers shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in the City of New York. After payment to the Issuers, Holders entitled to the money must look to the Issuers for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.04.  Reinstatement.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Issuers' and each Subsidiary Guarantor's and Pledgor's, if any, obligations under this Indenture, the Securities and the Security Documents shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Issuers or the Subsidiary Guarantors or Pledgors, as the case may be, have made any payment of principal amount of, premium, if any, or interest on any Securities because of the reinstatement of their obligations, the Issuers or the Subsidiary Guarantors or Pledgors, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders.

            The Issuers and the Subsidiary Guarantors (when authorized by Board Resolutions), and the Trustee, together, may amend or supplement this Indenture, the Securities and the Guarantees, without notice to or consent of any Securityholder, and the Pledgors (when authorized by Board Resolutions), and the Trustee, to the extent a party thereto, together, may amend or supplement the Security Documents without notice to or consent of any Holder of Securities:

            (1)   to cure any ambiguity, defect or inconsistency;

            (2) to evidence the succession in accordance with Article Five hereof of another Person to an Issuer or a Subsidiary Guarantor and the assumption by any such successor of the covenants of an Issuer or a Subsidiary Guarantor herein and in the Securities or a Guarantee, as the case may be;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

            (4) to make any other change that does not adversely affect the rights of any Holders of Securities hereunder or thereunder;

            (5) to mortgage, pledge or grant a security interest in favor of the Trustee as additional security for the payment and performance of obligations under this Indenture, the Securities and the Guarantees, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Trustee pursuant to the Security Documents or otherwise;

            (6) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

            (7) to add or release any Subsidiary Guarantor or Pledgor strictly in accordance with another provision of this Indenture or a provision of the Security Documents expressly providing for such addition or release;

provided that each of the Issuers, the Subsidiary Guarantors and the Pledgors party thereto has delivered to the Trustee an

Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.


SECTION 9.02.  With Consent of Holders.

            Subject to Section 6.07, the Issuers and the Subsidiary Guarantors (when authorized by Board Resolutions) and the Trustee, together, with the written consent (which may include consents obtained in connection with a tender offer or exchange offer for Securities) of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement this Indenture, the Securities or the Guarantees without notice to any other Holders of Securities. Subject to Section 6.07, the Pledgors (when authorized by Board Resolutions) and the Trustee, to the extent a party thereto, together, with the consent of the Holder or Holders of at least a majority in aggregate principal amount at maturity of the outstanding Securities, may amend or supplement the Security Documents without notice to any other Holder of Securities. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may by written consent (which may include consents obtained in connection with a tender offer for Securities) waive any existing Default (other than any continuing Default or Event of Default in the payment of the principal amount of, premium, if any, or interest on Securities) under, or compliance by the Issuers with any provision of, this Indenture or the Securities without notice to any other Holder of Securities.

            Without the consent of the Holders of at least 75% in principal amount at maturity of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Securities), no waiver or amendment to this Indenture may make any change in the provisions described in Section 6.14 or in the obligations of the Issuers to make a Non-Collateral Asset Sale Offer or Proceeds Offer that adversely affects the rights of any Holder of the Securities.

            Without the consent of each Holder of Securities affected, however, no such amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

            (1) change the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Securities, the Security Documents or the Guarantees;

            (2) reduce the rate or change the time for payment of interest, including default interest, on any Security;

            (3) reduce the principal amount of any Security;

            (4) change the Final Maturity Date of any Security, affect the terms of any scheduled payment of interest on or principal of the Securities, or alter the redemption provisions contained in this Indenture or the Securities in any manner adverse to any Holder;

            (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default;

            (6) make any changes in Section 6.04, 6.07 or this Section 9.02;

            (7) make the principal of, or the interest on any Security payable in money other than as provided for in this Indenture, the Securities and the Guarantees as in effect on the date hereof;

            (8) affect the ranking of the Securities or the Guarantees or affect the priority of the claims of Holders of Securities in and to the Collateral, in each case in any manner adverse to the Holders of the Securities;

            (9) make any change to this Indenture or the Securities that would result in the Issuers being required to make any deduction or withholding from payments made under or with respect to the Securities or adversely affect the right of the Holders to receive Additional Amounts or Reimbursement Payments as described in Section 4.23;

            (10) release any Subsidiary Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than strictly in accordance with the terms of this Indenture; or

            (11) directly or indirectly have the effect of impairing the Lien on the Collateral or permitting any release of Collateral from the Lien of the Security Documents except as expressly contemplated by this Indenture.

            It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.  Compliance with TIA.

            From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture, the Security Documents, the Securities or the Guarantees shall comply with the TIA as then in effect and to the extent applicable thereto.


SECTION 9.04.  Revocation and Effect of Consents.

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder of Securities is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Issuers received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (11) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.  Notation on or Exchange of Securities.

            If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06.  Trustee to Sign Amendments, Etc.

            The Trustee shall execute any amendment, supplement or waiver to any agreement authorized pursuant to this Article Nine; provided that (i) the form of any amendment, supplement or waiver with respect to the matters referred to in clauses (1) through (11) of Section 9.02 shall be satisfactory to the Trustee and (ii) the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects its own rights, duties or immunities under this Indenture or the Security Documents. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate of the Issuers each stating, in addition to the matters set forth in Section 13.04, that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Issuers, the Subsidiary Guarantors or the Pledgors, as the case may be, enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Issuers, and the Trustee shall have a Lien under
Section 7.07 for any such expense.

                                  ARTICLE TEN

                                  GUARANTEES

SECTION 10.01.  Unconditional Guarantee.

            Each Subsidiary Guarantor, jointly and severally, hereby unconditionally guarantees (such guarantee to be referred to herein as a "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: (i) the principal amount of, premium, if any, and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal and interest on any overdue interest, to the extent lawful, of the Securities and all other Obligations of the Issuers to the Holders of the Securities or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, and action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Holder of the Securities or the Trustee is required by any court or otherwise to return to the Issuers or any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or any Subsidiary Guarantor, any amount paid by the Issuers or any Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders of the Securities and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guarantee.

SECTION 10.02.  Severability.

            In case any provision of this Article Ten or any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby.

SECTION 10.03. Limitation of Subsidiary Guarantors' Liability.

            It is the intention of all parties hereto that the guarantee by each Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal, state or foreign law. To effectuate the foregoing intention, the Holders of Securities and each Subsidiary Guarantor incorporated in one of the States of the United States hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 10.04, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 10.04.  Contribution.

            In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Subsidiary Guarantor") under its Guarantee, such Funding Subsidiary Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor) for all payments, damages and expenses incurred by that Funding Subsidiary Guarantor in discharging the Issuers' obligations with respect to the Securities or any other Subsidiary Guarantor's obligations with respect to its Guarantee. "Adjusted Net Assets" of such Subsidiary Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date (other than liabilities of such Subsidiary Guarantor under Indebtedness subordinated to such Subsidiary Guarantor's Guarantee)), but excluding liabilities under the Guarantee, of such Subsidiary Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under its Guarantee, if any), excluding debt in respect of the Guarantee of such Subsidiary Guarantor, as they become absolute and matured.

SECTION 10.05.  Waiver of Subrogation.

            Until all Guarantee Obligations are paid in full, each Subsidiary Guarantor hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Issuers that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Issuers, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuers, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

SECTION 10.06.  Execution of Guarantee.

            To evidence its guarantee to the Holders of Securities set forth in this Article Ten, each Subsidiary Guarantor hereby agrees to execute its Guarantee in substantially the form included in the Securities, which shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in this Article Ten shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Subsidiary Guarantor by two Officers. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Issuers, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Subsidiary Guarantor.

SECTION 10.07.  Waiver of Stay, Extension or Usury Laws.

            Each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Subsidiary Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) such Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE ELEVEN

                               SECURITY DOCUMENTS

SECTION 11.01.  Collateral and Security Documents.

            (a) In order to secure the due and punctual payment of the Securities, the Pledgors and the Trustee shall on the Issue Date enter into the Security Documents to create the Security Interests and for related matters. The Trustee and the Pledgors hereby agree that the Trustee holds the Collateral in trust for its benefit, the benefit of the Holders and the benefit of the holders of Additional Secured Indebtedness pursuant to the terms of the Security Documents.

            (b) Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture.

SECTION 11.02.  Recording, Etc.

            (a) The Issuers will, and will cause each other Pledgor to, take or cause to be taken all action required or desirable to maintain, perfect, preserve and protect the Security Interests in the Collateral granted by the Security Documents, including, but not limited to, causing all financing statements, Mortgages, other instruments of further assurance, including, without limitation, continuation statements covering security interests in personal property, and all mortgages securing purchase money obligations delivered to the Trustee or to the trustee, mortgagee or other Holder of a Permitted Lien under Section 11.04 to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and will execute and file such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders, the holders of Additional Secured Indebtedness and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral.

            The Issuers will from time to time promptly pay and discharge all mortgage and financing and continuation statement recording and/or filing fees, charges and Taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance. Without limiting the generality of the foregoing covenant, in the event at any time the Trustee shall determine that additional mortgage recording, transfer or similar Taxes are required to be paid to perfect or continue any Lien on any Real Property in an amount at least equal to the fair market value from time to time of such Real Property, the Issuers shall pay such Taxes promptly upon demand by the Trustee. Notwithstanding the foregoing, the Trustee shall not have any duty or obligation to ascertain whether any such Taxes are required to be paid at any time, and the determination referred to in the preceding sentence shall only be made by the Trustee upon receipt of written notice that such Taxes are due and owing.

            (b) The Issuers shall furnish or cause to be furnished to the Trustee:

               (i) at the time of execution and delivery of this Indenture, Opinion(s) of Counsel substantially in the form of the Opinions to Counsel delivered on the Issue Date to the Initial Purchaser;

              (ii) at the time of execution and delivery of this Indenture, with respect to each Mortgaged Property, a title Opinion of Counsel, substantially to the effect that the Lien of the Mortgage encumbering such Mortgaged Property is a valid first mortgage Lien on such Mortgaged Property and fixtures thereon, subordinate only to those Liens specified in such Mortgage as "Prior Liens";

             (iii) within 30 days after the Issue Date, Opinion(s) of Counsel either (a) substantially to the effect that, in the opinion of such counsel, this Indenture, each Security Document and all other instruments of further assurance or assignment have been properly recorded, registered and filed to the extent necessary to perfect or create the Security Interests created by each such Security Document and reciting the details of such action, and stating that as to the Security Interests created pursuant to each such Security Document, such recordings, registerings and filings are the only recordings, registerings and filings necessary to give notice thereof and that no re-recordings, re-registerings or refilings are necessary to maintain such notice (other than as stated in such opinion), or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Security Interests; and

              (iv) within 30 days after November 27 in each year beginning with November 27, 1997, an Opinion of Counsel, dated as of such date, either
      (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and refilings of all instruments of further assurance as is necessary to maintain the Security Interests of each of the Security Documents and reciting with respect to such Security Interests the details of such action or referencing prior Opinions of Counsel in which such details are given, and stating that all instruments have been executed and/or filed that are necessary fully to preserve and protect the rights of the Holders, the Trustee and the holders of Additional Secured Indebtedness hereunder and under each of the Security Documents with respect to the Security Interests, or (b) to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Security Interests.

SECTION 11.03. Certain Dispositions of Collateral Without Release.

            (a) Notwithstanding the provisions of Section 11.04, so long as no Event of Default shall have occurred and be continuing, the Pledgors may, without any requirement of release or consent by the Trustee:

               (i) sell or otherwise dispose of any Permitted Equipment that may be defective or may have become worn out or obsolete or is no longer used or useful in the operation of the St. Eustatius Facility or Point Tupper Facility;

      provided, however, that the aggregate fair market value of such equipment does not exceed $500,000 and such equipment is sold in a commercially reasonably manner to an unaffiliated third party;

              (ii) grant rights-of-way and easements over or in respect of any Real Property; provided, however, that such grant will not in any material respect, in the reasonable opinion of the Board of Directors of the relevant Pledgor, impair the usefulness of such property in the conduct of the relevant Pledgor's business and will not be prejudicial to the interests of the Holders;


            (iii) alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances; provided, however, that no change in the location of any such Collateral subject to the Lien of any of the Security Documents shall be made which (1) removes such property into a jurisdiction in which any instrument required by law to preserve the Lien of any of the Security Documents on such property, including all necessary instruments of further assurance, has not been recorded, registered or filed in the manner required by law to preserve the Lien of any of the Security Documents on such property, (2) does not comply with the terms of this Indenture and the Security Documents or (3) otherwise impairs the Lien of the Security Documents;

              (iv) subject to the provisions of the Security Documents, abandon, terminate, cancel, release or make alterations in or substitutions of any leases, contracts or of rights-of-way subject to the Lien of the Security Documents; provided, however, that (i) any altered or substituted leases, contracts or rights-of-way shall forthwith, without further action, be subject to the Lien of the Security Documents to the same extent as those previously existing and (ii) if the relevant Pledgor shall receive any money or property in excess of such Pledgor's expenses in connection with such termination, cancellation, release, alteration or substitution as consideration or compensation for such termination, cancellation, release, alteration or substitution, such money or property, to the extent it exceeds $50,000 (in which case all of the money and property so received and not just the portion in excess of $50,000 shall be subject to this clause), forthwith upon its receipt by such Pledgor, shall be deposited with the Trustee (unless otherwise required by a Prior Lien permitted under the applicable Security Documents) as Trust Moneys subject to disposition as provided in Article Twelve hereof or otherwise subjected to the Lien of the Security Documents;

               (v) grant a non-exclusive license of any Patent, Trademark or Copyright (each as defined in the relevant Security Document);

              (vi) abandon any Patent, Trademark or Copyright where subsequent applications relating to such Patent, Trademark or Copyright have been filed with respect to similar subject matter or where the relevant Pledgor, in its reasonable business judgment, concludes that such Patent, Trademark or Copyright is no longer useful in the conduct of such Pledgor's business;

             (vii) surrender or modify any franchise, license or permit subject to the Lien of any of the Security Documents which it may own or under which it may be operating; provided, however, that, after the surrender or modification of any such franchise, license or permit, the relevant Pledgor shall still, in the reasonable opinion of the Board of Directors of such Pledgor, be entitled, under some other or without any franchise, license or permit, to conduct its business in the territory in which it is then operating; and provided, further, that if such Pledgor shall be entitled to receive any money or property in excess of such Pledgor's expenses in connection with such surrender or modification as consideration or compensation for such surrender or modification, such money or property, to the extent that it exceeds $50,000 (in which case all of the money and property so received and not just the portion in excess of $50,000 shall be subject to this clause), forthwith upon its receipt by such Pledgor, shall be deposited with the Trustee (unless otherwise required by a Prior Lien as defined in, and permitted under, the applicable Security Documents) as Trust Moneys subject to disposition as provided in Article Twelve hereof, or otherwise subjected to the Lien of the Security Documents;

            (viii) subject to the provisions of the Security Documents, grant leases or subleases in respect of any Real Property (other than Storage Contracts) in the event that the relevant Pledgor determines, in its reasonable business judgment, that such Real Property is no longer useful in the conduct of such Pledgor's business and that such lease or sublease would not be reasonably likely to have an adverse affect on the value of the property subject thereto; provided, however, that any such lease or sublease shall by its terms be subject and subordinate to the Lien, and otherwise comply with the provisions, of the Mortgage affecting such Real Property;

               (ix) sell or otherwise dispose of Inventory and other Floating Charge Collateral (as defined in the Mortgage encumbering the Mortgaged Property in Canada) and modify, extend or renew, or compromise or settle any dispute or claim relating to, or sell any Account Receivable, in each case in the ordinary course of business consistent with prudent business practice;

               (x) to release the Land Swap-Sale Parcel and the Option Parcel from the Lien of the Mortgage encumbering the Real Property located in Canada strictly in accordance with the other provisions of this Indenture and the Security Documents expressly providing for such release; or

              (xi) in connection with any sale of Lender Collateral in accordance with the provisions of Section 5 of the Access Intercreditor Agreement, to execute and deliver any and all instruments evidencing the release of the Lien of the Security Documents on the Lender Collateral described to be sold, transferred or otherwise disposed of in the Pledge Termination Notice delivered by any New Bank Lender in accordance with the provisions of the Access Intercreditor Agreement;

            (b) In the event that a Pledgor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Section 11.03 may be sold, exchanged or otherwise disposed of by such Pledgor without any release or consent of the Trustee, and such Pledgor requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under any of the Security Documents, the Trustee shall promptly execute such an instrument (in recordable form, where appropriate) upon delivery to the Trustee of (i) an Officers' Certificate by such Pledgor reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating that such property is property which by the provisions of this Section 11.03 may be sold, exchanged or otherwise disposed of or dealt with by such Pledgor without any release or consent of the Trustee and (ii) an Opinion of Counsel stating that the sale, exchange or other disposition made or proposed to be made was duly taken by such Pledgor in conformity with a designated subsection of Section 11.03(a) and that the execution of such written disclaimer, release or quitclaim is appropriate under this Section 11.03.

            Any disposition of Collateral made in strict compliance with the provisions of this Section 11.03 shall be deemed not to impair the Security Interests in contravention of the provisions of this Indenture.

SECTION 11.04.  Release of Collateral.

            (1) In addition to their rights under Section 11.03, the Issuers shall have the right to obtain a release of items of Collateral (other than Trust Moneys (excluding Trust Moneys constituting Net Proceeds from an Asset
Sale), which Trust Moneys are subject to release from the Lien of the Security Documents as provided under Article Twelve) (the "Released Interests") subject to an Asset Sale and the Trustee shall release the Released Interests from the Lien of the Security Documents and reconvey the Released Interests to the appropriate Pledgor, upon compliance with the condition that the appropriate Pledgor deliver to the Trustee the following:

            (a) Release Notice. A notice (each, a "Release Notice") from the appropriate Pledgor requesting the release of the Released Interests (i) describing the proposed Released Interests, (ii) except with respect to the Land Swap, specifying the value of such Released Interests on a date within 60 days of such notice (the "Valuation Date"), (iii) except with respect to the Land Swap, stating that the purchase price to be received is at least equal to the fair market value of the Released Interests, (iv) stating that the release of such Released Interests will not interfere with the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, (v) confirming the sale of, or an agreement to sell, such Released Interests in a bona fide sale to a Person that is not an Affiliate of any of the Issuers or Subsidiary Guarantors or, in the event that such sale is to a Person that is an Affiliate, confirming that such sale is made in compliance with the provisions of Section 4.12, (vi) certifying that such Asset Sale complies with the terms and conditions of this Indenture with respect thereto, (vii) in the event there is to be a substitution of property for the Collateral subject to the Asset Sale, specifying the property intended to be substituted for the Collateral to be disposed of and (viii) accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

            (b) Officers' Certificate. An Officers' Certificate of the appropriate Pledgor stating that (i) such Asset Sale covers only the Released Interests and complies with the terms and conditions of this Indenture with respect to Asset Sales, (ii) all Net Proceeds, if any, from the sale of any of the Released Interests will be applied pursuant to the provisions of this Indenture in respect of Asset Sales, (iii) except with respect to the Land Swap, there is no Default or Event of Default in effect or continuing on the date thereof or the date of such Asset Sale, (iv) except with respect to the Land Swap, the release of the Collateral will not result in a Default or Event of Default under this Indenture and (v) all conditions precedent in this Indenture and in the Security Documents relating to the release of the Collateral in question have been complied with;

            (c) Delivery of Net Proceeds and Other Property. The Net Proceeds and other property (other than Cash or Financial Instruments) received as consideration from the Asset Sale shall be delivered to the Trustee, together with such instruments of conveyance, assignment and transfer, if any, as may be necessary, in the Opinion of Counsel, to subject to the Lien of this Indenture and the Security Documents all the right, title and interest of the Pledgors in and to such property;

            (d) Opinions of Counsel. Except with respect to the Land Swap, in connection with which the appropriate Pledgor shall deliver the Opinions of Counsel required by Section 1.26 of the Mortgage encumbering the Real Property located in Nova Scotia, Canada, one or more Opinions of Counsel which, when considered collectively, shall be substantially to the effect
      (i) that any obligation included in the consideration for any Released Interest and to be received by the Trustee pursuant to Section 11.04(d) is a valid and binding obligation enforceable in accordance with its terms, subject to such customary exceptions regarding equitable principles, creditors' rights generally and bankruptcy as shall be reasonably acceptable to the Trustee in its sole judgment, and is effectively pledged under the Security Documents, (ii) that any Lien granted by a purchaser to secure a purchase money obligation is a fully perfected Lien and such instrument granting such Lien is enforceable in accordance with its terms,
      (iii) either (x) that such instruments of conveyance, assignment and transfer as have been or are then delivered to the Trustee are sufficient to subject to the Lien of the Security Documents all the right, title and interest of the Issuers in and to any property (other than Cash or Financial Instruments) and obligations, that is included in the consideration for the Released Interests and is to be received by the Trustee pursuant to Section 11.04(d), or (y) that no instruments of conveyance, assignment or transfer are necessary for such purpose, (iv) that the Pledgor has corporate power to own all property included in the consideration for such release, and (v) that all conditions precedent herein and under any of the Security Documents relating to the release of such Collateral have been complied with;

            (e) Regarding Real Property. If the Collateral to be released is (i) only a portion of a discrete parcel of Real

      Property, an Opinion of Counsel confirming that after such release, the Lien of the applicable Mortgage continues unimpaired as a first priority perfected Lien upon the remaining Mortgaged Property subject only to those Liens permitted by the applicable Mortgage; and (ii) except with respect to the Land Swap, Mortgaged Property having a fair value in excess of $250,000, the Issuers shall have delivered to the Trustee a Survey depicting the Real Property to be released; and

            (f) Other Documents. All documentation required by the Trust Indenture Act, if any, prior to the release of Collateral by the Trustee and, in the event there is to be a substitution of property for the Collateral subject to the Asset Sale, all documentation necessary to subject such new Collateral to the Lien of the Security Documents.

            In connection with any release, the Issuers shall (i) execute, deliver and record or file and obtain such instruments as the Trustee may reasonably require, including, without limitation, amendments to the Security Documents and (ii) deliver to the Trustee such evidence of the satisfaction of the applicable provisions of this Indenture and the Security Documents as the Trustee may reasonably require.

            Notwithstanding the foregoing provisions of this Section 11.04, the Issuers may obtain a release of any Net Proceeds required to purchase Securities pursuant to an Offer to Purchase on a Purchase Date (including an Offer to Purchase made in order to cure an Event of Default of the type specified in
Section 6.01(ix) or (x)) by directing the Trustee in writing to cause to be applied such Net Proceeds to such purchase in accordance with Section 4.15 and Article Twelve.

            Except with respect to the Land Swap, in case an Event of Default shall have occurred and be continuing, the Pledgors, while in possession of the Collateral (other than Cash, Financial Instruments, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under any Security Document or with the trustee, mortgagee or other holder of a Prior Lien permitted by the Security Documents), may do any of the things enumerated in this Section 11.04 only if the Trustee, in its discretion, or the Holders of a majority in aggregate principal amount of the Securities outstanding, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under this Section 11.04 shall omit the statement to the effect that no Event of Default has occurred and is continuing. This paragraph shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.01(i) or (ii).

            All Cash or Financial Instruments received by the Trustee pursuant to this Section 11.04 shall be held by the Trustee as Trust Moneys subject to application as provided in this Section 11.04 or in Article Twelve, as appropriate. All purchase money and other obligations received by the Trustee pursuant to this Section 11.04 shall be held by the Trustee as Collateral.

            Any releases of Collateral made in strict compliance with the provisions of this Section 11.04 shall be deemed not to impair the Security Interests created by the Security Documents in favor of the Trustee, in contravention of the provisions of this Indenture.

SECTION 11.05. Eminent Domain and Other Governmental Takings.

            Should any of the Collateral be subject to a Taking, the Trustee shall release the property so taken or purchased, but only upon receipt by the Trustee of the following:

            (a) an Officers' Certificate of the Issuers stating that such property has been Taken and the amount of the award or payment therefor, and that all conditions precedent herein provided for relating to such release have been complied with;

            (b) the award or payment for such property (net of the costs of obtaining such award or payment) shall be exchanged for Financial Instruments and deposited with the Trustee, to be held as Trust Moneys subject to the disposition thereof pursuant to Article Twelve; provided, however, that, in lieu of all or any part of such award or payment, the applicable Pledgor shall have the right to deliver to the Trustee a certificate of the trustee, mortgagee or other holder of a Prior Lien on all or any part of the property to be released, stating that such award or payment (net of the costs of obtaining such award or payment), or a specified portion thereof, has been deposited with such trustee, mortgagee or other holder pursuant to the requirements of such Prior Lien, in which case the balance of the award, if any, shall be delivered to the Trustee; and

            (c) an Opinion of Counsel substantially to the effect:

                  (1) that such property has been Taken by eminent domain, or has been sold pursuant to the exercise of a right vested in a governmental authority to purchase, or to designate a purchaser or order a sale of, such property;

                  (2) in the case of any Taking by eminent domain, that the
            award for the property so taken has become final or that the Board of Directors of the applicable Pledgor has determined that an appeal from such award is not advisable in the interests of the Issuers or any other Pledgor, as applicable, or the Holders of the Securities;

                  (3) in the case of any such sale, that the payment with
            respect to the property so sold is not less than the amount to which the applicable Pledgor is legally entitled under the terms of such right to purchase or designate a purchaser, or under the order or orders directing such sale, as the case may be;

                  (4) in case, pursuant to Section 11.05(b), the award or
            payment for such property (net of the costs of obtaining such award or payment), or a specified portion thereof, shall be certified to have been deposited with the trustee, mortgagee or other holder of a Prior Lien, that the property to be released, or a specified portion thereof, is or immediately before such Taking was subject to such Prior Lien, and that such deposit is required by such Prior Lien; and

                  (5) that the instrument or the instruments and the award or payment of such Taking which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and the applicable Security Documents and that, upon the basis of such application, the Trustee is permitted by the terms hereof and of the Security Documents to execute and deliver the release requested, and that all conditions precedent herein and in the Security Documents provided for relating to such release have been complied with.

            In any proceedings for the Taking of any part of the Collateral, the Trustee may be represented by counsel who may be counsel for the Issuers.

            All Cash or Financial Instruments received by the Trustee pursuant to this Section 11.05 shall be held by the Trustee as Trust Moneys under Article Twelve subject to application as therein provided. All purchase money and other obligations received by the Trustee pursuant to this Section 11.05 shall be held by the Trustee as Collateral subject to application as provided in Section 11.11.


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

SECTION 11.06.  Trust Indenture Act Requirements.

            The release of any Collateral, whether pursuant to Article Eleven or Twelve, from the Lien of any of the Security Documents or the release of, in whole or in part, the Liens created by any of the Security Documents, will not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. The Trustee and each of the Holders of the Securities acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Interests in contravention of the terms of this Indenture. To the extent applicable, without limitation, the Pledgors and each obligor on the Securities shall cause TIA ss. 314(d) relating to the release of property or securities from the Liens hereof and of the Security Documents to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the appropriate Pledgor, except in cases in which TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person.

SECTION 11.07.  Suits to Protect the Collateral.

            Subject to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders of the Securities in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the Holders of the Securities or the Trustee).

SECTION 11.08.  Purchaser Protected.

            In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article Eleven to be sold be under obligation to ascertain or inquire into the authority of the Issuers or any other Pledgor, as applicable, to make any such sale or other transfer.

SECTION 11.09. Powers Exercisable by Receiver or Trustee.

            In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Eleven upon the Issuers or any other Pledgor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuers or any other Pledgor, as applicable, or of any officer or officers thereof required by the provisions of this Article Eleven.

SECTION 11.10.  Disposition of Obligations Received.

            All purchase money or other obligations received by the Trustee under this Article Eleven shall be held by the Trustee as a part of the Collateral. Upon payment in Cash or Financial Instruments by or on behalf of the Issuers or the obligor thereof to the Trustee of the entire unpaid principal amount of any such obligation, the Trustee shall promptly release and transfer such obligation and any mortgage securing the same upon receipt of any documentation that the Trustee may reasonably require. Any Cash or Financial Instruments received by the Trustee in respect of the principal of any such obligations shall be held by the Trustee as Trust Moneys under Article Twelve subject to application as therein provided. Unless and until the Securities are accelerated, pursuant to Section 6.02, all interest and other income on any such obligations, when received by the Trustee, shall be paid to the Issuers from time to time in accordance with Section 12.08. If the Securities have been accelerated pursuant to Section 6.02, any such interest or other income not theretofore paid, when collected by the Trustee, shall be applied by the Trustee in accordance with Section 6.10 of this Indenture or, if then in effect, the Additional Lender Intercreditor Agreement.

SECTION 11.11.  Determinations Relating to Collateral.

            In the event (i) the Trustee shall receive any written request from the Issuers or any other Pledgor under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Issuers' or any other Pledgor's obligations with respect thereto or (ii) there shall be required from the Trustee under the provisions of any Security Document any performance or the delivery of any instrument or (iii) a Responsible Officer of the Trustee shall become aware of any nonperformance by the Issuers or any other Pledgor of any covenant or any breach of any representation or warranty of the Issuers or any other Pledgor set forth in any Security Document, and, in the case of clauses
(i), (ii) or (iii) above, the Trustees' response or action is not otherwise specifically contemplated hereunder then, in each such event, the Trustee shall, within seven Business Days, advise the Holders of the Securities, in writing, of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Trustee has become aware. The Holders of not less than a majority in aggregate principal amount of the outstanding Securities pursuant to Section 6.05 shall have the exclusive authority to direct the Trustee's response to any of the circumstances contemplated in clauses (i), (ii) and (iii) above. In the event the Trustee shall be required to respond to any of the circumstances contemplated in this Section 11.11, the Trustee shall not be required so to respond unless it shall have received written authority by not less than a majority in aggregate principal amount of the outstanding Securities; provided, however, that the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which shall be reimbursed to the Trustee pursuant to Section 7.07). The Trustee shall be fully protected case may be, should respond to such request or render any requested performance or response to such nonperformance or expert, consultant, agent or attorney or agreed to by a Securities pursuant to Section 6.05.

SECTION 11.12.  Renewal and Refunding.

            Nothing in this Article Eleven shall prevent (i) the renewal or extension, without impairment of the Security Interests, at the same or at a lower or higher rate of interest, of any of the obligations or Indebtedness of any Person included in the Collateral or (ii) the issue in substitution for any such obligations or Indebtedness of other obligations or Indebtedness of such Person for equivalent amounts and of substantially equal or superior rank as to security, if any; provided, however, that every such obligation or Indebtedness as so renewed or extended shall continue to be subject to the Lien of the Security Documents and every substituted obligation of Indebtedness and the evidence thereof shall be deposited and pledged with the Trustee.

SECTION 11.13. Release upon Termination of the Issuers' Obligations.

            In the event that the Issuers delivers an Officers' Certificate certifying that its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article Eight, the Trustee shall (i) execute and deliver, in each case without recourse, representation or warranty such releases, termination statements and other instruments (in recordable form, where appropriate) as the Issuers or any other Pledgor, as applicable, may reasonably request evidencing the termination of the Security Interests created by the Security Documents and
(ii) not be deemed to hold the Security Interests for the benefit of the Trustee and the Holders of the Securities; provided, however, that in the event the Additional Lender Intercreditor Agreement shall then be in effect, (x) such releases, termination statements and other instruments shall solely evidence the termination of the Security Interest granted under the Security Documents for the benefit of the Holders of Securities and (y) the Security Interests granted under the Security Documents for the benefit of the holders of Additional Secured Indebtedness shall in no event be affected thereby.

SECTION 11.14.  Certain Actions by Trustee.

            Any action taken by the Trustee pursuant to this Article Eleven or Article Twelve in respect of the release, substitution or use of Collateral shall be taken by the Trustee as its interest in such Collateral may appear, and no provision of this Article Eleven or Article Twelve is intended to, or shall, excuse compliance with any provision of the Intercreditor Agreements or the Security Documents that create rights in favor of other secured creditors.

                                ARTICLE TWELVE

                          APPLICATION OF TRUST MONEYS

SECTION 12.01.  "Trust Moneys" Defined.

            All Cash or Financial Instruments received by the Trustee, in accordance with the terms of this Indenture and the Security Documents:

            (a) upon the release of property from the Lien of any of the Security Documents, including, without limitation, all moneys received in respect of the principal of all purchase money, governmental and other obligations; or

            (b) as compensation for, or proceeds of the sale of, all or any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to an order of, a governmental authority or otherwise disposed of; or

            (c) as proceeds of insurance upon any, all or part of the Collateral (other than any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it); or

            (d) pursuant to certain provisions of the Mortgages; or

            (e) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee, or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Security Documents or otherwise; or

            (f) for application under this Article Twelve as elsewhere provided in this Indenture or any Security Document, or whose disposition is not elsewhere otherwise specifically provided for herein or in any Security Document;

(all such moneys being herein sometimes called "Trust Moneys"; provided, however, that Trust Moneys shall not include any property deposited with the Trustee pursuant to Section 6.14 or Article Three or Eight or delivered to or received by the Trustee pursuant to Section 6.10 hereof) shall be held by or delivered to the Trustee, for its benefit and the benefit of the Holders of Securities (and, if the Additional Lender Intercreditor Agreement shall then be in effect, for the benefit of the holders of the Additional Secured Indebtedness) as a part of the Collateral in accordance with the provisions of this Indenture and the applicable Security Documents and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to any of the Security Documents, said Trust Moneys shall be applied in accordance with
Section 6.10 and the applicable Intercreditor Agreements; but, prior to any such entry, sale or other disposition, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Trustee, from time to time as provided in Sections 12.02 through 12.06, inclusive, and the applicable Intercreditor Agreement.

            On the Issue Date there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Trustee an account which shall be entitled the "Collateral Account" (the "Collateral Account"). The Collateral Account shall be established and maintained by the Trustee at its corporate trust offices located in New York. All Trust Moneys that are received by the Trustee shall be held, applied and/or disbursed by the Trustee in accordance with the provisions of this Article Twelve.

SECTION 12.02.  Retirement of Securities.

            Subject to the limitations set forth in Section 4.15 and paragraph 5 of the Notes, the Trustee shall apply Trust Moneys from time to time to the payment of the principal amount of and interest on any Securities, when due or to the redemption thereof or the purchase thereof upon tender pursuant to an Offer to Purchase or a Change of Control Offer under Section 6.14, as the Issuers shall request in writing, upon receipt by the Trustee of the following:

            (a) Board Resolutions of Statia directing the application pursuant to this Section 12.02 of a specified amount of Trust Moneys and, in case any such moneys are to be applied to the payment of Securities, designating the Securities so to be paid and, in case any such moneys are to be applied to the purchase of Securities, prescribing the method of purchase, the price or prices to be paid and the maximum principal amount of Securities to be purchased and any other provisions of this Indenture governing such purchase;

            (b) U.S. Legal Tender in the maximum amount of the accrued interest, if any, required to be paid in connection with any such purchase, which Cash shall be held by the Trustee in trust for such purpose;

            (c) an Officers' Certificate of the Issuers, dated not more than five Business Days prior to the date of the relevant application stating

                  (i) that no Default or Event of Default exists unless such
            Default or Event of Default would be cured thereby; and

                  (ii) that all conditions precedent and covenants herein
            provided for relating to such application of Trust Moneys have been complied with; and

            (d) an Opinion of Counsel stating that the documents and the Cash or

      Financial Instruments, if any, which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

            Upon compliance with the foregoing provisions of this Section, the Trustee shall apply Trust Moneys as directed and specified by such Board Resolution, up to, but not exceeding, the principal amount of the Securities so paid or purchased, using the U.S. Legal Tender deposited pursuant to paragraph
(b) of this

Section 12.02, to the extent necessary, to pay any accrued interest required in connection with such purchase.

            A Board Resolution expressed to be irrevocable directing the application of Trust Moneys under this Section 12.02 to the payment of the principal of particular Securities shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Trustee in trust for such purpose. Such Trust Moneys and any U.S. Legal Tender deposited with the Trustee pursuant to paragraph (b) of this Section 12.02 for the payment of accrued interest shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Moneys.

SECTION 12.03. Withdrawals of Insurance Proceeds and Condemnation Awards.

            To the extent that any Trust Moneys consist of either (a) the proceeds of insurance relating to the Destruction of any part of the Collateral or (b) any award or payment relating to the Taking of any of the Collateral, such Trust Moneys may, subject to the provisions of Section 4.15(c), be withdrawn by the Issuers or any Subsidiary Guarantor, as applicable, and shall be paid by the Trustee upon a request by the Issuers or the applicable Subsidiary Guarantor by the proper officer or officers of the Issuers or the applicable Subsidiary Guarantor to reimburse the Issuers or the applicable Subsidiary Guarantor for expenditures made, or to pay costs incurred, by the Issuers or the applicable Subsidiary Guarantor to repair, rebuild or replace the Collateral Destroyed or Taken, upon receipt by the Trustee of the following:

            (a) an Officers' Certificate of the applicable Issuer or the applicable Subsidiary Guarantor dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys and (if required by the TIA) signed also, in the case of the following clauses (i), (iv) and (vi), by an Independent Financial Advisor, setting forth:

                    (i) that expenditures have been made, or costs incurred, by the Issuers or the applicable Subsidiary Guarantor in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the fair market value thereof to the applicable Issuer or the applicable Subsidiary Guarantor at the date of the acquisition thereof by the applicable Issuer or the applicable Subsidiary Guarantor, except that it shall not be necessary under this clause (i) to state the fair market value of any such repairs, rebuildings or replacements that are separately described pursuant to clause (vi) of this paragraph (a) and whose fair market value is stated in the Independent Financial Advisor's certificate under paragraph (b) of this Section 12.03;

                   (ii) that no part of such expenditures in any previous or
            then pending application, has been or is being made the basis for the withdrawal of any Trust Moneys pursuant to this Section 12.03;

                  (iii) that no part of such expenditures or costs has been paid out of either the proceeds of insurance or awards or payments upon any part of the Collateral not required to be paid to the Trustee under the relevant Mortgage;

                   (iv) that there is no outstanding Indebtedness, other than costs for which payment is being requested, known to the Issuers or the applicable Subsidiary Guarantor, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendor's, mechanics', laborers' materialmen's, statutory or other similar Lien upon any of such repairs, rebuildings or replacement, which Lien might, in the opinion of the signers of such certificate, materially impair the security afforded by such repairs, rebuildings or replacement;

                    (v) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of either the Issuers' or the applicable Subsidiary Guarantor's business;

                   (vi) whether any part of such repairs, rebuildings or
            replacements within six months before the date of acquisition thereof by the Issuers or the applicable Subsidiary Guarantor, has been used or operated by Persons other than the Issuers or the applicable Subsidiary Guarantor in a business similar to that in which such property has been or is to be used or operated by the Issuers or the applicable Subsidiary Guarantor, and whether the fair market value to the Issuers or the applicable Subsidiary Guarantor, at the date of such acquisition, of such part of such repairs, rebuildings or replacement is at least $25,000 and 1% of the aggregate principal amount of the outstanding Securities; and, if all of such facts are present, such part of said repairs, rebuildings or replacements shall be separately described, and it shall be stated that an Independent Financial Advisor's certificate as to the fair market value to the applicable Issuer or the applicable Subsidiary Guarantor of such separately described repairs, rebuildings or replacements will be furnished under paragraph (b) of this Section 12.03;

                  (vii) that no Default or Event of Default shall have occurred and be continuing; and

                 (viii) that all conditions precedent herein provided for
            relating to such withdrawal and payment have been complied with.

            (b) In case any part of such repairs, rebuildings or replacements is separately described pursuant to the foregoing clause (vi) of paragraph
      (a) of this Section 12.03, a certificate of an Independent Financial Advisor (if required by the TIA) stating the fair market value to the applicable Issuer or the applicable Subsidiary Guarantor, in such Independent Financial Advisor's opinion, of such separately described repairs, rebuildings or replacements at the date of the acquisition thereof by the Issuers or the applicable Subsidiary Guarantor.

            (c) (i) In case any part of such repairs, rebuildings or replacements constitutes Real Property:

                  (1) with respect to any such repairs, rebuildings or
            replacements that are not encompassed within or are not erected upon Mortgaged Property, an instrument or instruments in recordable form sufficient for the Lien of this Indenture and any Mortgage to cover such repairs, rebuildings or replacements which, if such repairs, rebuildings or replacements include leasehold or easement interests, shall include normal and customary provisions with respect thereto and evidence of the filing of all such documents as may be necessary to perfect such Liens;

                  (2) a title Opinion of Counsel in form and substance
            acceptable to the Trustee, substantially to the effect that the Lien of this Indenture and any Mortgage constitutes a direct and valid and perfected mortgage Lien on such repairs, rebuildings or replacements (subject to no Prior Liens other than Prior Liens which were permitted with respect to the Collateral repaired, rebuilt or replaced);

                  (3) in the event such repairs, rebuildings or replacements have a fair market value in excess of $250,000, a Survey with respect thereto; and

                  (4) evidence of payment or a closing statement indicating
            payments to be made by the applicable Issuer or the applicable Subsidiary Guarantor of all recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any foreign counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any applicable Security Document and to perfect such Lien; and

              (ii) in case any part of such repairs, rebuildings or replacements constitutes personal property interests:

                  (1) an instrument in recordable form sufficient for the Lien of any applicable Security Document to cover such repairs, rebuildings or replacements; and

                  (2) evidence of payment or a closing statement indicating
            payments to be made by the Issuers or the applicable Subsidiary Guarantor of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any foreign counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any Security Document and to perfect such Liens.

      (d)   An Opinion of Counsel to the effect:

               (i) that the instruments that have been or are therewith delivered to the Trustee conform in all material respects to the requirements of this Indenture and any other applicable Security Document, and that, upon the basis of such request of the Issuers or the applicable Subsidiary Guarantor and the accompanying documents specified in this
      Section 12.03, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this
      Section 12.03; and

              (ii) that all of the Issuers' or the applicable Subsidiary Guarantor's right, title and interest in and to said repairs, rebuildings or replacements, or combination thereof, are then subject to the Lien of any of the Security Documents.

            Upon compliance with the foregoing provisions of this Section 12.03, the Trustee shall cause the Trustee to pay on the written request of the Issuers an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of paragraph (a) of this
Section 12.03, or the fair market value to the Issuers of such repairs, rebuildings and replacements stated in such Officers' Certificate (and in such Independent Financial Advisor's certificate, if required by paragraph (b) of this Section 12.03), whichever is less.

SECTION 12.04. Withdrawal of Trust Moneys for Reinvestment.

            To the extent that any Trust Moneys consist of Net Proceeds received by the Trustee pursuant to Section 4.15 and the Issuers or any Subsidiary Guarantor, as applicable, intends to reinvest such Net Proceeds in a manner that would constitute a Related Business Investment or a Permitted Related Acquisition, such Trust Moneys may be withdrawn by the Issuers or any Subsidiary Guarantor, as applicable, and shall be paid by the Trustee upon a written request by the Issuers by the proper Officer or Officers of the Issuers or any Subsidiary Guarantor, as applicable, to reimburse the Issuers or any Subsidiary Guarantor, as applicable, for expenditures made or to pay costs incurred by the Issuers or any Subsidiary Guarantor, as applicable, in connection with such Related Business Investment or Permitted Related Acquisition, upon receipt by the Trustee of the following:

            (a) An Officers' Certificate of the Issuers, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys, stating in substance as follows:

               (i) that the Trust Moneys to be released constitute Net Proceeds from an Asset Sale;

              (ii) setting forth with particularity the investment or acquisition to be made with such Trust Moneys;

             (iii) that the release of the Trust Moneys complies with all applicable terms of this Indenture;

              (iv) that there is no Default or Event of Default (both before and after giving effect to the Related Business Investment or the Permitted Related Acquisition) continuing; and

               (v) that all conditions precedent herein provided for relating to the release of the Trust Moneys in question have been provided.

            (b) If the Related Business Investment or the Permitted Related Acquisition to be made is an investment in Real Property, the Issuers shall also deliver to the Trustee:

               (i) an instrument or instruments in recordable form sufficient for the Lien of this Indenture and any Mortgage to cover such Real Property which, if the Real Property is a leasehold or easement interest, shall include normal and customary provisions with respect thereto and evidence of the filing of all such financing statements and other instruments as may be necessary to perfect such Liens;

              (ii) a title Opinion of Counsel in form and substance acceptable to the Trustee, substantially to the effect that the Lien of this Indenture and any Mortgage constitutes a direct and valid and perfected mortgage Lien on such Real Property (subject to no Prior Liens other than Prior Liens which were permitted with respect to the Collateral which was the subject of the Asset Sale);

              (iii) in the event the fair market value of the Real Property is in excess of $250,000, a Survey with respect thereto; and

              (iv) evidence of payment or a closing statement indicating payments to be made by the Issuers or the appropriate Subsidiary Guarantor of all recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any foreign counsel), that may be incurred to validly and effectively subject the Real Property to the Lien of any applicable Security Document and to perfect such Lien.

            (c) If the Related Business Investment or Permitted Related Acquisition is a personal property interest, the Issuers or the appropriate Subsidiary Guarantor shall deliver to the Trustee:

            (i) an instrument in recordable form, if necessary, sufficient for the Lien of any applicable Security Document to cover such personal property interest; and

            (ii) evidence of payment or a closing statement indicating payments to be made by the Issuers or the appropriate Subsidiary Guarantor of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any foreign counsel), that may be incurred to validly and effectively subject the Related Business Investment or Permitted Related Acquisition to the Lien of any Security Document and to perfect such Lien.

            (d) An Opinion of Counsel stating that (i) all of the Issuers' or the applicable Subsidiary Guarantor's right, title and interest in and to such personal property are then subject to the Lien of the Security Documents and
(ii) the documents that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and that all conditions precedent herein and in the Security Documents relating to such application of Trust Moneys have been complied with.

SECTION 12.05. Powers Exercisable Notwithstanding Event of Default.


            In case an Event of Default shall have occurred and shall be continuing, the Issuers or any Subsidiary Guarantor, as applicable, while in possession of Collateral (other than Cash, Financial Instruments, securities and other Personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Documents or with the trustee, mortgagee or other holder of a Prior Lien), may do any of the things enumerated in Sections 12.02, 12.03 and 12.04 if the Holders of a majority in aggregate principal amount of the Securities outstanding, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under any of such Sections shall omit the statement to the effect that no Event of Default has occurred and is continuing. This Section 12.05 shall not apply, however, during the continuance of an Event of Default of the type specified in
Section 6.01(i) or (ii).

SECTION 12.06. Powers Exercisable by Trustee or Receiver.

            In case the Collateral (other than any Cash, Financial Instruments, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Documents or with the trustee, mortgagee or other holder of a Prior Lien) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article Twelve conferred upon the Issuers and any Subsidiary Guarantor, as applicable, with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article Twelve. If the Trustee shall be in possession of any of the Collateral hereunder or under any of the Security Documents, such powers may be exercised by the Trustee, in its discretion.

SECTION 12.07.  Disposition of Securities Retired.

            All Securities received by the Trustee and for whose purchase Trust Moneys are applied under this Article Twelve, if not otherwise cancelled, shall be promptly delivered to the Trustee for cancellation and destruction unless the Trustee shall be otherwise directed in writing by the Issuers. Upon destruction of any Securities, the Trustee shall issue a certificate of destruction to the Issuers.

SECTION 12.08.  Investment of Trust Moneys.

            All or any part of any Trust Moneys held by the Trustee hereunder (except such as may be held for the account of any particular Securities) shall from time to time be invested or reinvested by the Trustee in any Financial Instruments pursuant to the written direction of the Issuers which shall specify the Financial Instruments in which such Trust Moneys shall be invested. Unless an Event of Default occurs and is continuing, any interest on such Financial Instruments (in excess of any accrued interest paid at the time of purchase) which may be received by the Trustee shall be forthwith paid to the Issuers. Such Financial Instruments shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the Cash used by it to purchase such Financial Instruments.

            The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 12.08.

                               ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01.  TIA Controls.

            If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 13.02.  Notices.

            Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Issuers or any Subsidiary Guarantor:


Statia Terminals International N.V.
c/o Statia Terminals, Inc.
800 Fairway Drive
Suite 295
Deerfield Beach, FL  33441

Attention:  James F. Brenner

Facsimile:  (954) 570-3453
Telephone:  (954) 698-0705

if to the Trustee:

Marine Midland Bank
140 Broadway
12th Floor
New York, New York  10005-1180

Attention:  Corporate Trust Department

Facsimile:  (212) 658-6425
Telephone:  (212) 658-6433

            Each of the Issuers, the Subsidiary Guarantors and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuers, the Subsidiary Guarantors and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication mailed to a Holder of Securities shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Holders of Securities. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.  Communications by Holders with Other Holders.

            Holders of Securities may communicate pursuant to TIA ss. 312(b) with other Holders of Securities with respect to their rights under this Indenture, the Securities or the Guarantees. The Issuers, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).


SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Issuers, a Subsidiary Guarantor or a Pledgor to the Trustee to take any action under this Indenture or the Security Documents, the Issuers, such Subsidiary Guarantor or such Pledgor, as the case may be, shall furnish to the Trustee:

            (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05.  Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.08, shall include:

            (1)   a statement that the Person making such
      certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06.  Rules by Trustee, Paying Agent, Registrar.

            The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.  Legal Holidays.

            If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day with the same force and effect as if made on such payment date.

SECTION 13.08.  Governing Law.

            THIS INDENTURE, THE INTERCREDITOR AGREEMENTS, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the nonexclusive jurisdiction of the courts of the State of New York and the U.S. Federal Courts sitting in the City of New York for the purposes of any suit, action or proceeding arising out of or relating to this Indenture. The Issuers and the Subsidiary Guarantors hereby designate and appoint CT Corporation System, 1633 Broadway, New York, New York 10019, as its agent to receive on its behalf service of all process in any proceedings in any court sitting in New York, New York, such service being hereby acknowledged by the Issuers and Subsidiary Guarantors to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Issuers and Subsidiary Guarantors, at their respective address specified in Section 13.02 hereof, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Issuers and Subsidiary Guarantors refuses to accept service, the Issuers and Subsidiary Guarantors hereby agree that service upon them by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Trustee to bring proceedings against the Issuers and Subsidiary Guarantors in the courts of any other jurisdiction.

SECTION 13.09.  No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuers or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.  No Recourse Against Others.

            A director, officer, employee, its direct or indirect stockholder or incorporator, as such, of the Issuers or any of its Subsidiaries, including but not limited to Parent and its stockholders, shall not have any liability for any obligations of the Issuers or the Subsidiary Guarantors under the Securities, this Indenture or the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder of Securities by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 13.11.  Successors.

            All agreements of the Issuers and the Subsidiary Guarantors in this

Indenture, the Securities and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12.  Duplicate Originals.

            All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 13.13.  Severability.

            In case any one or more of the provisions in this Indenture, in the Securities or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.14.  Tax Considerations.

            It is the intention of the parties hereto that for U.S. Federal, state and local income tax purposes: (i) neither the Holders nor the Trustee shall be at any time the owner of the Collateral for U.S. Federal, state or local tax purposes and (ii) the arrangement created hereby is intended solely to be a security arrangement and not a trust and neither the Trustee nor the Holders shall file any returns, reports or other documents or take any position inconsistent therewith for U.S. Federal, state or local tax law purposes.

                                  SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.



                                 STATIA TERMINALS INTERNATIONAL
                                    N.V.


                                 By:  /s/ David B. Pittaway
                                     ---------------------------------
                                     Name: David B. Pittaway
                                     Title: Managing Director



                                 By:  /s/ James G. Cameron
                                     ---------------------------------
                                     Name: James G. Cameron
                                     Title: Managing Director


                                 STATIA TERMINALS CANADA,
                                    INCORPORATED


                                 By:  /s/ David B. Pittaway
                                     ---------------------------------
                                     Name: David B. Pittaway
                                     Title: President


                                 MARINE MIDLAND BANK,
                                    as Trustee


                                 By:  /s/ Eileen M. Hughes
                                     ---------------------------------
                                     Name: Eileen M. Hughes
                                     Title: Assistant Vice President

            IN WITNESS WHEREOF, each of the undersigned Subsidiary Guarantors has caused this Indenture to be duly executed as of this 27th day of November, 1996.

                                 STATIA TERMINALS CORPORATION N.V.


                                 By:  /s/ David B. Pittaway
                                     ---------------------------------
                                     Name: David B. Pittaway
                                     Title: Managing Director


                                 By:  /s/ Justin B. Wender
                                     ---------------------------------
                                     Name: Justin B. Wender
                                     Title: Managing Director and
                                              Secretary


                                 STATIA TERMINALS DELAWARE, INC.


                                 By:  /s/ David B. Pittaway
                                     ---------------------------------
                                     Name: David B. Pittaway
                                     Title: President


                                 STATIA TERMINALS, INC.


                                 By:  /s/ James G. Cameron
                                     ---------------------------------
                                     Name: James G. Cameron
                                     Title: Chairman of the Board and
                                              President


                                 STATIA TERMINALS N.V.

                                 By:  /s/ James G. Cameron
                                     ---------------------------------
                                     Name: James G. Cameron
                                     Title: Managing Director


                                 STATIA TERMINALS HOLDCO II, INC.


                                 By:  /s/ David B. Pittaway
                                     ---------------------------------

                                     Name: David B. Pittaway
                                     Title: President

                                 SABA TRUSTCOMPANY N.V.


                                 By:  /s/ James G. Cameron
                                     ---------------------------------
                                     Name: James G. Cameron
                                     Title: Managing Director


                                 BICEN DEVELOPMENT CORPORATION N.V.


                                 By:  /s/ James G. Cameron
                                     ---------------------------------
                                     Name: James G. Cameron
                                     Title: Managing Director


                                 STATIA TERMINALS SOUTHWEST,INC.


                                 By:  /s/ James G. Cameron
                                     ---------------------------------
                                     Name: James G. Cameron
                                     Title: President


                                 W.P. COMPANY, INC.


                                 By:  /s/ James F. Brenner
                                     ---------------------------------
                                     Name: James F. Brenner
                                     Title: Vice President Finance
                                              and Secretary


                                 SEVEN SEAS STEAMSHIP COMPANY, INC.


                                 By:  /s/ James F. Brenner
                                     ---------------------------------
                                     Name: James F. Brenner
                                     Title: Vice President



                                 STATIA TUGS N.V.


                                 By:  /s/ James G. Cameron
                                     ---------------------------------
                                     Name: James G. Cameron
                                     Title:

                                 SEVEN SEAS STEAMSHIP COMPANY
                                    (SINT EUSTATIUS) N.V.


                                 By:  /s/ James G. Cameron
                                     ---------------------------------
                                     Name: James G. Cameron
                                     Title: Attorney-in-Fact


                                 POINT TUPPER MARINE SERVICES
                                    LIMITED


                                 By:  /s/ James F. Brenner
                                     ---------------------------------
                                     Name: James F. Brenner
                                     Title: Vice President Finance
                                              and Treasurer


                                 STATIA LABORATORY SERVICES, N.V.


                                 By:  /s/ James G. Cameron
                                     ---------------------------------
                                     Name: James G. Cameron
                                     Title: Managing Director

                                 STATIA DELAWARE HOLDCO II, INC.


                                 By:  /s/ David B. Pittaway
                                     ---------------------------------
                                     Name: David B. Pittaway
                                     Title: President

                                                                       EXHIBIT A

                          [FORM OF SERIES A SECURITY]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE U.S. TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S. OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASERS FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

      THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, TRANSFERRED OR DELIVERED AS PART OF ITS INITIAL DISTRIBUTION OR AT ANY TIME THEREAFTER, DIRECTLY OR INDIRECTLY, OTHER THAN TO AFFILIATES OF THE ISSUERS CONTROLLING, UNDER COMMON CONTROL WITH OR CONTROLLED BY THE ISSUERS, PENSION FUNDS, INSURANCE COMPANIES, SECURITIES FIRMS AND OTHER INVESTMENT INSTITUTIONS, CENTRAL GOVERNMENTS, INTERNATIONAL ORGANIZATIONS CREATED UNDER PUBLIC INTERNATIONAL LAW AND OTHER COMPARABLE ENTITIES, INCLUDING, INTER ALIA, FINANCE COMPANIES OF INDUSTRIAL AND FINANCIAL ENTERPRISES, WHO OR WHICH ARE ACTIVE ON A REGULAR AND PROFESSIONAL BASIS IN THE FINANCIAL MARKETS FOR THEIR OWN ACCOUNT.

STATIA TERMINALS INTERNATIONAL N.V.
STATIA TERMINALS CANADA, INCORPORATED

                11 3/4% First Mortgage Note due 2003, Series A


                                                                   CUSIP No.:
No.________________                                                         $

            Statia Terminals International N.V., a Netherlands Antilles

corporation ("Statia"), and Statia Terminals Canada, Incorporated, a corporation organized under the federal laws of Canada (together with Statia, the "Issuers," which term includes any successor corporation), for value received, hereby jointly and severally promise to pay to ____________________ or registered assigns, the principal sum of $135,000,000 United States Dollars, on November 15, 2003.

            Interest Payment Dates: May 15 and November 15, commencing May 15, 1997

            Record Dates:  May 1 and November 1

            Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Issuers have caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

                                 STATIA TERMINALS INTERNATIONAL N.V.


                                 By:_________________________________
                                    Name:
                                    Title:


                                 By:_________________________________
                                    Name:
                                    Title:


                                 STATIA TERMINALS CANADA,
                                    INCORPORATED


                                 By:_________________________________
                                    Name:
                                    Title:


                                 By:_________________________________
                                    Name:
                                    Title:

            This is one of the 11 3/4% First Mortgage Notes due 2003, Series A, described in the within-mentioned Indenture.

                                    MARINE MIDLAND BANK,
                                       as Trustee


                                    By:______________________________
                                          Authorized Signatory

                             (REVERSE OF SECURITY)

STATIA TERMINALS INTERNATIONAL N.V.
STATIA TERMINALS CANADA, INCORPORATED

                11 3/4% First Mortgage Note due 2003, Series A

1.    Interest.

            Statia Terminals International N.V., a Netherlands Antilles corporation ("Statia"), and Statia Terminals Canada, Incorporated, a corporation organized under the federal laws of Canada ("Statia Canada," and together with Statia, the "Issuers"), hereby jointly and severally promise to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuers will pay interest semi-annually on May 15 and November 15 of each year (the "Interest Payment Date"), commencing May 15, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 27, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Issuers shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.    Method of Payment.

            The Issuers shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal and interest by wire transfer of U.S. Federal funds, or interest by check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.    Paying Agent and Registrar.

            Marine Midland Bank (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Registrar or co-Registrar without notice to the Holders; however, the Paying

Agent shall always be the Trustee or any successor trustee, under the Indenture.

4.    Indenture and Guarantees.

            The Issuers issued the Securities under an Indenture, dated as of November 27, 1996 (the "Indenture"), among the Issuers, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA, except as provided in the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are secured obligations of the Issuers limited in aggregate principal amount to $135,000,000. Payment on each Security is guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Ten of the Indenture.

5.    Redemption.

            (a) Optional Redemption. The Securities will be redeemable, at the Issuers' option, in whole at any time or in part from time to time, on and after November 15, 2000 at the following redemption prices (expressed as percentages of the principal amount), together with accrued and unpaid interest, if any, thereon to the Redemption Date if redeemed during the 12-month period beginning November 15:

            Year                                 Percentage
            ----                                 ----------

            2000......................................................105.875%
            2001  ....................................................102.938%
            2002......................................................100.000%

provided that the Issuers may not redeem the Securities prior to the Fifth Anniversary with the proceeds of Asset Sales.


            (b) Optional Redemption upon Public Equity Offering. On or prior to November 15, 1999, the Issuers may redeem up to 35% of the aggregate principal amount of the Securities with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 111.175% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date; provided that (a) at least $88 million aggregate principal amount of the Securities remain outstanding immediately after the occurrence of such redemption and (b) such redemption occurs within 60 days of the date of the closing of any such Equity Offering.

            (c) Tax Redemption. The Securities will be subject to redemption, in whole but not in part, at the option of the Issuers at any time at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, if either of the Issuers or the Subsidiary Guarantors, as the case may be, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts or Reimbursement Payments as a result of a change in, or amendment to, the laws, treaties, regulations or rulings of any Taxing Authority, or any change in, or amendment to, any official position regarding the application or interpretation of such laws, regulations, treaties or rulings, which change or amendment is announced or becomes effective on or after the Issue Date; provided that the Issuers or the Subsidiary Guarantors, as the case may be, determine, in their business judgment, that the obligation to pay such Additional Amounts or Reimbursement Payments cannot be avoided by the use of reasonable measures available to the Issuers or the Subsidiary Guarantors, as the case may be, (not including substitution of the obligors under the Securities).

            (d) Selection of Securities for Redemption. If less than all of the Securities are to be redeemed at any time, selection of the Securities to be redeemed will be made by the Trustee from among the outstanding Securities on a pro rata basis, by lot or by any other method permitted in the Indenture.

6.    Notice of Redemption.

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

            If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

7.    Offers to Purchase.

            The Indenture provides that following certain Asset Sales, takings by eminent domain and casualty occurrences, and subject to further limitations contained therein, the Issuers shall make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture. In addition, an Event of Default shall occur under the Indenture as a result of a Change of Control or upon the occurrence of significant Asset Sales, takings or destructions, on or prior to the Fifth Anniversary. Any such Event of Default may be cured if an Offer to Purchase is made and consummated as described in the Indenture.

8.    Security Documents.

            In order to secure the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Pledgors have granted Liens on the Collateral to the Trustee for the benefit of the Trustee and the Holders of Securities pursuant to the Indenture, the Intercreditor Agreements and the Security Documents.

            Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents and the Intercreditor Agreements, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

            The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of any of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

            Under certain circumstances set forth in the Indenture, the Issuers may incur Additional Secured Indebtedness that will share ratably in the Collateral with Holders of the Securities.

9.    Denominations; Transfer; Exchange.

            The Securities are in registered form, without coupons, in denominations of U.S.$1,000 and integral multiples of U.S.$1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any Security being redeemed in part.

10.   Persons Deemed Owners.

            The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.   Unclaimed Funds.

            If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Issuers at their request. After that, all liability of the Trustee and Paying Agent with respect to such funds shall cease.

12.   Discharge.

            The Issuers may be discharged from their obligations under the Indenture and the Securities except for certain provisions thereof, upon satisfaction of certain conditions specified in the Indenture.

13.   Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent (which may include consents obtained in connection with a tender offer or exchange offer for securities) of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (75% with respect to the Change of Control provisions and the obligation to make an Offer to Purchase), and any existing Default or Event of Default or compliance with any provision may be waived other than any continuing Default or Event of Default in the payment of the principal amount of, premium, if any, or interest on the Securities with the consent (which may include consents obtained in connection with a tender offer or exchange offer for securities) of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of any Holder, the parties thereto may amend or supplement the Indenture, the Security Documents or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities to provide for the assumption of the Issuers' obligations to Holders in the case of a merger or acquisition or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

14.   Restrictive Covenants.

            The Indenture contains certain covenants that, among other things, limit the ability of the Issuers and their subsidiaries to make Restricted Payments, to incur Indebtedness, to create Liens, to issue preferred or other Capital Stock of Subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Issuers, to consolidate, merge or sell all or substantially all of their assets, to engage in transactions with Affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Issuers must report to the Trustee on compliance with such limitations.

15.   Defaults and Remedies.

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, any Intercreditor Agreement, the Security Documents or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

16.   Trustee Dealings with Issuers.

            The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuers, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.   No Recourse Against Others.

            No director, officer, employee, direct or indirect stockholder or incorporator, as such, of the Issuers or any of their Subsidiaries, including but not limited to Parent and its stockholders, shall have any liability for any obligation of the Issuers under the Securities or the Indenture, or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.


18.   Authentication.

            This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19.   Abbreviations and Defined Terms.

            Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.   CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.   Registration Rights.

            Pursuant to the Registration Rights Agreement, the Issuers will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Security shall, subject to certain limitations, have the right to exchange this Series A Security for the Issuers' [___]% First Mortgage Notes due 2003, Series B (the "Series B Securities"), which will be registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Securities. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

            The Issuers will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:
Statia Terminals International N.V., 800 Fairway Drive, Suite 295, Deerfield Beach, FL 33441 Attn:
James F. Brenner.

                                   GUARANTEE

            The Subsidiary Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor Person under the Indenture) have unconditionally guaranteed on a senior basis (such guarantee by each Subsidiary Guarantor being referred to herein as the

"Guarantee") (i) the due and punctual payment of the principal amount of, premium and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal amount and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            No director, officer, employee, direct or indirect stockholder or incorporator, as such, of any Subsidiary Guarantor, including but not limited to Parent and its stockholders, shall have any liability for any obligations of the Subsidiary Guarantors under the Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.

            The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                 STATIA TERMINALS CORPORATION N.V.


                                 By:_________________________________
                                    Name:
                                    Title:


                                 By:_________________________________
                                    Name:
                                    Title:

                                 STATIA TERMINALS DELAWARE, INC.


                                 By:_________________________________
                                    Name:
                                    Title:


                                 By:_________________________________
                                    Name:
                                    Title:


                                 STATIA TERMINALS, INC.



                                 By:_________________________________
                                    Name:
                                    Title:


                                 By:_________________________________
                                    Name:
                                    Title:


                                 STATIA TERMINALS N.V.


                                 By:_________________________________
                                    Name:
                                    Title:


                                 By:_________________________________
                                    Name:
                                    Title:


                                 STATIA TERMINALS HOLDCO II, INC.


                                 By:_________________________________
                                    Name:
                                    Title:

                                 SABA TRUSTCOMPANY N.V.


                                 By:_________________________________
                                    Name:
                                    Title:


                                 By:_________________________________
                                    Name:
                                    Title:


                                 BICEN DEVELOPMENT CORPORATION N.V.


                                 By:_________________________________
                                    Name:

                                    Title:


                                 By:_________________________________
                                    Name:
                                    Title:


                                 STATIA TERMINALS SOUTHWEST,INC.


                                 By:_________________________________
                                    Name:
                                    Title:


                                 By:_________________________________
                                    Name:
                                    Title:


                                 W.P. COMPANY, INC.


                                 By:_________________________________
                                    Name:
                                    Title:


                                 By:_________________________________
                                    Name:
                                    Title:

                                 SEVEN SEAS STEAMSHIP COMPANY, INC.


                                 By:_________________________________
                                    Name:
                                    Title:


                                 By:_________________________________
                                    Name:
                                    Title:


                                 SEVEN SEAS STEAMSHIP COMPANY (SINT EUSTATIUS)
                                    N.V.



                                 By:_________________________________
                                    Name:
                                    Title:


                                 By:_________________________________
                                    Name:
                                    Title:


                                 POINT TUPPER MARINE SERVICES LIMITED


                                 By:_________________________________
                                    Name:
                                    Title:


                                 By:_________________________________
                                    Name:
                                    Title:

                                 STATIA LABORATORY SERVICES, N.V.


                                 By:_________________________________
                                    Name:
                                    Title:


                                 By:_________________________________
                                    Name:
                                    Title:


                                 STATIA TUGS N.V.


                                 By:_________________________________
                                    Name:
                                    Title:


                                 By:_________________________________
                                    Name:
                                    Title:



                                 STATIA DELAWARE HOLDCO II, INC.


                                 By:_________________________________
                                    Name:
                                    Title:


                                 By:_________________________________
                                    Name:
                                    Title:

                                ASSIGNMENT FORM

I or we assign and transfer this Security to
________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ________________________________________________________
agent to transfer this Security on the books of the Issuers.
The agent may substitute another to act for him.


Dated:________________                      Signed:_____________________________
                                                   (Sign exactly as name appears
                                                   on the other side of this
                                                   Security)


Signature Guarantee: ___________________________________________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                      OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.15 or Section 6.14 of the Indenture, check the appropriate box:

Section 4.15 [_____] or Section 6.14 [_____]

            If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.15 or Section 6.14 of the Indenture, state the amount: $_____________


Date: ___________________         Your Signature: ______________________________
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  this Security)


Signature Guarantee: ___________________________________________________________

                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B


                          [FORM OF SERIES B SECURITY]


STATIA TERMINALS INTERNATIONAL N.V.
STATIA TERMINALS CANADA, INCORPORATED

                11 3/4% First Mortgage Note due 2003, Series B

                                                                CUSIP No.:______

No.________________                                             $_______________

            Statia Terminals International N.V., a Netherlands Antilles corporation ("Statia"), and Statia Terminals Canada, Incorporated, a corporation organized under the federal laws of Canada ("Statia Canada" and, together with Statia, the "Issuers," which term includes any successor corporation), for value received, hereby jointly and severally promise to pay to _______________________ or registered assigns, the principal sum of $135,000,000 United States Dollars, on November 15, 2003.

            Interest Payment Dates: May 15 and November 15 commencing May 15,
1997

            Record Dates:  May 1 and November 1

            Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Issuers have caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

                                STATIA TERMINALS INTERNATIONAL N.V.


                                 By:_________________________________
                                    Name:
                                    Title:


                                By: ________________________________
                                     Name:

                                     Title:

                                STATIA TERMINALS CANADA, INCORPORATED


                                 By:_________________________________
                                    Name:
                                    Title:


                                 By:_________________________________
                                    Name:
                                    Title:

            This is one of the 11 3/4% First Mortgage Notes due 2003, Series B, described in the within-mentioned Indenture.

                                    Marine Midland Bank,
                                      as Trustee


                                    By _______________________________
                                            Authorized Signatory

                             (REVERSE OF SECURITY)

STATIA TERMINALS INTERNATIONAL N.V.
STATIA TERMINALS CANADA, INCORPORATED

                11 3/4% First Mortgage Note due 2003, Series B

1.    Interest.

            Statia Terminals International N.V., a Netherlands Antilles corporation ("Statia"), and Statia Terminals Canada, Incorporated, a corporation organized under the federal laws of Canada ("Statia Canada" and, together with Statia, the "Issuers"), hereby jointly and severally promise to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuers will pay interest semi-annually on May 15 and November 15 of each year (the "Interest Payment Date"), commencing May 15, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 27, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Issuers shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.    Method of Payment.

            The Issuers shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal and interest by wire transfer of U.S. Federal funds, or interest by check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.    Paying Agent and Registrar.

            Marine Midland Bank (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Registrar or co-Registrar without notice to the Holders; however the Paying Agent shall always be the Trustee or any successor trustee under the Indenture.


4.   Indenture and Guarantees.

            The Issuers issued the Securities under an Indenture, dated as of November 27, 1996 (the "Indenture"), among the Issuers, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA, except as provided in the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are secured obligations of the Issuers limited in aggregate principal amount to $135,000,000. Payment on each Security is guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Ten of the Indenture.

5.    Redemption.

            (a) Optional Redemption. The Securities will be redeemable, at the Issuers' option, in whole at any time or in part from time to time, on and after November 15, 2000 at the following redemption prices (expressed as percentages of the principal amount), together with accrued and unpaid interest, if any, thereon to the Redemption Date if redeemed during the twelve-month period beginning November 15:

            Year                                 Percentage
            ----                                 ----------

            2000......................................................105.875%
            2001......................................................102.938%
            2002......................................................100.000%

provided that the Issuers may not redeem the Securities prior to the Fifth Anniversary with the proceeds of Asset Sales.

            (b) Optional Redemption upon Public Equity Offering. On or prior to November 15, 1999, the Issuers may redeem up to 35% of the aggregate principal amount of the Securities with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 111.75% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date; provided that
(a) at least $88 million aggregate principal amount of the Securities remain outstanding immediately after the occurrence of such redemption and (b) such redemption occurs within 60 days of the date of the closing of any such Equity Offering.


            (c) Tax Redemption. The Securities will be subject to redemption, in whole but not in part, at the option of the Issuers at any time at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, if either of the Issuers or the Subsidiary Guarantors, as the case may be, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts or Reimbursement Payments as a result of a change in, or amendment to, the laws, treaties, regulations or rulings of any Taxing Authority, or any change in, or amendment to, any official position regarding the application or interpretation of such laws, regulations, treaties or rulings, which change or amendment is announced or becomes effective on or after the Issue Date; provided that the Issuers or the Subsidiary Guarantors, as the case may be, determine, in their business judgment, that the obligation to pay such Additional Amounts or Reimbursement Payments cannot be avoided by the use of reasonable measures available to the Issuers or the Subsidiary Guarantors, as the case may be, (not including substitution of the Obligors under the Securities).

            (d) Selection of Securities for Redemption. If less than all of the Securities are to be redeemed at any time, selection of the Securities to be redeemed will be made by the Trustee from among the Outstanding Securities on a pro rata basis, by lot or by any other method permitted in the Indenture.

6.    Notice of Redemption.

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

            If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

7.    Offers to Purchase.

            The Indenture provides that following certain Asset Sales, takings by eminent domain and casualty occurrences, and subject to further limitations contained therein, the Issuers shall make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture. In addition, an Event of Default shall occur under the Indenture as a result of a Change of Control or upon the occurrence of significant Asset Sales, takings or destructions, prior to the Fifth Anniversary. Any such Event of Default may be cured if an offer to purchase is made and consummated as described in the

Indenture.

8.    Security Documents.

            In order to secure the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Pledgors have granted Liens on the Collateral to the Collateral Agent for the benefit of the Trustee and the Holders of Securities pursuant to the Indenture, the Intercreditor Agreement and the Security Documents.

            Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents and the Intercreditor Agreement, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

            The Trustee, the Collateral Agent and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of any of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

            Under certain circumstances set forth in the Indenture, the Issuers may incur Additional Secured Indebtedness that will share ratably in the Collateral with Holders of the Securities.

9.    Denominations; Transfer; Exchange.

            The Securities are in registered form, without coupons, in denominations of U.S.$1,000 and integral multiples of U.S.$1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

10.   Persons Deemed Owners.


            The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.   Unclaimed Funds.

            If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Issuers at its request. After that, all liability of the Trustee and Paying Agent with respect to such funds shall cease.

12.   Discharge.

            The Issuers may be discharged from their obligations under the Indenture and the Securities except for certain provisions thereof upon satisfaction of certain conditions specified in the Indenture.

13.   Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture, or the Securities may be amended or supplemented with the written consent (which may include consents obtained in connection with a tender offer or exchange offer for securities) of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (75% with respect to the Change of Control provisions and the Obligation to make an Offer to Purchase), and any existing Default or Event of Default or compliance with any provision may be waived other than any continuing Default or Event of Default in the payment of the principal amount of, premium, if any, or interest on the Securities with the consent (which may include consents obtained in connection with a tender offer or exchange offer for securities) of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of any Holder, the parties thereto may amend or supplement the Indenture, the Security Documents or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities to provide for the assumption of the Issuers' obligations to Holders in the case of a merger or acquisition or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

14.   Restrictive Covenants.

            The Indenture contains certain covenants that, among other things, limit the ability of the Issuers and their subsidiaries to make Restricted Payments, to incur Indebtedness, to create Liens, to issue preferred or other Capital Stock of Subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Issuers, to consolidate, merge or sell all or substantially all of their assets, to engage in transactions with Affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Issuers must report to the Trustee on compliance with such limitations.

 15.  Defaults and Remedies.

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Intercreditor Agreement, the Security Documents or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

16.   Trustee Dealings with Issuers.

            The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuers, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.   No Recourse Against Others.

            No director, officer, employee, direct or indirect stockholder or incorporator, as such, of the Issuers or any of their Subsidiaries, including but not limited to Parent and its stockholders, shall have any liability for any obligation of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

18.   Authentication.

            This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19.   Abbreviations and Defined Terms.

            Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

 20.  CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

                                   GUARANTEE

            The Subsidiary Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor Person under the Indenture) have unconditionally guaranteed on a senior basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal amount of, premium and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal amount and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            No director, officer, employee, direct or indirect stockholder or incorporator, as such, of any Subsidiary Guarantor, including but not limited to Parent and its stockholders, shall have any liability for any obligations of the Subsidiary Guarantors under the Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.

            The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                 STATIA TERMINALS CORPORATION N.V.


                                 By:_________________________________
                                    Name:
                                    Title:


                                 By:_________________________________
                                    Name:
                                    Title:

                                 STATIA TERMINALS DELAWARE, INC.


                                 By:_________________________________
                                    Name:
                                    Title:



                                 STATIA TERMINALS, INC.


                                 By:_________________________________
                                    Name:
                                    Title:


                                 STATIA TERMINALS N.V.


                                 By:_________________________________
                                    Name:
                                    Title:


                                 STATIA DELAWARE HOLDCO II, INC.


                                 By:_________________________________
                                    Name:
                                    Title:


                                 SABA TRUSTCOMPANY N.V.


                                 By:_________________________________
                                    Name:
                                    Title:


                                 BICEN DEVELOPMENT CORPORATION N.V.


                                 By:_________________________________
                                    Name:
                                    Title:

                                 STATIA TERMINALS SOUTHWEST,INC.


                                 By:_________________________________
                                    Name:
                                    Title:


                                 W.P. COMPANY, INC.



                                 By:_________________________________
                                    Name:
                                    Title:


                                 SEVEN SEAS STEAMSHIP COMPANY, INC.


                                 By:_________________________________
                                    Name:
                                    Title:


                                 SEVEN SEAS STEAMSHIP COMPANY (SINT EUSTATIUS)
                                    N.V.


                                 By:_________________________________
                                    Name:
                                    Title:


                                 POINT TUPPER MARINE SERVICES LIMITED


                                 By:_________________________________
                                    Name:
                                    Title:


                                 STATIA LABORATORY SERVICES, N.V.


                                 By:_________________________________
                                    Name:
                                    Title:

                                 STATIA TUGS N.V.


                                 By:_________________________________
                                    Name:
                                    Title:

                                ASSIGNMENT FORM

I or we assign and transfer this Security to
________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ________________________________________________________
agent to transfer this Security on the books of the Issuers.
The agent may substitute another to act for him.


Dated:________________                      Signed:_____________________________
                                                   (Sign exactly as name appears
                                                   on the other side of this
                                                   Security)


Signature Guarantee: ___________________________________________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                      OPTION OF HOLDER TO ELECT PURCHASE


            If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.15 or Section 6.14 of the Indenture, check the appropriate box:

Section 4.15 [_____] or Section 6.14 [_____]

            If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.15 or Section 6.14 of the Indenture, state the amount: $___________


Dated:________________                      Signed:_____________________________
                                                   (Sign exactly as name appears
                                                   on the other side of this
                                                   Security)


Signature Guarantee: ___________________________________________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT C

                     FORM OF LEGEND FOR GLOBAL SECURITIES

            Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

            THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D

CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF SECURITIES

       Re:  11 3/4% First Mortgage Notes due 2003,
            Series A (the "Securities") of
            Statia Terminals International N.V. and
            Statia Terminals Canada, Incorporated

            This Certificate relates to $_______ principal amount of Securities held in the form of* ___ a beneficial interest in a Global Security or* _______ Physical Securities by ______ (the "Transferor").

The Transferor:*

        |_| has requested by written order that the Registrar deliver in exchange for its beneficial interest in a Global Security held by the Depositary a Physical Security or Physical Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

        |_| has requested the Registrar by written order to exchange or register the transfer of a Physical Security or Physical Securities.

            In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Securities does not require registration under the Securities Act of 1933, as amended (the "Act") because*:

        |_| Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16(a)(II)(A) or Section 2.16(d)(i)(A) of the Indenture).

        |_| Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

        |_| Such Security is being transferred to an institutional "accredited investor" (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Act.

        |_| Such Security is being transferred in reliance on Regulation S under the Act.

        |_| Such Security is being transferred in accordance with Rule 144 under the Act.

        |_| Such Security is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Act.


_______________________________
[INSERT NAME OF TRANSFEROR]


By:   _________________________
      [Authorized Signatory]

Date:  _______________________
       *Check applicable box.

                                                                       EXHIBIT E

Form of Certificate To Be
Delivered in Connection with
Transfers to Institutional Accredited Investors

                                                         ______________,_____

Trustee
[Address]


       Re:  Statia Terminals International N.V.
            and Statia Terminals Canada, Incorpo-
            rated (collectively, the "Issuers")
            under the Indenture (the "Indenture")
            relating to 11 3/4% First Mortgage
            Notes due 2003, Series A

Ladies and Gentlemen:

            In connection with our proposed purchase of 11 3/4% First Mortgage Notes due 2003, Series A (the "Securities"), of the Issuers, we confirm that:

            (1) We have received such information as we deem necessary in order to make our investment decision.

            (2) We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            (3) We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of each account for which we acquire any Securities, that, prior to (x) the date which is three years after the later of the date of original issuance of the Securities and (y) such later date, if any, as may be required by applicable laws, the Securities may be offered, resold, pledged or otherwise transferred only (a) to the Issuers, (b) inside the United States to a Person whom we reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act, (c) inside the United States to a Person we reasonably believe to be an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Trustee a signed letter substantially in the form hereof, (d) outside the United States to Persons other than U.S. Persons in offshore transactions meeting the requirements of Rule 904 under Regulation S under the Securities Act, (e) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (f) pursuant to an effective registration statement under the Securities Act or (g) pursuant to another available exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, and we further agree to provide to any Person purchasing Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

            (4) We understand that, on any proposed resale of Securities, we will be required to furnish to the Trustee and the Issuers, such certification, legal opinions and other information as the Trustee and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

            (5) We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

            (6) We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,

                                          [Name of Transferor]


                                          By:_______________________________
                                                [Authorized Signatory]

            Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:


Name:________________________________
Address:_____________________________
Taxpayer ID Number:__________________

                                                                       EXHIBIT F



Form of Certificate To Be
Delivered in Connection
with Regulation S Transfers

                                                         ______________,_____

Trustee
[address]

       Re:  Statia Terminals International, N.V. and
            Statia Terminals Canada, Incorporated
            (collectively, the "Issuers") 11 3/4%
            First Mortgage Notes due 2003, Series A
            (the "Securities")


Ladies and Gentlemen:

            In connection with our proposed sale of $135,000,00 aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Securities was not made to a Person in the United States;

            (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any Person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (5) we have advised the transferee of the transfer restrictions applicable to the Securities.


            You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,

                                          [Name of Transferor]


                                          By:_______________________________
                                              [Authorized Signature]


            Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:


Name:________________________________
Address:_____________________________
Taxpayer ID Number:__________________

                                                                       Exhibit K

              [FORM OF ADDITIONAL LENDER INTERCREDITOR AGREEMENT]

            INTERCREDITOR AGREEMENT, dated as of , , among MARINE MIDLAND BANK, a banking corporation and trust company organized and existing under the laws of the State of New York, as trustee under the Indenture (as hereinafter defined) (in such capacity, and together with any successors in such capacity, the "Trustee"), and __________, as representative, trustee or agent under _______________ (in such capacity, and together with any successors in such capacity, the "Representative").

                               R E C I T A L S :

            A. The Trustee is the trustee under that certain indenture dated as of November 27, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"; capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Indenture), by and among STATIA TERMINALS INTERNATIONAL N.V. ("Statia") and STATIA TERMINALS CANADA, INCORPORATED ("Statia Canada"; together with Statia, the "Issuers"), the Subsidiary Guarantors and the Trustee, pursuant to which the Issuers have issued their 11 3/4% First Mortgage Notes due 2003 (the "First Mortgage Notes") in the aggregate principal amount of U.S.$135,000,000. It is contemplated that the Issuers may, after the Issue Date, issue certain exchange notes (the "Exchange Notes"; together with the First Mortgage Notes, the "Notes") pursuant to the Indenture.

            B. The Indenture contemplates that the Issuers may incur Additional Secured Indebtedness so long as (i) such Indebtedness is incurred in accordance with Section 4.14 of the Indenture and (ii) the Consolidated Fixed Charge Coverage Ratio determined in accordance with Section 4.04 of the Indenture is satisfied. Pursuant to the Indenture, the holder of such Additional Secured Indebtedness may share ratably in the Collateral with the Holders of the Notes; provided, however, that the holder of such Additional Secured Indebtedness executes and delivers this agreement.

            C. To secure the payment and performance of the Issuers' and Subsidiary Guarantors' obligations under the Indenture, the Guarantees and the Notes, the Issuers and

Subsidiary Guarantors have, pursuant to the Security Documents, granted mortgage liens on and security interests in the Collateral to the Trustee for its benefit and for the benefit of the Holders of the Notes and the holders of Additional Secured Indebtedness (collectively, the "Secured Parties").

            D. The Representative is the holder of that certain [Note or Credit Agreement] (the "Representative Debt"), which is being entered into in connection with the incurrence of the Additional Secured Indebtedness permitted by, and incurred in accordance with, the provisions of the Indenture.

            E. The parties hereto wish to enter into this agreement in order to set forth their understanding with respect to certain matters, including, without limitation, to clarify the rights of the Trustee and the duties and responsibilities of the Trustee and to confirm that the Representative Debt and the Notes shall be equally and ratably secured by the Collateral.

                              A G R E E M E N T :

            The parties hereto agree as follows:

            SECTION 1. Definitions. The following terms used herein shall have the following meanings:

            "Note Obligations" shall mean all unpaid principal of, and accrued interest on, the Notes and all other obligations and liabilities of the Issuers and the Subsidiary Guarantors to the Trustee and to the Holders of the Notes now existing or hereafter incurred, under, arising out of or in connection with the Notes, the Indenture or the Guarantees.

            "Representative Debt Agreements" shall mean the agreements entered into by the Issuers and/or the Subsidiary Guarantors governing or evidencing any Additional Secured Indebtedness, copies of which are annexed hereto.

            "Representative Debt Obligations" shall mean all the unpaid principal of, and accrued interest on, any Additional Secured Indebtedness and all other obligations and liabilities of the Issuers and the Subsidiary Guarantors to the Representative under, arising out of, or in connection with, any Representative Debt Agreement.

            "Secured Obligations" shall mean, collectively, the Note Obligations and the Representative Debt Obligations.

            SECTION 2. Appointment As Agent. The Representative, on behalf of itself and the holders of the Representative Debt, hereby designates and appoints the Trustee to serve as agent, and irrevocably authorizes (and each holder of the Representative Debt, by its acceptance of any note or other instrument evidencing the Representative Debt or the benefit thereof, shall be deemed irrevocably to have authorized) the Trustee to act as agent therefor for the purposes of executing and delivering, on behalf thereof, the Security Documents and, subject to the provisions of this agreement, enforcing the Secured Parties' rights in respect of the Collateral and the obligations of the Issuers and the Subsidiary Guarantors under the Security Documents.

            SECTION 3. Exercise of Remedies. The Representative shall not exercise any remedy in respect of the Collateral under the terms of the Representative Debt Agreements including, without limitation, any action to foreclose on or cause the conveyance of the Collateral, other than as set forth herein. So long as any of the Note Obligations shall be outstanding, the Trustee shall have the exclusive right to initiate, direct or forbear from exercising any and all enforcement, foreclosure, sale or other actions relating to any Collateral and the Representative's rights in respect thereof and of any such actions shall be limited to joining any judicial proceeding relating thereto. The Trustee shall have no duty or obligation with respect to the Collateral or any of the Security Documents except as expressly provided in the Indenture, and neither the Representative nor the holder of any Additional Secured Indebtedness shall have any rights to direct the Trustee or cause the Trustee to take any actions hereunder or under the Indenture. Nothing in this agreement shall create or be deemed to create a fiduciary relationship of any kind between the Trustee and the Representative or any holder of Additional Secured Indedtedness.

            SECTION 4. Representations. The Representative represents and warrants to the Trustee that (i) the Representative Debt is permitted to be incurred by the Issuers pursuant to the Indenture, (ii) the Lien securing such Representative Debt is (a) pari passu to the Liens granted pursuant to the Security Documents and (b) permitted to be incurred pursuant to the Indenture.

            SECTION 5. Application of Proceeds. In the event that, pursuant to the provisions of Section 3 above, the Trustee forecloses on and sells or otherwise receives proceeds in respect of any of the Collateral, the proceeds of any such sale or other transaction shall be applied as follows:

            First: to the payment of all costs and expenses payable to the Trustee in connection with such sale or other transaction and any legal proceedings relating thereto, and all other amounts due the Trustee under
Section 7.07 of the Indenture;

            Second: to the payment of all costs and expenses payable to the Representative in connection with such sale or other transaction;

            Third: pro rata to the Trustee and the Representative based on (i) the aggregate amount of Note Obligations then outstanding and (ii) the aggregate amount of Representative Debt Obligations then outstanding and permitted to be incurred under the Indenture, in each case after giving effect to the payments made pursuant to clauses First and Second above; and

            Fourth: any surplus, if any, remaining after payment in full of the Note Obligations and any other amounts owing under the Indenture and the Representative Debt Obligations, shall be paid over to the Issuers or to whosoever may be lawfully entitled thereto.

            SECTION 6.  Disclaimers, Indemnity, Etc.

            (a) The Trustee shall have no duties or responsibilities except those expressly set forth in this agreement, the Indenture and the Security Documents. The Trustee shall not be responsible to any Secured Party for any recitals, statements, representations or warranties contained in this agreement, the Indenture, the Notes, the Guarantees, the Security Documents or any Representative Debt Agreement (collectively, the "Financing Agreements") or in any certificate or other document referred to or provided for in, or received by any of them under, any of the Financing Agreements, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Financing Agreements or any other document referred to or provided for therein or any Lien under the Security Documents or the perfection or priority of any such Lien or for any failure by any party to perform any of its respective obligations under any of the Financing Agreements. The Trustee may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Trustee nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

            (b) The Trustee shall be entitled to rely upon any certification, notice or other communication (including any thereof by telex, telecopy, telegram or (cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Issuers or the Subsidiary Guarantors), independent accountants and other experts selected by the Trustee. The Trustee shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with the Indenture, and any action taken or failure to act pursuant thereto, shall be binding on all of the Secured Parties.

            (c) The Trustee (on behalf of the Holders of the Notes) and the Representative (on behalf of the holders of the Representative Debt) agree that the Secured Parties represented by each of them shall indemnify the Trustee, ratably in accordance with the amount of the Secured Obligations held by such Secured Parties, to the extent neither reimbursed by the Issuers or the Subsidiary Guarantors nor reimbursed out of any proceeds pursuant to the applicable provisions of the Security Documents, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Trustee in any way relating to or arising out of any of the Financing Agreements or any other documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms of any thereof; provided, however, that no such Secured Party shall be liable for any of the foregoing to the extent they arise from the negligence or willful misconduct of the Trustee.

            (d) Except for action expressly required of the Trustee hereunder,

the Trustee shall, notwithstanding anything to the contrary in Section 6(c) hereof, in all cases be fully justified in failing or refusing to act hereunder or under any or all of the Security Documents unless and until it shall be further indemnified to its satisfaction by the Secured Parties against any and all loss, cost, expense or liability which may be incurred by it by reason of taking or refusing to take any such action. The Trustee shall not be required to take any action that is in its opinion contrary to law or to the terms of this agreement or any or all of the Security Documents, or which would in its opinion subject it or any of its officers, employees or directors to liability.

            (e) The Trustee may deem and treat the payee of any promissory note or other evidence of indebtedness relating to the Secured Obligations as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof, signed by such payee and in form satisfactory to the Trustee, shall have been filed with the Trustee. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such note or other evidence of indebtedness shall be conclusive and binding on any subsequent holder, transferee or assignee of such note or other evidence of indebtedness and of any note or notes or other evidences of indebtedness issued in exchange therefor.

            (f) Except as expressly provided herein and in the Security Documents, the Trustee shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Collateral. The Trustee shall incur no liability as a result of any sale of any Collateral at any private sale.

            (g) Until such time as the Secured Obligations shall have been paid in full, the Trustee may at any time, by giving written notice to the other parties hereto, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (A) the appointment of a successor Trustee and (B) the acceptance of such appointment by such successor Trustee. If no successor Trustee shall be appointed and shall have accepted such appointment within 90 days after the Trustee gives the aforesaid notice of resignation, the Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor shall have been appointed pursuant to the Indenture. The Trustee who has resigned shall be entitled to all fees, costs and expenses to the extent incurred or arising, or relating to events occurring, before its resignation or removal.

            (h) In no event shall the Trustee or any party or Secured Party be liable or responsible for any funds or investments of funds held by either of the Issuers or any Subsidiary Guarantor.

            (i) In the performance of its duties or obligations hereunder, the Trustee shall be entitled to the benefits and exculpations set forth in Articles Seven, Eleven and Twelve of the Indenture.

            SECTION 7. Sale of Collateral. The Representative agrees that the

Trustee shall have the right at any time and from time to time pursuant to the Indenture to permit, or to forbear from permitting, the Issuers and the Subsidiary Guarantor to sell or convey all or any portion of assets constituting Collateral to any third party. In the event that the Trustee consents to any sale or disposition of any of the Collateral, the Liens on or pledges of the Collateral pursuant to the Representative Debt Agreements shall be deemed released upon the consummation of any such transaction. In connection therewith, the Representative shall, upon request of the Trustee, execute and deliver to the Issuers such mortgage satisfactions or other releases or appropriate instruments to evidence the release or termination of such Lien on or pledge of the Collateral as the Issuers or the Trustee shall request.

            SECTION 8. Amendments; Refinancings. The Representative shall not agree to any amendment of the Representative Debt Agreements affecting or relating to the

Collateral without the prior written consent of the Trustee. Nothing herein shall limit the ability of the Issuers or the Subsidiary Guarantors and the Trustee to agree to any refinancing terms, whether secured or unsecured, or to any amendment or waiver relating to the Indenture, the Notes or the Security Documents.

            SECTION 9. Representative Cooperation in Refinancings. If there shall be any refinancing or similar arrangement with respect to the obligations under the Indenture (including subsequent refinancings) and the obligations under such refinancing or other arrangement are secured by the Collateral, the Representative shall enter into such amendments to this agreement or new agreements as the Issuers shall request so that the representative, trustee or agent under such refinancing or other arrangement shall have substantially similar rights as the Trustee hereunder.

            SECTION 10. Termination. This agreement shall terminate on the earlier to occur of (i) the payment or performance in full of all obligations of the Issuers and Subsidiary Guarantors under the Indenture or under any agreement or agreements pursuant to which such obligations are refinanced in whole or in part (including subsequent refinancings) and/or (ii) the payment or performance in full of all obligations of the Issuers or the Subsidiary Guarantors under the Representative Debt Agreements. The Trustee shall (i) execute and deliver all documents, agreements or other instruments as shall be necessary to transfer or assign all the claims, estates, properties, rights, powers, trusts, duties, authority and title of the Trustee hereunder and under the Security Documents to the Representative and (ii) deliver all Collateral held by it or its agents to the Representative.

            SECTION 11. Possession of Collateral. The Trustee shall hold any Collateral in its possession for the benefit of itself, the Secured Parties and the Representative.

            SECTION 12. No Benefit. This agreement shall not confer any rights or benefits on the Issuers or the Subsidiary Guarantors, and is intended solely for the benefit of the parties hereto and their respective beneficiaries and successors and assigns.

            SECTION 13. Notices. Any notice hereunder to (i) the Trustee shall be given to the address and in the manner provided for in the Indenture and (ii) the Representative shall be given to the addresses and in the manner provided for in the Representative Debt Agreements.

            SECTION 14. Successors and Assigns. This agreement shall inure to the benefit of and be binding upon the parties' respective successors and assigns.

            SECTION 15. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law.

            SECTION 16. Counterparts. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, this agreement was executed and delivered as of the date first set forth above.


MARINE MIDLAND BANK,
  as Trustee


By:_____________________________________________________________________________
   Name:
   Title:


[Name of Representative]


By:_____________________________________________________________________________
   Name:
   Title: